UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Laboratory Corporation of America Holdings

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LabCorp

2020

Proxy Statement

& Annual Meeting of Shareholders

DEAR SHAREHOLDER:

“In 2020, we have a clear strategy that is focused on our customers and leverages our science, technology, and delivery to improve health and improve lives.” ADAM H. SCHECHTER

On behalf of management and the board of directors, we thank you for your investment in Laboratory Corporation of America Holdings. It is my pleasure to invite you to join us for the 2020 Annual Meeting of LabCorp, being held on Wednesday, May 13, 2020, at 9:00 a.m. Eastern Daylight Time. The 2020 Annual Shareholder Meeting will be webcast live at www.virtualshareholdermeeting.com/LH2020, during which time you will be able to vote your shares electronically and submit your questions.

2019 brought many exciting changes for LabCorp as we continue to leverage the power of our combined Diagnostics-Drug Development capabilities. Embarking on the fifth anniversary of our acquisition of Covance, we are seeing that the power of our Diagnostics-Drug Development business lines combination is translating into unique solutions for patients, customers, and partners, positioning us to deliver growth and shareholder value in the years ahead.

With my transition into the role of President and Chief Executive Officer, I am committed to continuing our mission and I look forward to strengthening our leadership position in global life sciences as we execute our strategy. LabCorp celebrated its 50th anniversary in 2019 – a remarkable accomplishment for a company that started as a laboratory in a former hospital and is now doing business in approximately 100 countries around the world. The transformation of the Company under Dave King’s leadership has been remarkable, and we look forward to building on our strong foundation for continued success. We are deeply grateful for Dave’s leadership and service.

I am pleased to report that we had a strong 2019, a year where we delivered solid revenue growth, adjusted EPS, and free cash flow. During the year, we continued to invest in our businesses for growth and productivity, while generating over $1.4 billion in operating cash flows and over $1 billion in free cash flow (operating cash flows less capital expenditures) that was deployed to strategic tuck-in acquisitions and share repurchases.

In 2020, we have a clear strategy that is focused on our customers and leverages our science, technology, and delivery to improve health and improve lives. We believe we are positioned to play a larger role in the rapidly evolving healthcare environment by supporting customers’ transition to value-based care, streamlining the drug development process, and creating a leading and differentiated consumer experience, which we expect will drive growth and shareholder value in 2020 and beyond.

An important component to our success is our long-standing commitment to strong corporate governance practices. These practices provide an important framework within which our board and management pursue the strategic objectives of LabCorp and ensure the Company’s long-term vitality for the benefit of our shareholders. As part of our ongoing shareholder engagement efforts, since our 2019 Annual Meeting of Shareholders, senior management engaged with shareholders representing more than 75 percent of the Company’s outstanding shares. Discussions with our shareholders were primarily focused on a review of our performance and differentiated capabilities, our transformational strategy to become a leading global life

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

sciences company, our corporate governance practices, including tenure, diversity, and environmental practices, enterprise risk management and human capital management, cybersecurity, our executive compensation program, and industry dynamics. We value our shareholders’ input and we continuously strive to increase our level of shareholder engagement, including by involving our Lead Independent Director as well as other members of the board of directors in meetings with our largest shareholders. Feedback from these meetings is regularly reported to the full Board of Directors to ensure all directors have the benefit of our shareholders’ perspectives.

Our shareholder engagement includes input on our executive compensation, which is incorporated in the Compensation Committee’s annual review of our compensation program. We continue to maintain an executive compensation program that creates strong alignment between our executives’ pay and the performance of the Company and we are committed to refining our compensation program to incentivize our leaders and align with our strategy, the key value drivers of our business, and the expectations of our shareholders. The Board of Directors believes our current compensation program, which is focused on performance-based and variable compensation, achieves this objective.

I hope you will join us for the 2020 Annual Meeting, which will be a virtual meeting of shareholders to be held over the Internet, during which you will be able to vote your shares electronically and submit your questions.

At the 2020 Annual Meeting, we will ask you to (1) elect nine director nominees named in the attached proxy statement to our Board of Directors, (2) approve, on a non-binding advisory basis, executive compensation, (3) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020, (4) vote upon one shareholder proposal, and (5) act on any other business matters properly brought before the meeting.

We invite you to review the detailed information beginning on page 29 about the skills and qualifications of our director nominees and why we believe they are the right people to oversee the long-term performance and overall success of our Company, and our Compensation Discussion and Analysis, which begins on page 37.

Your vote is very important to us. Whether or not you plan to participate in the 2020 Annual Meeting, it is important that your shares are represented and voted at the meeting. I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card.

As I write this letter, LabCorp and other commercial labs, healthcare providers, and government authorities are working together to respond to the novel coronavirus (COVID-19) public health crisis. We are committed to improving patient health and improving patient lives in the work we do every day, and during this unprecedented health crisis our people are working hard to increase test capacity. For updates on LabCorp’s efforts and COVID-19, I invite you to visit our website LabCorp.com.

On behalf of the Board of Directors, I would like to express our appreciation for your continued investment in LabCorp. We look forward to your participation during the 2020 Annual Meeting.

Sincerely,

Adam H. Schechter

President and Chief Executive Officer

April 1, 2020

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

NOTICE OF 2020 ANNUAL MEETING

OF SHAREHOLDERS

DATE

Wednesday, May 13, 2020

TIME

9:00 a.m., Eastern Daylight Time

WHERE

The 2020 Annual Meeting will be a virtual meeting of shareholders to be held as a live webcast over the Internet at:

www.virtualshareholdermeeting.com/LH2020.

RECORD DATE

March 25, 2020

Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the 2020 Annual Meeting.

ITEMS OF BUSINESS

1	To elect nine directors from among the nominees named in the attached Proxy Statement.
2	To approve, on a non-binding advisory basis, executive compensation.
3	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2020.
4	To vote upon one shareholder proposal described in the attached Proxy Statement, if properly presented.
5	To consider any other business properly brought before the 2020 Annual Meeting.

PROXY VOTING

Your vote is important. We encourage you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

April 1, 2020

By Order of the Board of Directors

Sandra D. van der Vaart

Secretary

Important notice regarding the availability of proxy materials for the 2020 Annual Meeting of Shareholders to be held on May 13, 2020. Our Proxy Statement and Annual Report to Shareholders are available at: www.proxyvote.com.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

EXECUTIVE COMPENSATION	63

PROPOSAL TWO ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	81

PROPOSAL THREE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	83

AUDIT COMMITTEE REPORT	85

PROPOSAL FOUR SHAREHOLDER PROPOSAL	86

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT	88

OTHER MATTERS	90

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Shareholders

DATE & TIME 9:00 a.m. on Wednesday, May 13, 2020, Eastern Daylight Time VIRTUAL MEETING www.virtualshareholdermeeting. com/LH2020.	RECORD DATE March 25, 2020 MAILING DATE This proxy statement was first mailed or made available to shareholders on or about April 1, 2020.

VOTING

Shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters and Vote Recommendation (page 10)

The following table summarizes the proposals to be considered at the 2020 Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION

Election of Directors	FOR EACH NOMINEE

Advisory Vote to Approve Executive Compensation	FOR

Ratification of PricewaterhouseCoopers LLP as Independent Auditor for 2020	FOR

Shareholder Proposal	AGAINST

How to Cast Your Vote (page 10)
You can cast your votes by any of the following methods:

INTERNET (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 12, 2020;	TELEPHONE (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 12, 2020;	MAIL Completing, signing and returning your proxy card or voting instruction card so that it is received before the polls close on Wednesday, May 13, 2020; or,

IN-PERSON

By participating in the 2020 Annual Meeting – whether you are a shareholder of record or hold your shares in “street name,” you may vote online at the 2020 Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2020 Annual Meeting. Instructions on how to attend the 2020 Annual Meeting live over the Internet, and how to vote your shares during the 2020 Annual Meeting, are posted at www.virtualshareholdermeeting.com/LH2020. Shareholders with questions regarding how to attend and participate in the 2020 Annual Meeting live over the Internet, and how to vote during the 2020 Annual Meeting, may call 1-855-449-0991 on the 2020 Annual Meeting date.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	1

PROXY SUMMARY

Governance Highlights (page 4)

LabCorp is committed to strong governance practices, including:

Our Commitment to Strong Corporate Governance Policies:

✓	Annual election of directors by majority vote	✓	A strong Lead Independent Director

✓	Majority voting in uncontested director elections	✓	Anti-Hedging, Clawback and Anti-Pledging policies

✓	All independent director nominees, excluding our CEO	✓	Shareholder proxy access right

✓	100% independent Board Committees	✓	Robust director stock ownership guidelines

✓	Annual Board and Committee self-assessments	✓	Active shareholder engagement

✓	Shareholder right to call special meetings	✓	Shareholder right to act by written consent

LabCorp is also committed to environmental and social issues. Our commitment to these issues stems from our belief that the measure of a company is not just how well it does, but how it goes about its business, how its people and customers feel about it, and the mark it leaves on society. We believe that investments in our people and our communities are another manifestation of our fundamental mission of improving health and improving lives. In 2019, we were recognized as a Best Place to Work for LGBTQ Equality, with a perfect score from Human Rights Campaign’s Corporate Equality Index (CEI), the nation’s premier benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. In addition, annually we publish our Corporate Responsibility Report, which highlights our commitment to social and environmental responsibility.

Shareholder Engagement (page 13)

Through our robust and regular shareholder engagement process, we have received valuable feedback that informs our decisions regarding our strategy and our corporate governance practice and policies, in addition to other important topics, which we believe is a critical component to our success.

During fiscal 2019, through our active shareholder engagement program, which included participation by both management and members of our Board, we:

Engaged with shareholders representing more than

Discussed key areas of shareholder interest, including:

•   Earnings and financial performance

•   Key strategic initiatives

•   Compensation practices, specifically pay-for-performance compensation practices

•   Board composition

•   Board focus on meaningful environmental, social, and governance policies and practices

•   Enterprise risk management and human capital management

75% of our outstanding shares and participated in 300 one-on-one meetings and calls

2	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

PROXY SUMMARY

We continue to demonstrate a strong commitment to corporate governance that reinforces our alignment with our shareholders, and continue to make improvements in response to shareholder feedback and our commitment to best practices:

•	Expanded Shareholder Access. In February 2020, in response to conversations with our shareholders and after careful consideration, our Board amended our Amended and Restated By-Laws to permit holders of voting stock representing an aggregate of 25 percent of LabCorp’s outstanding voting stock continuously for one year, and meeting certain other requirements, to require that a special meeting of shareholders be called.

•	Increased focus on Human Capital Management. We amended our Compensation Committee Charter to formalize the Committee’s role in the oversight of the Company’s policies and strategies relating to culture and human capital management, including diversity and inclusion.

•	Enhanced ESG Disclosure. We reviewed our compliance and ethics program, enterprise risk management process and risk areas, human capital management initiatives, and environmental and sustainability issues during the course of 2019, and focused on enhanced disclosure with respect to these issues in our Corporate Responsibility Report as well as on our website.

•	Lobbying and Political Contributions Policy. We participate in the development of public policy to protect and advance our interests and in doing so further the Company’s mission to improve health and improve lives through government relations activities including: monitoring and analyzing relevant legislative and regulatory developments to establish our public policy positions; advocacy of our public policy positions through interactions with government officials, directly or through trade associations, coalitions, or other third parties; and operation of a political action committee in the United States to support candidates for public office that are supportive of our objectives. We adopted a Lobbying and Political Contributions Policy which describes our lobbying and political contributions activity and oversight. This policy, which is reviewed and approved by the Audit Committee of the Board on an annual basis, is publicly available on our website.

Director Nominees (page 29)

The following table provides summary information about each director nominee.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT

Adam H. Schechter	55	2013	President & CEO, Laboratory Corporation of America Holdings

Kerrii B. Anderson	62	2006	Former CEO, Wendy’s International, Inc.	✓

Jean-Luc Bélingard	71	1995	Operating Advisor, Clayton, Dubilier & Rice; Vice President, Institut Mérieux	✓

Jeffrey A. Davis	56	2019	Chief Financial Officer, Qurate Retail Group	✓

D. Gary Gilliland	65	2014	President and Director Emeritus of the NCI designated Fred Hutchinson Cancer Research Center in Seattle, WA	✓

Garheng Kong	44	2013	Managing Partner, HealthQuest Capital	✓

Peter M. Neupert	64	2013	Former Operating Partner, Health Evolution Partners, Inc.	✓

Richelle P. Parham	52	2016	General Partner, Camden Partners	✓

R. Sanders Williams	71	2007	President Emeritus, Gladstone Institutes, Professor of Medicine, University of California San Francisco, Professor of Medicine, Duke University, Senior Advisor for Science and Technology, Duke University	✓

David P. King, our former President and Chief Executive Officer, is retiring from the Board upon the conclusion of his term ending May 13, 2020, as further discussed below in the section entitled “Executive Transition Arrangements.”

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	3

PROXY SUMMARY

Snapshot of 2020 Director Nominees

ALL DIRECTOR NOMINEES EXHIBIT:

•	personal and professional integrity;

•	skills and experience to advise the Company regarding its medical, scientific, operational, strategy and governance goals;

•	interest, capacity and willingness to serve the long-term interests of the Company’s shareholders;
•	ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

•	exceptional ability and judgment; and,

•	freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

OUR DIRECTOR NOMINEES EXHIBIT AN EFFECTIVE MIX OF SKILLS, EXPERIENCES, DIVERSITY AND FRESH PERSPECTIVES

Average Tenure	Average Age	Diversity

8.5 YEARS	60 YEARS	44.4%
0-5 years 6-10 years	<60 years 61-70 years	Gender/Ethnic/Racial
●● 2 ●●●● 4	●●● ● 4 ●●● 3	Diversity ●●●● 4

>11 years	>70 years
●●● 3	●● 2

Risk Management Experience 7 out of 9 ● ● ● ● ● ● ● ● ●	International Experience 7 out of 9 ● ● ● ● ● ● ● ● ●

Corporate Governance Experience 9 out of 9 ● ● ● ● ● ● ● ● ●	Corporate Finance and M&A 9 out of 9 ● ● ● ● ● ● ● ● ●

Healthcare/Clinical Research Background 6 out of 9 ● ● ● ● ● ● ● ● ●	Executive Leadership Experience 9 out of 9 ● ● ● ● ● ● ● ● ●

Business Strategy Experience 7 out of 9 ● ● ● ● ● ● ● ● ●	Technology/Cybersecurity Expertise 1 out of 9 ● ● ● ● ● ● ● ● ●

Talent Management Expertise 9 out of 9 ● ● ● ● ● ● ● ● ●	Sales and Marketing Background 5 out of 9 ● ● ● ● ● ● ● ● ●

Governance Highlights

We have a long-standing commitment to strong corporate governance practices. These practices provide an important framework within which our Board and management pursue the strategic objectives of LabCorp and ensure the Company’s long-term vitality for the benefit of our shareholders.

BOARD PRACTICES

✓	8 of 9 Director nominees independent

✓	Annual election of Directors with majority voting standard

✓	Annual Board, committee, and director evaluations

✓	Independent Audit, Compensation, Nominating and Corporate Governance, and Quality and Compliance Committees

✓	Regular executive sessions of independent Directors

✓	Strategy and risk oversight by full Board and committees

SHAREHOLDER MATTERS

✓	Long-standing, active shareholder engagement

✓	Annual “say on pay” advisory vote

✓	Proxy access right

✓	Shareholder right to call special meetings

✓	Shareholder right to act by written consent

OTHER BEST PRACTICES

✓	Focus on environmental/social/governance policies

✓	Stock ownership guidelines for Directors and executives

✓	Anti-hedging, anti-short sale, and anti-pledging policies

4	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

PROXY SUMMARY

Key Financial Highlights

The Company achieved solid operational and financial performance across a broad range of measures.

•	Revenue: Full year revenue of $11.6 billion, an increase of 2.0% over last year’s $11.33 billion

•	Diluted Earnings Per Share (“EPS”): Full year of $8.35
•	Adjusted EPS: Full year of $11.32, compared to $11.02 in 2018, an increase of 2.7 percent

Adjusted EPS is a non-GAAP measure that excludes amortization, restructuring and other charges. In 2019, Adjusted Earnings Per Share excluded the $3.02 per diluted share impact from amortization, the $0.13 per diluted share loss on disposition of businesses, the $0.16 per diluted share net gains and losses on venture investments, the $0.02 per diluted share expense due to the debt refinancing costs.

Pay for Performance (page 40)

LabCorp’s executive compensation program is designed to attract, motivate, and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational, strategic or human capital related goals.

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, adjusted EPS, adjusted operating income, and relative total shareholder return compared to the peer group of companies we use for compensation purposes. Our compensation program rewards our executives for achieving strategic objectives. A majority of the value of our executives’ annual compensation opportunity (55-60%), including performance-based cash compensation and performance shares, is subject to the achievement of Company and individual objectives, which provides a strong incentive to drive Company performance and increase shareholder value.

Last year, our annual advisory vote on executive compensation received support from approximately 92 percent of the shares represented at the 2019 Annual Meeting and entitled to vote. We are committed to refining our compensation program to incentivize our leaders and align with our strategy, the key value drivers of our business and the expectations of our shareholders. We regularly seek input from our shareholders and this input is incorporated in the Compensation Committee’s annual review of our compensation program.

2019 Executive Total Compensation (page 40)

The Compensation Committee takes several factors into consideration when establishing our executive compensation target opportunity and structure, including:

•	alignment of compensation programs with growth drivers of the Company’s business;

•	competitive market data (including peer companies, supplemented by published survey data) in order to tailor total compensation (base salary plus the target amounts under our annual cash incentive and long-term incentive arrangements) to be competitive with the market;
•	company and individual performance, role and contribution, and executive skill and experience, in order to make adjustments for individual pay levels;

•	emerging best practices in executive compensation presented by its independent consultant;

•	input from shareholders; and

•	a greater emphasis on the variable or at-risk portion of compensation relative to fixed compensation.

For 2019, approximately 75 percent of the total target compensation of Mr. King, our former CEO, was performance-based and at-risk. David P. King retired from, and Adam H. Schechter assumed the role of, President and Chief Executive Officer, effective November 1, 2019. Mr. Schechter’s compensation arrangements, which are described in the section entitled “Executive Transition Arrangements”, are expected to follow the same approach.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	5

PROXY SUMMARY

For the other Named Executive Officers (“NEOs”), approximately 67 percent of the average total target compensation was performance-based and at-risk. In 2019, an additional approximately 15 percent of our CEO’s total target compensation and an additional approximately 12 percent of the average total target compensation for our other NEOs was variable and based on the performance of the Company’s stock. The charts below show the mix of pay elements included in total compensation opportunities for 2019 for our former Chief Executive Officer and an average for our other NEOs:

(1)	Pay mix totals do not include special retention or promotional equity grants as described in the sections “2019 Actions” on page 45 and “Executive Transition Arrangements” on page 56.

6	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

PROXY SUMMARY

Advisory Vote to Approve Executive Compensation (page 81)

We ask that our shareholders approve the advisory resolution on executive compensation. Our compensation program is designed to attract and retain skilled and talented individuals and align the compensation of our executives with the strategic goals of the Company and, ultimately, the interests of our shareholders. The Compensation Committee annually evaluates our compensation program in light of the input we receive from our shareholder engagement efforts and the results of the advisory resolution on executive compensation. Our market-leading compensation practices are designed with features to further align the interests of our executives with those of our shareholders:

What We Do

✓	Maintain robust stock ownership requirements for executives (6 times base salary for the Chief Executive Officer)

✓	Cap annual incentive opportunity to discourage inappropriate risk-taking

✓	Provide only “double trigger” change-in-control provisions

✓	Maintain a robust Clawback Policy that applies to both cash and equity incentives

✓	Provide annual incentives linked to strategic and objective financial goals

✓

Provide mix of performance oriented long-term incentives that include performance shares (60 percent of target grant value), non-qualified stock options (20 percent of target grant value), and restricted stock units (20 percent of target grant value) with multi-year vesting

✓	Conduct annual shareholder outreach to engage on a variety of matters, including compensation

What We Don’t Do

×	Allow pledging or hedging Company stock

×	Provide tax gross-ups, including on severance or change-in-control payments

×	Use employment agreements except in connection with the hiring of our new Chief Executive Officer

×	Offer excessive change-in-control benefits

×	Pay dividends on unvested performance awards and restricted stock units that are not earned

Auditors (page 83)

We ask that our shareholders ratify the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent auditor for the year ending December 31, 2020. Below is summary information about PricewaterhouseCoopers’ fees for services provided in fiscal years 2019 and 2018.

	2019	2018

Audit Fees(1)	$4,802,500	$5,299,000

Audit Related Fees(2)	$1,024,614	$244,530

Tax Fees(3)	$1,024,276	$1,395,825

All Other Fees(4)	$2,700	$2,700

TOTAL	$6,854,090	$6,872,055

(1)

Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees include fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the year ended December 31, 2019 and December 31, 2018 were primarily for comfort letter procedures and other assurance services.

(3)

Tax Fees for the years ended December 31, 2019 and December 31, 2018 were related to general tax consulting, tax compliance, including expatriate tax services and preparation of tax returns, tax planning insights, and tax advice.

(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees consisted of accounting research software and other services.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	7

PROXY SUMMARY

Proxy Statement

LabCorp is providing you with these proxy materials in connection with its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and LabCorp’s 2019 annual report on Form 10-K (the “2019 Annual Report”) were first mailed to shareholders of record on or about April 1, 2020. As used in this Proxy Statement, “LabCorp,” the “Company” and “we” may refer to Laboratory Corporation of America Holdings itself, one or more of its subsidiaries, or Laboratory Corporation of America Holdings and its consolidated subsidiaries, as applicable.

8	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

GENERAL INFORMATION

2020 Annual Meeting of Shareholders

LabCorp’s 2020 Annual Meeting is scheduled to occur on Wednesday, May 13, 2020 at 9:00 a.m., Eastern Daylight Time. The 2020 Annual Meeting will be a virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/LH2020. We believe that conducting the 2020 Annual Meeting as a virtual meeting will encourage higher levels of shareholder participation while also helping us reduce the financial and environmental costs associated with the 2020 Annual Meeting. Shareholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions through the virtual meeting platform.

All owners of LabCorp’s common stock, par value $0.10 per share (the “Common Stock”), on March 25, 2020, the record date (the “Record Date”), are eligible to receive notice of, and to vote electronically at, the 2020 Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. Representatives of PricewaterhouseCoopers, independent auditor for LabCorp for the years ending December 31, 2018 and December 31, 2019, will be present at the 2020 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the 2020 Annual Meeting. Participants should also give themselves plenty of time to dial-in to the conference call or log in and ensure that they can hear audio prior to the start of the 2020 Annual Meeting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 855-449-0991 (Toll Free) or 720-378-5962 (International Toll) or email to investor@labcorp.com. Technical support will be available starting at 8:30 a.m. EDT on May 13, 2020.

If you wish to submit a question, or make a comment during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/LH2020, type your question into the “Ask a Question” field, and click “Submit” or send your question or comment via email to investor@labcorp.com. Any emailed questions or comments will need to include your 16-digit control number in order to be addressed at the meeting.

Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters will be addressed during the meeting. It has been LabCorp’s policy to address all pertinent questions and comments during the meeting and, historically, management has been successful in doing so. In the unlikely event that the volume of questions increases to the point that time constraints prohibits LabCorp from answering all questions, then questions will be addressed by email. Consistent with LabCorp’s approach when the annual meetings were held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by shareholders generally, or use blatantly offensive language may be ruled out of order. LabCorp will, however, respond to questions or comments that are not related to the proposals under discussion or are about personal concerns not shared by shareholders generally via email after the meeting.

A webcast of the 2020 Annual Meeting will be archived and accessible through December 31, 2020.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	9

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 13, 2020

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), LabCorp has elected to provide access to its proxy materials and the 2019 Annual Report over the Internet and sent the Notice to shareholders of record as of the Record Date on or about April 1, 2020. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the 2020 Annual Meeting. All shareholders may access the proxy materials on the website referred to in the Notice (www.proxyvote.com) and we encourage shareholders to do so prior to submitting their votes. Shareholders may request to receive a printed set of the proxy materials by following the instructions provided in the Notice.

Shareholders may also request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions on your proxy card or at www.proxyvote.com. Choosing to receive proxy materials by e-mail will save LabCorp the cost of printing and mailing documents and will reduce the impact of LabCorp’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Matters Subject to a Vote of the Shareholders

Current Proposals

The following matters are subject to a vote of the shareholders at the 2020 Annual Meeting:

•	Election of directors from among the nominees described in this Proxy Statement (see page 29);

•	Approval, on a non-binding advisory basis, of compensation for LabCorp’s executives (see page 81);

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2020 (see page 83); and

•	Vote on a shareholder proposal described in the attached Proxy Statement, if properly presented (see page 86).

Board Recommendations

The Board of Directors of the Company (the “Board”) unanimously recommends that shareholders vote as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the approval, on a non-binding advisory basis, of the compensation for LabCorp’s executives;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and,

•	“AGAINST” the shareholder proposal.

Other Business

The Board does not intend to bring any other business before the 2020 Annual Meeting and is not aware of any other matters to be brought before the meeting. See the section “Other Matters” on page 90 for information about presenting proposals for the 2021 Annual Meeting. Please also see the section “Identification and Evaluation of Director Candidates” on page 20 for information about shareholder nominations to the Board.

Voting Procedures and Solicitation of Proxies

Quorum and Voting Requirements

The Board is soliciting your vote at the 2020 Annual Meeting or at any later meeting should the scheduled annual meeting be adjourned or postponed for any reason. By using a proxy, which authorizes specific people to vote on your behalf, your shares can be voted whether or not you attend the 2020 Annual Meeting. At least a majority of the total

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number of shares of Common Stock issued and outstanding and entitled to vote on the Record Date must be present in person or by proxy at the 2020 Annual Meeting for a quorum to be established. At the close of business on the Record Date, there were 97,103,326 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the 2020 Annual Meeting. In accordance with LabCorp’s Amended and Restated By-Laws (the “By-Laws”), director nominees in an uncontested election must receive a majority of the votes cast to be elected, which under the By-Laws means that the number of shares voted “FOR” a director must exceed 50 percent of the votes cast with respect to that director. The Board has adopted a policy under which a director who does not receive the required vote for election as provided in the By-Laws will submit his or her resignation for consideration by the Board. The affirmative vote of a majority of shares of Common Stock represented at the 2020 Annual Meeting and entitled to vote is required for approval of the other proposals noted above. Abstentions will have no effect on the election of the directors but will have the same effect as a vote against the other proposals scheduled for the 2020 Annual Meeting.

Voting by Record Holders

If your name is registered in LabCorp’s shareholder records as the owner of shares, there are four ways that you can vote your shares:

You can cast your votes by any of the following methods:

INTERNET (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 12, 2020;	TELEPHONE (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 12, 2020;	MAIL Completing, signing and returning your proxy card or voting instruction card so that it is received before the polls close on Wednesday, May 13, 2020; or

IN-PERSON

By participating in the 2020 Annual Meeting – whether you are a shareholder of record or hold your shares in “street name,” you may vote online at the 2020 Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2020 Annual Meeting. Instructions on how to attend the 2020 Annual Meeting live over the Internet, and how to vote your shares during the 2020 Annual Meeting, are posted at www.virtualshareholdermeeting.com/LH2020. Shareholders with questions regarding how to attend and participate in the 2020 Annual Meeting live over the Internet, and how to vote during the 2020 Annual Meeting, may call 1-855-449-0991 on the 2020 Annual Meeting date.

You may change your vote or revoke a proxy at any time prior to the 2020 Annual Meeting by:

•	Entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Tuesday, May 12, 2020.

•	Sending a new proxy card with a later date than the previously submitted proxy card. The new proxy card must be received before the polls close at the 2020 Annual Meeting on Wednesday, May 13, 2020.
•	Writing to LabCorp at 358 South Main Street, Burlington, North Carolina 27215, Attention: Sandra D. van der Vaart, Secretary. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received before the polls close at the 2020 Annual Meeting on Wednesday, May 13, 2020.

All proxies duly executed and received by LabCorp will be voted in accordance with the instructions provided by the person executing the proxy or, in the absence of any instruction, will be voted in accordance with the Board’s recommendations on each proposal. Proxies will have the discretion to vote on any other matters that come before the 2020 Annual Meeting that are not otherwise specified in the Notice.

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Voting by Holders in Street Name

If you hold shares through a bank, broker or other custodian (referred to as shares held in “street name”), the custodian will provide you with a copy of the Proxy Statement and a voting instruction form. Brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, these banks, brokers, and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the 2020 Annual Meeting.

Even if your shares are held in street name, you may participate in the virtual 2020 Annual Meeting and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/LH2020, listening to the live webcast and casting your vote online. See “2020 Annual Meeting of Shareholders” for information about participating in the 2020 Annual Meeting.

Proxy Expenses

LabCorp will bear the expenses to prepare proxy materials and to solicit proxies for the 2020 Annual Meeting. LabCorp expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners. LabCorp has also retained Morrow Sodali LLC for solicitation of holders of record as well as non-objecting beneficial owners. LabCorp paid Morrow Sodali LLC a fee of approximately $9,000 for these services, plus reimbursement of expenses. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or otherwise.

Results of the 2020 Annual Meeting

The voting results of the 2020 Annual Meeting will be disclosed no later than four business days after the 2020 Annual Meeting in a Current Report on Form 8-K filed with the SEC.

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CORPORATE GOVERNANCE

We have a long-standing commitment to strong governance practices. These practices provide an important framework within which our Board and management pursue the strategic objectives of LabCorp and ensure the Company’s long-term vitality for the benefit of our shareholders.

LabCorp is also committed to environmental and social issues. Our commitment to these issues stems from our belief that the measure of a company is not just how well it does, but how it goes about its business, how its people and customers feel about it and the mark it leaves on society. We believe that investments in our people and our communities are another manifestation of our fundamental mission of improving health and improving lives. In 2019, we were recognized as a Best Place to Work for LGBTQ Equality, with a perfect score from Human Rights Campaign’s Corporate Equality Index (CEI), the nation’s premier benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. In addition, annually we publish our Corporate Responsibility Report, which highlights our commitment to social responsibility.

Shareholder Engagement

In 2019, we continued our active shareholder engagement program, which included participation by both management and members of our Board, including our Lead Independent Director and the Chair of our Audit Committee. Our outreach to shareholders extends beyond operational results and business strategy; we also engage in outreach efforts to specifically discuss corporate governance, executive compensation, and other matters important to our shareholders. In 2019, we engaged with shareholders that represented more than 75 percent of the Company’s outstanding shares, including over 300 one-on-one meetings and calls, to review and receive input on our corporate governance practices and executive compensation program, our performance, our differentiated and innovative solutions, and our progress in executing on our strategic priorities as a leading global life sciences company.

We value the input received from our shareholder engagement program. After reviewing the shareholder feedback with management, the Board uses this input as it considers long-term business strategy, executive compensation, corporate governance, and other emerging areas of shareholder concern.

We also consider the outcome of our annual say on pay votes when making executive compensation decisions. See “Proposal No. 2” below for this year’s “say on pay” proposal. Last year, approximately 92 percent of the shareholders’ votes represented at the 2019 Annual Meeting of Shareholders and entitled to vote on this proposal were voted in favor of the proposal. The Compensation Committee believes that this approval by a substantial majority of our shareholders demonstrates strong support for our approach to executive compensation and, as a result, the Compensation Committee continues to evaluate executive compensation using the same clear principles of performance-based compensation.

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Shareholder Engagement In 2019

Types of Outreach	Key Areas of Shareholder Interest

• Healthcare and Investor Conferences and Other Presentations • One-on-one meetings and calls

• Earnings and financial performance

• Industry dynamics, including the impact of Protecting Access to Medicare Act (PAMA)

• Compensation practices, specifically pay-for-performance compensation practices

• Board composition, including a focus on diversity (gender and ethnicity), tenure, overboarding, and refreshment; and cybersecurity, data privacy, and data protection expertise

• Board focus on meaningful environmental/social/governance policies and disclosures

• Enterprise risk management, including cybersecurity risk management

• Human capital management, including holistic succession planning, recruitment, retention, training and development

As a result of our shareholder engagement in 2019, we took action that demonstrates our strong commitment to corporate governance:

•	Expanded Shareholder Access. In February 2020, in response to conversations with our shareholders and after careful consideration, our Board amended our Amended and Restated By-Laws to permit holders of our voting stock representing an aggregate of at least 25 percent of our outstanding voting stock, and meeting certain other requirements, to require that a special meeting of shareholders be called. This right complements our shareholders’ right to act by written consent on the same matters that could otherwise be brought at annual or special meetings, which is a corporate governance right that is not afforded to shareholders of the majority of companies that comprise the S&P 500, and reflects LabCorp’s strong commitment to shareholder participation in the Company’s affairs.

•	Increased focus on Human Capital Management. We also responded to shareholder feedback by amending our Compensation Committee Charter to formalize the Committee’s role in the oversight of the Company’s policies and strategies relating to culture and human capital management, including diversity and inclusion. As a company, we believe that investments in our people and our communities are another manifestation of our fundamental mission of improving health and improving lives.

•	Enhanced ESG Disclosure. In the conversations with our shareholders in 2019, many of them expressed their interest not just in our corporate governance policies, but in our commitment to environmental and social issues. Our commitment to these issues stems from our belief that the measure of a company is not just how well it does, but how it goes about its business, how its people and customers feel about it and the mark it leaves on society. In response to our discussions with our shareholders, we reviewed our compliance and ethics program, enterprise risk management process and risk areas, human capital management initiatives, and environmental and sustainability issues during the course of 2019, and focused on enhanced disclosure with respect to these issues in our Corporate Responsibility Report as well as on our website. We encourage our shareholders to review that report and the information available on our website and engage with us on these topics, and learn more about how we are committed not just to the business of improving health and lives, but to doing so in an ethical manner.

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•	Lobbying and Political Contributions Policy. We participate in the development of public policy to protect and advance our interests and in doing so further the Company’s mission to improve health and improve lives through government relations activities including: monitoring and analyzing relevant legislative and regulatory developments to establish our public policy positions; advocacy of our public policy positions through interactions with government officials, directly or through trade associations, coalitions, or other third parties; and
operation of a political action committee (PAC) in the United States to support candidates for public office that are supportive of our objectives. We adopted a Lobbying and Political Contributions Policy which describes our lobbying and political contributions activity and oversight. This policy, which is reviewed and approved by the Audit Committee of the Board on an annual basis, is publicly available on our website.

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Board Structure and Independence

Governance Highlights

Highly Independent and Diverse Board

• Eight of our nine director nominees are independent

• All Board committees are 100% independent

• Four of our directors, representing 50% of the non-employee directors, are diverse (i.e., female or minorities)

• Directors bring a wide array of qualifications, skills and attributes to our Board; see “Evaluation of Director Candidates” on page 20

Active Board Refreshment

• Five of our non-employee directors, representing more than half of the directors, joined the Board within the last 7 years

• New Lead Independent Director in 2019

• New chair of Compensation Committee in 2019

• Annual elections of all directors

• Balanced mix of short- and long-tenured non-executive directors; average tenure of 8.5 years

• Directors of varying ages from 44-71, providing a mix of perspectives

• Majority voting for election of directors

Strong Lead Independent Director	• Active Lead Independent Director with a clearly defined role and responsibilities	• New appointment in 2019

Frequent Executive Sessions	• Non-employee directors meet regularly without management, led by our Lead Independent Director	• Five executive sessions held in 2019

Accountability and Engagement

• Annual election of directors using majority vote standard (no staggered board); plurality standard for contested elections

• Active shareholder engagement, with regular shareholder outreach on issues including executive compensation and governance

• Annual self-assessment of performance and effectiveness conducted by the Board and each Committee

• 2019 outreach to shareholders representing over 75% of voting shares, including over 300 meetings and discussions, including discussions with our largest institutional holders

• The Lead Independent Director and Chair of the Audit Committee participated in meetings with top institutional investors

Proxy Access	• Proxy access allows eligible shareholders to submit nominees to be included in the Company’s Proxy Statement

Shareholder Rights	• Shareholders can act by written consent between meetings	• Shareholders owning 25% of our common stock can call a special meeting of our shareholders

Equity Ownership Guidelines	• 6x annual base salary for our Chairman and CEO	• 3x annual base salary for all executive vice presidents • A value of 5x annual director retainer for non-executive directors

Succession Planning	• The Nominating and Corporate Governance Committee has primary responsibility for CEO and key executive succession planning	• Succession and executive development are discussed with the CEO, as well as without the CEO present in executive sessions

Director Orientation and Development	• Orientation and training programs for new directors on topics that include strategic plans, financial statements, governance, and key policies and practices	• Continuing education and ongoing training for directors

Risk Management Oversight	• Board has principal responsibility for oversight of our risk management process, including data security, privacy and other environmental, social, and governance (“ESG”) topics

• The Audit, Compensation, Quality & Compliance, and Nominating and Corporate Governance Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Management” (page 18)

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Board Composition

The cornerstone of our governance philosophy is an independent and highly qualified board of directors. All directors are elected annually by a majority of votes cast by shareholders. All Board committees are composed entirely of independent directors.

LabCorp’s By-Laws provide for a Board of no fewer than one and no more than fifteen directors and our Corporate Governance Guidelines provide for a Board size ranging from no fewer than nine directors to no more than fifteen directors. There are currently ten members of the Board, and each member is standing for election at the 2020 Annual Meeting other than Mr. King. Mr. King is retiring from the Board upon conclusion of his term ending May 13, 2020 as further discussed below in the section entitled “Executive Transition Arrangements”. For more details about the nominees for directors and their biographies, please see “Proposal One: Election of Directors” (page 29).

The Board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition that are periodically reviewed by the Nominating and Corporate Governance Committee with input from the rest of the directors. As our directors’ commitments change, the Board revisits their situations to ensure that their service continues to be in the best interests of the Company and our shareholders. We believe that a range of tenure among Board members from a variety of backgrounds ensures a balanced mix of longer tenured directors with deep perspectives on our business with fresh and diverse perspectives in the boardroom. Five of the eight non-employee director nominees joined the Board within the last seven years.

The following charts provide information on the expected composition of the directors on our Board if the current nominees are elected at the 2020 Annual Meeting.

We expect high standards of ethical conduct from our directors and management as described in our Corporate Governance Guidelines and Code of Conduct and Ethics. Our governance principles are available under the Corporate Governance tab of the Investors page of our website at www.labcorp.com. We have included some highlights from these principles and a summary of key policies below.

Board Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the New York Stock Exchange (the “Listing Standards”). In addition, director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships that might impair a director’s independence from the Company, senior management and our independent registered accounting firm as defined in the Listing Standards. Other than Mr. Schechter and Mr. King, all of our current Board members and all of the nominees for director qualify as “independent” as defined in the Listing Standards.

Board Leadership

The Chairman of the Board leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision making. The Chairman also serves as the principal liaison between the Board and our

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management. The Board determines whether the roles of Chairman and Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company at the time. As a general matter, the Board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served the Company well by providing unified leadership and direction in the management of the Company, contributing to an effective long-term strategy and delivering superior performance for our shareholders. However, currently, in light of the executive transition that began on November 1, 2019, the Board determined that it was best to temporarily separate the position of Chairman and Chief Executive Officer between two individuals, Mr. King, our former Chief Executive Officer, and Mr. Schechter, our current Chief Executive Officer. The Board felt that having Mr. King continue as Chairman of the Board until the expiration of his term on May 13, 2020 would facilitate a smooth transition of leadership for the Company. Additional details on the transition are included in the section below entitled “Executive Transition Arrangements”. After Mr. King’s term expires, we expect to return to our customary practice and appoint our current Chief Executive Officer, Mr. Schechter, to the position of Chairman of the Board.

Since 2009, the Board has also required that an independent director serve as Lead Independent Director when the Chief Executive Officer also serves as Chairman or the Chairman otherwise is not an independent director. The Lead Independent Director, among other tasks assigned in the Company’s Corporate Governance Guidelines, presides at executive sessions of the Board, serves as a liaison between the Chairman and the other directors, and advises the Chairman with respect to the schedule, agenda and information for Board meetings. The Board believes that appointing a Lead Independent Director provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, alignment on corporate strategy between the Board and management and a cohesive public face for the Company’s independent Board members. From January 2019 to June 2019, Mr. Schechter served as our Lead Independent Director. Effective July 10, 2019, Mr. Neupert became our Lead Independent Director and meets regularly with Mr. Schechter to review Board agendas, operations and strategic issues discussed with the Board and other matters relating to the Board’s oversight functions.

The Board holds executive sessions without Company management and non-independent director participation. These sessions are generally held at each regularly scheduled meeting of the Board and at each special meeting upon the request of a majority of the independent directors attending the special meeting. The Company’s Corporate Governance Guidelines provide that the independent directors shall meet on a periodic basis, but no fewer than five times a year on the same day as the regularly scheduled Board meetings. In 2019, Mr. Schechter, in his capacity as the Lead Independent Director, chaired two meetings and Mr. Neupert, in his capacity as the Lead Independent Director, chaired three meetings of the independent and non-employee directors to discuss strategy, compensation, succession planning, and other matters.

Annual Self-Assessment

As part of its commitment to strong governance, the Board conducts an annual self-assessment of its performance and effectiveness. The purpose of the self-assessment is to determine whether the Board and its committees are functioning effectively and to improve the performance of the Board as a unit. The self-assessment process fosters frank exchanges between directors and helps guide suggested changes or additions to committee responsibilities and operations. As part of the assessment, each director completes a detailed questionnaire developed by the Lead Independent Director, and the Lead Independent Director then conducts individual interviews with each director after having reviewed the previously submitted questionnaires. The Lead Independent Director interviews each Director. The Lead Independent Director then leads a discussion of the results of the annual self-assessment with the Nominating and Corporate Governance Committee and separately with the full Board. In addition, each Board committee conducts a similar self-assessment of its performance focused on such committee’s key responsibilities. Feedback from the committees’ self-assessments is reviewed in the applicable committee and also presented to the full Board for review and discussion. These processes allow for each director to individually reflect on Board and committee effectiveness as well as to discuss performance as a group, providing a meaningful tool to focus on individual and collective areas for improvement.

Board’s Role in Risk Management

The Board oversees management’s establishment and maintenance of the Company’s risk management processes and regularly receives direct reports from those responsible for the operations of the Company. The Board delegates certain significant functional areas of risk management to the Board’s committees. Each committee also conducts its

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own risk assessment and risk management activities throughout the year, some of which are highlighted in the “Board Committees and Their Functions” section below, and reports its conclusions to the Board. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

BOARD OF DIRECTORS

Annually reviews the Company's enterprise risk management process and the comprehensive assessment of key financial, operational, information technology and security, medical and scientific standards of care and regulatory risks and risks related to the Company's strategic plan, competitive activities, human capital management, and technological developments as well as mitigating factors.

AUDIT COMMITTEE

- Assesses major financial risk exposures and steps taken by management to address the same
- Reviews risks identified during the internal and external auditors' risk assessment procedures
- Responsible for review of cybersecurity risks, controls and procedures and plans to mitigate cybersecurity risks and respond to data breaches

COMPENSATION COMMITTEE

- Reviews compensation plans and practices for consistency with best practices, alignment with the shareholders' interests and support of the Company's objective to attract and retain skilled and talented employees
- Oversees management of risks related to the Company's human capital
- Responsible for oversight of our Clawback Policy, which provides the Committee with ability to recoup incentive compensation in light of an accounting restatement caused by material non-compliance, an overpayment of an award based on an accounting error, or officer misconduct

QUALITY AND COMPLIANCE COMMITTEE

- Responsible for overseeing management of risks relating to quality and compliance including operational, environmental, health and safety
- Oversees risks related to FCPA and data privacy, including evaluating investigation and remediation practices
- Periodically reviews quality and compliance policy development and training

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

- Manages risks associated with corporate governance policies and practices
- Reviews and addresses risks related to Board and management succession planning

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Cybersecurity Risk Management

The Audit Committee regularly reviews the Company’s cybersecurity and other information technology risks, controls and procedures, including plans to mitigate cybersecurity risks and respond to data breaches. The Audit Committee receives reports at its regularly scheduled meetings from the Chief Information Security Officer and the Chief Information Officer on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat landscape. In addition, the full Board receives briefings from the Chief Information Security Officer and the Chief Information Officer twice per year.

Compensation Risk Assessment

The Compensation Committee regularly reviews the Company’s compensation policies and procedures to ensure that those practices are consistent with emerging best practices, are aligned with the shareholders’ interests and support the Company’s objective to attract and retain skilled and talented employees. Throughout the year, management reviews compensation policies, practices and changes in applicable regulations with the Compensation Committee, including the impact of the Company’s pay practices on the Company’s risk profile. The Compensation Committee also works directly with its independent compensation consultant, Frederic W. Cook & Co. (“FW Cook”), evaluating the Company’s compensation philosophy and objectives to identify potential risks in the Company’s pay practices. After reviewing FW Cook’s analysis and the Compensation Committee’s findings, the Board has concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Identification and Evaluation of Director Candidates

Identification of Director Candidates

The Nominating and Corporate Governance Committee recommends a slate of directors to the Board for election by the Company’s shareholders at each annual meeting of shareholders and recommends candidates to the Board to fill any vacancies. Members of the Board are encouraged to identify potential candidates and these candidates are regularly reviewed by the committee, which maintains an active list of potential Board candidates. In addition, the committee is authorized to engage professional search firms at the Company’s expense to assist with the identification, evaluation and due diligence of potential nominees for the Board. The Nominating and Corporate Governance Committee believes it is important to maintain a Board with diverse experiences and expertise, including industry, operational, scientific and medical experience, financial expertise, global business experience, and executive leadership experience.

Shareholders may also suggest individuals to be considered by the Board as potential nominees for election to the Board. A shareholder may submit an individual for consideration by the Board of Directors in connection with the 2021 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, North Carolina 27215. These suggestions for the 2021 Annual Meeting must be received no earlier than the 120th day prior to the anniversary date of the 2020 Annual Meeting (i.e., January 13, 2021) and no later than the 60th day prior to the anniversary date of the 2020 Annual Meeting (i.e., March 14, 2021). Nominees that comply with the foregoing procedures will receive the same consideration as other candidates identified by or to our Nominating and Corporate Governance Committee.

Under the Company’s proxy access by-law, eligible shareholders also may submit their own nominations to the Board to be included in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders. The By-Laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and have included in the Company’s proxy materials persons for election to the Board constituting up to 20 percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the By-Laws. For a shareholder nominee to be included in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders under the proxy access by-law, the information required by the By-Laws must be received by Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215 no earlier than the close of business on the 150th day prior to the anniversary date of the distribution of this proxy statement (i.e., November 3, 2020) and no later than the close of business on the 120th day prior to the anniversary date of the distribution of this proxy statement (i.e., December 3, 2020).

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The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and are included as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 28, 2020.

Evaluation of Director Candidates

When evaluating prospective candidates for director, including those nominated by shareholders, the Nominating and Corporate Governance Committee conducts individual evaluations of the candidates, taking into account the criteria enumerated in the Company’s Corporate Governance Guidelines (see description below). Among other things, the Committee considers whether prospective candidates have:

•	personal and professional integrity;

•	skills and experience to advise the Company regarding its medical, scientific, operational, strategic and governance goals;

•	interest, capacity and willingness to serve the long-term interests of the Company’s shareholders;
•	ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

•	exceptional ability and judgment; and

•	freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the Company’s business needs and the current composition of the Board. This assessment includes, among other characteristics, diversity and inclusion, age, background, skills and expertise in the context of the perceived needs of the Board at the time of such assessment. The Company believes that Board membership should reflect

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diversity in its broadest sense, including persons diverse in geography, gender and ethnicity, and actively considers these factors in its analysis of potential nominees. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions, including experience with publicly traded national, international or multinational companies, executive or financial management experience and/or achievement with distinction in their chosen fields. The Board believes that its composition reflects a balance of skills, experiences, diversity and expertise that provides strong and broad oversight, practical experience and strategic vision to the Company.

Director candidates, other than sitting directors, may be interviewed by the Chairman of the Nominating and Corporate Governance Committee, other directors, the Chief Executive Officer and the Corporate Secretary. The results of these interviews, as well as any other materials received by the Nominating and Corporate Governance Committee that it deems relevant, are considered by the Nominating and Corporate Governance Committee in making its recommendation to the Board.

As a part of the Company’s continued process of Board renewal and succession planning, the Nominating and Corporate Governance Committee sought to add an additional director to the Board, particularly one who had a similar background, experience and profile as Mr. Davis, including with respect to experience in mergers and acquisitions, capital structure, and financial planning, as well as prior public company management experience. As part of its efforts to identify potential nominees, the Nominating and Corporate Governance Committee engaged Spencer Stuart and Korn Ferry, professional search firms, to assist with the search. Spencer Stuart identified Mr. Davis as a potential Board member, and after a comprehensive review and based on the recommendation of the Nominating and Corporate Governance Committee, Mr. Davis was appointed to the Board on November 22, 2019, effective December 1, 2019.

Communications with the Board

Shareholders and interested parties may communicate with the Board, individually or as a group, by submitting written communications to the appropriately addressed Board member(s), c/o Corporate Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215.

All communications with the Board will be reviewed initially by the Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is:

•	an advertisement or other commercial solicitation or communication;

•	obviously frivolous or obscene;
•	unduly hostile, threatening or illegal; or

•	related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Directors may decide whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its committees or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Company’s Corporate Secretary in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Nominating and Corporate Governance Committee, comprised entirely of independent, non-employee directors, has reviewed and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

22	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

CORPORATE GOVERNANCE

Board Committees and Their Functions

The Board has four standing committees that are each composed entirely of independent directors. The Nominating and Corporate Governance Committee reviews committee and committee chair assignments annually and recommends committee rosters to the full Board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, and the directors’ other responsibilities and scheduling flexibility. While there is no specific requirement for committee refreshment, the Nominating and Corporate Governance Committee will recommend changes that are intended to ensure that the membership of each committee reflects the appropriate mix of tenure, experience, and fresh perspectives. Committee membership shown below is as of March 25, 2020:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	QUALITY AND COMPLIANCE COMMITTEE

Kerrii B. Anderson

Jean-Luc Bélingard

Jeffrey A. Davis

D. Gary Gilliland

David P. King*

Garheng Kong

Peter M. Neupert✓

Richelle P. Parham

Adam H. Schechter

R. Sanders Williams

Number of 2019 Meetings	8	7	4	4

Chairperson	Member	Financial Expert
✓	Lead Independent Director
*	Mr. King will retire from the Board upon the expiration of his term at the 2020 Annual Meeting.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	23

CORPORATE GOVERNANCE

Charters for each of the committees are available under the Corporate Governance tab of the Investors page of the Company’s website at www.labcorp.com. Each committee reviews its respective charter on an annual basis.

Audit Committee	MEMBERS Ms. Anderson (Committee Chair, Financial Expert), Mr. Davis (Financial Expert), Dr. Gilliland, Mr. Neupert (Financial Expert), and Dr. Williams.

The Audit Committee is responsible for assisting the Board with the following functions:

•  the selection, appointment, compensation and oversight of the work of any independent registered public accounting firm employed by the Company;

•  reviewing the qualifications and independence of the Company’s independent registered public accounting firm;

•  assisting the Board with oversight of the integrity of the financial statements of the Company;

•  ensuring that the Company complies with legal and regulatory requirements as they impact the Company’s financial statements or reporting systems;

•  overseeing the Company’s internal audit functions and internal controls, including approving a risk-based internal audit plan and approving the Internal Audit Charter on an annual basis;

•  overseeing the Company’s management of financial risks, including with respect to risk assessment and risk management;

•  producing an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement; and

•  regularly reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches, and receiving reports from, and meeting with, the Chief Information Security Officer and Chief Information Officer to review any specific cybersecurity issues.

The Audit Committee meets regularly and in executive sessions with PricewaterhouseCoopers, management and the Company’s internal auditors. In its meetings with PricewaterhouseCoopers and the internal auditors, the Audit Committee discusses, among other things, the overall scope and plans for their respective audits, the results of their examinations, critical audit matters, and their evaluations of the Company’s internal controls.

The Audit Committee constitutes a separately-designated standing audit committee established in accordance with section 3(a)(58) (A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Ms. Anderson, Mr. Davis and Mr. Neupert are each an “audit committee financial expert” as defined in the SEC’s rules. The Board has also determined that Ms. Anderson, Mr. Davis and Mr. Neupert each have the “accounting or related financial management expertise” required by the Listing Standards.

Compensation Committee	MEMBERS Dr. Kong (Committee Chair), Mr. Bélingard, and Ms. Parham

The Compensation Committee is responsible for assisting the Board with the following functions:

•  reviewing the Company’s compensation and benefit policies, procedures and objectives, including any perquisites paid to the CEO and other executive officers and directors;

•  performing an annual review of and making recommendations to the full Board regarding the goals and objectives for CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and reviewing the compensation paid to the CEO and other executive officers;

•  reviewing and evaluating the compensation paid to the Company’s non-employee directors;

•  reviewing the CEO’s annual report on management development and assisting the Board in overseeing management succession plans;

•  monitoring the evolving executive compensation landscape and considering shareholder feedback;

•  reviewing and overseeing the Company’s incentive compensation and equity plans;

•  evaluating the Company’s pay practices in relation to the Company’s risk profile and compensation philosophy;

•  overseeing the Company’s policies and strategies related to its culture and human capital management, including diversity and inclusion;

•  producing a Compensation Committee report as required by the SEC to be included in the Company’s annual proxy statement; and

•  assisting the Board in overseeing development and corporate succession plans for the corporate senior leadership team.

24	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	MEMBERS Mr. Neupert (Committee Chair), Ms. Anderson, Dr. Kong, and Ms. Parham

The Nominating and Corporate Governance Committee is responsible for assisting the Board with the following functions:

•  identifying individuals qualified to become Board members, consistent with criteria approved by the Board and succession planning;

•  evaluating and analyzing annually the independence of each member of the Board;

•  recommending to the Board the director nominees for the annual meeting of shareholders and the director nominees for each Board Committee;

•  reviewing and evaluating any actual or potential conflicts of interest relating to any director that may affect a director’s continued service on the Board;

•  reviewing and reassessing, on an annual basis, the adequacy of the corporate governance principles of the Company and recommending any proposed changes to the Board for approval; and

•  leading the Board in its annual self-assessment.

Quality and Compliance Committee	MEMBERS Dr. Williams (Committee Chair), Mr. Bélingard, Mr. Davis, and Dr. Gilliland

The Quality and Compliance Committee is responsible for assisting the Board in carrying out its oversight responsibility with respect to quality and compliance issues. This oversight responsibility includes ensuring that management adopts and implements policies and procedures that require the Company’s employees to act in accordance with high ethical standards, deliver high quality services and comply with healthcare and other legal requirements. The Quality and Compliance Committee is responsible for reviewing the Company’s processes intended to assure excellent performance and meet scientific, medical and regulatory quality performance benchmarks.

In furtherance of the foregoing, the Quality and Compliance Committee annually reviews the Company’s programs and practices related to scientific, medical and regulatory quality and compliance including a periodic reassessment of the adequacy of:

•  the Company’s Annual Compliance Audit Plans for monitoring quality and compliance risk areas, including operational, environmental, animal welfare, and health and safety;

•  quality and compliance policy development;

•  quality and compliance reporting/tracking systems;

•  investigation and remediation practices for quality and compliance issues;

•  education and training of Company personnel on quality and compliance; and

•  quality and compliance function responsibilities, staffing and budget.

Additionally, the Quality and Compliance Committee meets regularly, but no less than annually, with each of the Company’s Chief Compliance Officer and Chief Medical Officer and, as necessary, heads of the Company’s corporate compliance and quality functions, regarding the implementation and effectiveness of the Company’s scientific, medical and regulatory compliance program, and receives and reviews periodic reports regarding, among other things:

•  compliance-related activities and on-going compliance training programs;

•  the quality assurance activities conducted by the quality functions;

•  compliance auditing;

•  the results of internal quality audits;

•  the results of inspections by regulatory authorities;

•  any significant deviations observed by the Company’s quality functions; and

•  the status of any corrective and preventative action plans initiated by those functions.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	25

CORPORATE GOVERNANCE

Board and Committee Meetings

During 2019, the Board held nine meetings and acted eleven times by unanimous written consent. In his capacity as the Lead Independent Director, Mr. Schechter chaired two meetings and Mr. Neupert chaired three meetings of the independent and non-employee directors on the same days as the regularly scheduled Board meetings. During 2019, each of the directors attended no less than 92 percent of the total meetings of the Board and the Committees of which he or she was a member. Members of the Board are encouraged to attend our annual meetings and all of the directors who were then serving attended the 2019 Annual Meeting of Shareholders.

Corporate Governance Policies and Procedures

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that address a number of topics, including composition of the Board, director independence, annual self-assessment by the Board and its Committees, retirement of directors and succession planning. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on a regular basis and any proposed additions or amendments are submitted to the full Board for its consideration. Shareholders may request a printed copy of the Corporate Governance Guidelines from the Corporate Secretary or access a copy on the Investors page under the Corporate Governance tab of LabCorp’s website at www.labcorp.com.

Code of Conduct and Ethics

The Board has also adopted a Code of Conduct and Ethics (the “Code”) that is applicable to all directors, officers and employees of the Company and its subsidiaries and affiliates. The Code sets forth Company policies and expectations on a number of topics, including but not limited to, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Code also sets forth procedures for reporting and handling any potential violation of the Code, conflicts of interest and the appearance of any conflict of interest. The Code is regularly reviewed by management, the Audit Committee and the Quality and Compliance Committee and proposed additions or amendments are considered by the full Board. Shareholders may request a printed copy of the Code of Conduct and Ethics from the Corporate Secretary or access a copy under the Corporate Governance tab of the Investors page on LabCorp’s website at www.labcorp.com. In addition, any waivers for directors, officers and employees of the Company or amendments to the Code will also be posted on LabCorp’s website.

Related Party Transactions

In accordance with its charter, the Board’s Audit Committee is responsible for reviewing and approving the terms and conditions of related party transactions. The Company’s directors and key employees, including all members of senior management, complete annual reports disclosing, or certifying the absence of, any related party transactions. The Audit Committee reviews all potential transactions involving related persons (as such transactions are defined by Item 404(a) of Regulation S-K as promulgated by the SEC) before allowing the Company to enter into any such transaction. The Company has not adopted a static set of criteria to be applied in evaluating a related party transaction and instead tailors the scope of its review to the particular circumstances presented by each transaction to ensure that any such transaction is thoroughly reviewed and evaluated. Based on the Company’s review of its transactions, there have been no transactions or proposed transactions considered to be related party transactions since January 1, 2019.

26	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

DIRECTOR COMPENSATION

The Company’s director compensation is designed to attract and retain highly qualified, independent directors to represent shareholders on the Board and act in their best interest. The Compensation Committee, which consists solely of independent directors, has primary responsibility for setting our director compensation. FW Cook, the Committee’s independent compensation consultant, assists the Compensation Committee in evaluating our director compensation program.

Elements of Non-Employee Director Compensation

Director compensation is designed to align director compensation with emerging best practices and reflect the Board’s belief that director compensation should not depend upon the number of meetings held but rather on the ongoing work and role of the directors throughout the year. The 2019 elements of our non-employee director compensation included the following:

•	Annual Retainer. An annual retainer of $110,000 was paid to each non-employee director in quarterly installments.

•	Committee Chair Annual Retainer. The Chair of each standing committee of the Board received an additional retainer, paid on a quarterly basis. The retainer for the Chair of the Audit Committee is $25,000, the retainer for the Chair of the Compensation Committee is $20,000 and the retainers for the Chairs of the Nominating and Corporate Governance Committee and the Quality and Compliance Committee each are $15,000.

•	Lead Independent Director Annual Retainer. The retainer for the Lead Independent Director is $45,000, paid on a quarterly basis.

•	Equity Compensation. Each non-employee director who was then serving on the Board received a grant of restricted stock units having a value of approximately $180,000 on February 12, 2019, subject to the requirements of the Company’s Director Stock Ownership Program (as further described below). The number of restricted stock units granted was determined by using the closing price of the Company’s Common Stock on the grant date
($146.59). The restricted stock units vested fully on February 12, 2020.

The Company has a policy of granting to each new director that joins the Board equity awards with a prorated amount of the value of the annual award granted to all directors, with a one-year vesting period.

Mr. Davis received a grant of restricted stock units on December 1, 2019, in connection with his appointment to the Board, having a value of approximately $30,000, subject to the requirements of the Company’s Director Stock Ownership Program. The number of restricted stock units granted was determined by using the closing price of the Company’s Common Stock on the grant date ($172.60). The restricted stock units vest fully on December 1, 2020.

•	Reimbursement of Expenses. Each director is reimbursed for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees, as well as for related activities such as director education courses and materials consistent with our policies concerning reimbursement for travel, entertainment and other expenses.

The directors’ cash compensation and equity compensation award was recommended by FW Cook in 2019 based on their study of non-employee director compensation and was intended to maintain director pay levels with the competitive median of the peer group used for purposes of director compensation comparisons and broader industry benchmarks, and in 2019 FW Cook confirmed that the cash and equity compensation remained consistent with market practice.

Director Stock Ownership Program

Maintaining a significant personal level of stock ownership ensures that each director is financially aligned with the interests of our shareholders. The Board believes that by holding an equity position in the Company, directors

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	27

DIRECTOR COMPENSATION

demonstrate their alignment with the long-term strategy and initiatives of the Company. In October 2018, the Board revised the Company’s Director Stock Ownership Program to more closely align the policy with that of the peer group, by requiring each non-employee director to acquire and maintain a number of shares having a value equal to five times that of the annual cash retainer.

For purposes of determining whether the stock ownership requirement is satisfied, a calculation is performed for each director annually as of the business day closest to June 30 of each year (the “Measurement Date”), utilizing the average closing price of the Company’s Common Stock for the 90-day period ending on the Measurement Date. For new participants, the stock ownership requirement is initially determined as of the date that the director becomes a participant, utilizing the average closing price of the Company stock for the 90-day period ending on that date.

Until the required level of ownership is met, a director is required to hold 50 percent of any shares of Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of any shares utilized to pay for the exercise price of the option and any tax withholding, if applicable. If a director fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants to that director. Once satisfied, each director is required to maintain the required level of stock ownership for his or her entire tenure of service on the Board. Each member of our Board is currently in compliance with the director stock ownership program, either through satisfying the required level of ownership, or by satisfying the holding requirement.

Summary of 2019 Compensation to Non-Employee Directors

The compensation paid by the Company to the non-employee directors for 2019 is set forth in the table below. Information on compensation for each of Mr. Schechter and Mr. King is set forth in the “Executive Compensation” section below (page 63).

NAME	FEES EARNED OR PAID IN CASH ($)(1)	RESTRICTED STOCK UNIT AWARDS ($)(2)	TOTAL ($)

Kerrii B. Anderson	$135,000	$179,866	$314,866

Jean-Luc Bélingard	$110,000	$179,866	$289,866

Jeffrey A. Davis	$9,266	$29,860	$39,126

D. Gary Gilliland	$110,000	$179,866	$289,866

Garheng Kong	$130,000	$179,866	$309,866

Robert E. Mittelstaedt, Jr.(3)	$39,286	$44,857	$84,143

Peter M. Neupert	$147,500	$179,866	$327,366

Richelle P. Parham	$110,000	$179,866	$289,866

Adam H. Schechter(4)	$105,000	$179,866	$284,866

R. Sanders Williams	$125,000	$179,866	$304,866

(1)

Includes annual retainer payments of $110,000 for each director except Mr. Davis and Mr. Mittelstaedt who each received prorated retainer payments of $9,266 and $39,286, respectively. Also includes Committee Chair annual retainer payments of $25,000 to Ms. Anderson, $20,000 to Mr. Kong, and $15,000 to Mr. Neupert and Dr. Williams. Mr. Neupert and Mr. Schechter also each received prorated retainer payments of $22,500 for serving as Lead Independent Director.

(2)

Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for restricted stock units awarded to each director in 2019. For a discussion of the assumptions made in these valuations, see Note 15 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2019. The aggregate number of restricted stock units held by each director as of December 31, 2019 was 1,227 with the exception of Mr. Davis who holds 173 and Mr. Mittelstaedt who holds 0. There were no unvested non-qualified stock options as of December 31, 2019.

(3)	Mr. Mittelstaedt retired from the Board and each Committee on which he served upon the expiration of his term at the 2019 Annual Meeting.
(4)	Amounts represent compensation for Mr. Schechter’s service on the Board as a non-employee director until his appointment as President and Chief Executive Officer effective November 1, 2019.

The aggregate number of vested and exercisable stock options held by each director as of December 31, 2019 was as follows: Ms. Anderson – 0; Mr. Bélingard – 5,700; Mr. Davis – 0; Dr. Gilliland – 0; Dr. Kong – 0; Mr. Mittelstaedt – 5,700; Mr. Neupert – 0; Ms. Parham – 0; Mr. Schechter – 0; and Dr. Williams – 2,600. We ceased granting stock options to directors in 2013.

28	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee and the full Board have nominated each of Kerrii B. Anderson, Jean-Luc Bélingard, Jeffrey A. Davis, D. Gary Gilliland, Garheng Kong, Peter M. Neupert, Richelle P. Parham, Adam H. Schechter and R. Sanders Williams for election at the 2020 Annual Meeting to hold office until the next annual meeting of shareholders or until his or her earlier death, resignation or removal. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. No director nominee is related to any of our other director nominees or executive officers and there are no arrangements or understandings between a director and any other person pursuant to which such person was selected as a director nominee. If a nominee becomes unavailable or unable to serve before the 2020 Annual Meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute, your proxy will be voted for the substitute nominee.

Mr. King will retire from the Board this year. We are deeply grateful to Mr. King for his contributions to the Company. Because Mr. King has not been nominated for re-election, the Board will reduce its size to nine members effective immediately upon the expiration of Mr. King’s term at the 2020 Annual Meeting. Additional details regarding Mr. King’s retirement are included in the section entitled “Executive Transition Arrangements”.

Information about each nominee is included below, including details about the nominee’s qualifications, skills and experiences that supported the determination by the Nominating and Corporate Governance Committee and the Board that the person should serve as a director of LabCorp.

Nominees to the Board of Directors

AGE 55 President and Chief Executive Officer DIRECTOR SINCE APRIL 2013 OF BOARD MEETINGS

ADAM H. SCHECHTER

Chief Executive Officer, Director

EXPERIENCE

Adam H. Schechter has served as a director of the Company since April 1, 2013 and as the President and Chief Executive Officer of the Company since November 1, 2019. Prior to that, Mr. Schechter was an Executive Vice President of Merck & Co., Inc. from 2010 to 2018, where he was a member of Merck’s executive committee and pharmaceutical and vaccines operating committee. He served as special advisor to the CEO of Merck from January 2019 to July 2019. He previously served as President of Merck’s Global Human Health Division, which includes the company’s worldwide pharmaceutical and vaccine businesses from 2010 to 2018. Prior to becoming President, Global Human Health, Mr. Schechter served as President, Global Pharmaceutical Business from 2007 to 2010. Mr. Schechter’s extensive experience at Merck included global and U.S.-focused leadership roles spanning sales, marketing, and managed markets, as well as business and product development. He is a Board Member for Water.org and an executive board member for the National Alliance for Hispanic Health.

SKILLS & QUALIFICATIONS

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	29

ELECTION OF DIRECTORS

AGE 62 DIRECTOR SINCE MAY 2006 OF BOARD & COMMITTEE MEETINGS

KERRII B. ANDERSON

Independent Director

EXPERIENCE

Kerrii B. Anderson has served as a director of the Company since May 17, 2006. Ms. Anderson was Chief Executive Officer of Wendy’s International, Inc., a restaurant operating and franchising company, from April 2006 until September 2008, when the company was merged with Triarc. Ms. Anderson served as Executive Vice President and Chief Financial Officer of Wendy’s International from 2000 to 2006. Prior to this position, she was Chief Financial Officer, Senior Vice President of M/I Schottenstein Homes, Inc. from 1987 to 2000. Ms. Anderson has served as a director and a member of the Compensation Committee and Audit Committee of Worthington Industries, Inc. (NYSE: WOR) since September 2010, a director and member of the Audit and Finance Committee of Abercrombie & Fitch Co. (NYSE: ANF) since February 2018, and a director and a member of the Compensation and Management Development Committee of The Sherwin-Williams Company (NYSE: SHW) since April 2019. Ms. Anderson serves on the Financial Committee of the Columbus Foundation and on the Board of Trustees, as well as the Chair of the Finance and Audit Committee for Ohio Health. She serves on the Board of Trustees for Elon University and is Chairwoman of the Audit Committee for Elon. Ms. Anderson served as the Chairwoman of the board of Chiquita Brands International Inc. from October 2012 until the Company was sold on January 6, 2015, and was the chair of the Nominating and Corporate Governance Committee and a Member of the Audit Committee. She also was a director of PF Chang’s China Bistro, Inc. from 2010 until June 2012 and Wendy’s International from 2006 until September 30, 2008.

SKILLS & QUALIFICATIONS

AGE 71 DIRECTOR SINCE APRIL 1995 OF BOARD MEETINGS

JEAN-LUC BÉLINGARD

Independent Director

EXPERIENCE

Jean-Luc Bélingard has served as a director of the Company since April 28, 1995. Mr. Bélingard currently serves as Operating Advisor to Clayton, Dubilier & Rice, a private equity investment firm, since October 2019. From 2011 to December 2017, Mr. Bélingard served as Chairman and CEO of bioMérieux (Président Directeur Général), the worldwide leader of the IVD microbiology segment and a non-U.S. public company. Mr. Bélingard continues to serve on the board of directors of bioMérieux and as Vice President of Institut Mérieux. Mr. Bélingard retired as Chairman and Chief Executive Officer of Ipsen SA, a diversified French healthcare holding company, on November 22, 2010. He had served in that position since 2002. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of bioMérieux-Pierre Fabre, a diversified French healthcare holding company, where his responsibilities included the management of that company’s worldwide pharmaceutical and cosmetic business. From 1990 to 1999, Mr. Bélingard was Chief Executive Officer of Roche Diagnostics and a member of the Hoffman La Roche group Executive Committee. Mr. Bélingard is a director of Lupin Limited (India), a non-U.S. public company. Mr. Bélingard is also a director at Transgene SA an Institut Mérieux company. Mr. Bélingard serves on the board of Laboratoire Pierre Fabre S.A. (France) since 2013, which is owned by The Pierre Fabre Foundation, a government-recognized public organization. Mr. Bélingard is also a member of the Bill and Melinda Gates Foundation CEO Roundtable and has served on the Novo Advisory Group of Novo Holdings since 1998. Mr. Bélingard was Chairman of “FEFIS,” the French Federation of Health Industries (Fédération Française des Industries de Santé) from 2016 to December 2019, and, since January 2017, he has been a member of the Conseil National de l’Industrie (C.N.I.) chaired by the French government. Mr. Bélingard’s long tenure at Roche, Ipsen and bioMérieux demonstrates his valuable business, leadership and management experience, including leading a large healthcare organization with global operations. He brings a strong strategic, operational and risk management background to the Company’s Board and an important international perspective to the board’s deliberations. In addition, Mr. Bélingard has extensive corporate governance experience through his service on other public company boards.

SKILLS & QUALIFICATIONS

30	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

ELECTION OF DIRECTORS

AGE 56 DIRECTOR SINCE DECEMBER 2019 OF BOARD AND COMMITTEE MEETINGS

JEFFREY A. DAVIS

Independent Director

EXPERIENCE

Jeffrey A. Davis has served as a director of the Company since December 1, 2019. Mr. Davis currently serves as the Chief Financial Officer of Qurate Retail Group, a leading retailer and media conglomerate comprised of eight retail brands including QVC, HSN and Zulily, since October 2018. Prior to Qurate Retail Group, Mr. Davis served as Chief Financial Officer of J. C. Penney Company Inc., from July 2017 until September 2018. Prior to joining J. C. Penney, Mr. Davis served as Chief Financial Officer of Darden Restaurants Inc. from July 2015 until March 2016 and Chief Financial Officer of the Walmart U.S. segment of Walmart Inc. from January 2014 to May 2015, and in various other positions of increasing responsibility at Walmart U.S. from 2006 to 2013. Mr. Davis’ experience also includes nine years in senior executive roles at Lakeland Tours LLC and McKesson Corporation. Mr. Davis holds a bachelor’s degree in accounting from the Pennsylvania State University and a master’s degree in business administration from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh. Mr. Davis’ extensive experience in public company leadership and as a CFO across multiple industries brings comprehensive financial management experience to the Board, as well as experience in mergers and acquisitions, capital structure, financial planning and expertise in management.

SKILLS & QUALIFICATIONS

AGE 65 DIRECTOR SINCE APRIL 2014 OF BOARD AND COMMITTEE MEETINGS

D. GARY GILLILAND, M.D., PH.D

Independent Director

EXPERIENCE

D. Gary Gilliland has served as a director of the Company since April 1, 2014. Dr. Gilliland has served as President and Director Emeritus of the Fred Hutchinson Cancer Research Center in Seattle, WA since January 31, 2020. From January 2, 2015 to January 30, 2020, Dr. Gilliland previously served as President and Director of the Fred Hutchinson Cancer Research Center. Prior to that, he was the inaugural Vice Dean and Vice President for Precision Medicine at the University of Pennsylvania Perelman School of Medicine from October 2013 to January 2015, where he was responsible for synthesizing research and clinical-care initiatives across all medical disciplines including cancer, heart and vascular medicine, neurosciences, genetics, and pathology, to create a national model for the delivery of precise, personalized medicine. From 2009 until he joined Penn Medicine in 2013, Dr. Gilliland was Senior Vice President of Merck Research Laboratories and Oncology Franchise Head. At Merck, Dr. Gilliland oversaw first-in-human studies, proof-of-concept trials, and Phase II/III registration trials that included the development of pembrolizumab (anti-PD1) for treatment of cancer, and managed all preclinical and clinical oncology-licensing activities. Prior to joining Merck, Dr. Gilliland was a member of the faculty at Harvard Medical School for nearly 20 years, where he served as Professor of Medicine and a Professor of Stem Cell and Regenerative Biology. He was also an Investigator of the Howard Hughes Medical Institute from 1996 to 2009, Director of the Leukemia Program at the Dana-Farber/Harvard Cancer Center from 2002 to 2009, and Director of the Cancer Stem Cell Program of the Harvard Stem Cell Institute from 2004 to 2009. Dr. Gilliland has a Ph.D. in Microbiology from UCLA and an M.D. from UCSF. He is board-certified in Internal Medicine and had his Fellowship training in Hematology and Oncology, each at Harvard Medical School. Dr. Gilliland’s expertise in cancer genetics and his experience working within medical communities ranging from academia to the pharmaceutical industry position him to provide a practical and balanced perspective to the Board. Dr. Gilliland also brings to the board executive experience in clinical research, as well as in healthcare finance and mergers and acquisitions.

SKILLS & QUALIFICATIONS

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ELECTION OF DIRECTORS

AGE 44 DIRECTOR SINCE DECEMBER 2013 OF BOARD AND COMMITTEE MEETINGS

GARHENG KONG, M.D., PH.D.

Independent Director

EXPERIENCE

Dr. Kong has served as a director of the Company since December 1, 2013. Dr. Kong is the managing partner of HealthQuest Capital, a healthcare-focused investment firm, and was previously a general partner at Sofinnova Capital, a position he held from 2010 to 2013. Before joining Sofinnova, Dr. Kong was a general partner from 2000 to 2010 at Intersouth Partners, a venture capital firm where he was a founding investor or board member for various life science ventures, several of which were acquired by large pharmaceutical companies. Prior to his investing career, Dr. Kong was employed by GlaxoSmithKline, McKinsey & Company, and TherOx. Dr. Kong has served on the board of directors of Venus Concept Inc. (NASDAQ: VERO), a medical technology company, since June 2017, when HealthQuest made an investment in Venus Concept. Dr. Kong has served on the board of directors of Alimera Sciences, Inc. (NASDAQ: ALIM), a pharmaceutical company that specializes in the commercialization and development of ophthalmic pharmaceuticals, since October 2012, when Sofinnova made an investment in Alimera, where he also served as the Chairman of the Compensation Committee. Dr. Kong has served on the board of directors of Strongbridge Biopharma plc (NASDAQ: SBBP) since 2015. Dr. Kong has previously served on the board of directors of Histogenics Corporation (NASDAQ: HSGX) a public biotechnology company, from July 2012 until February 2019, which he joined in connection with an investment by Sofinnova, and Avedro, Inc. (NASDAQ: AVDR), a commercial-stage ophthalmic medical technology company, from April 2017 until November 2019. Dr. Kong also previously served on the Board of Melinta Therapeutics (NASDAQ: CEMP), a pharmaceutical company formerly known as Cempra Pharmaceuticals, from September 2006 until June 2019. Dr. Kong also sits on the Duke University Medical Center Board of Visitors.

SKILLS & QUALIFICATIONS

AGE 64 DIRECTOR SINCE JANUARY 2013 OF BOARD AND COMMITTEE MEETINGS

PETER M. NEUPERT

Independent Director

EXPERIENCE

Peter M. Neupert has served as a director of the Company since January 2013. Mr. Neupert was an Operating Partner at Health Evolution Partners, a health only, middle market private equity firm, from January 2012 until June 2015. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group from its formation in 2005 to January 2012. Mr. Neupert served on the President’s Information Technology Advisory Committee (PITAC), co-chairing the Health Information Technology Subcommittee and helping to drive the “Revolutionizing Health Care Through Information Technology” report, published in June 2004. Mr. Neupert served as the founding President and Chief Executive Officer of drugstore.com from 1998 to 2001 and as Chairman of the board of directors through September 2004. Mr. Neupert has served as a director of Adaptive Biotechnologies Corporation (NASDAQ: ADPT) since December 2013 and currently serves as the Lead Independent Director. He is also a Director of Clinithink Ltd. and Navigating Cancer Inc. He served on the Board of Directors of Quality Systems, Inc., now known as NextGen Healthcare, Inc. (NASDAQ: NXGN) from August 2013 to January 2014 and Freedom Innovations LLC from May 2013 to April 2016. He serves as a trustee for the Fred Hutchinson Cancer Research Center and was an active member of the Institute of Medicine’s Roundtable on Value & Science-Driven Healthcare from 2007 to 2011. Mr. Neupert brings to the Board experience as a recognized expert in health information technology and perspective on how to grow shareholder value leveraging business strategies with technology. Mr. Neupert is an audit committee financial expert as a result of his experience, including his experience as CEO and Chairman of drugstore.com. Mr. Neupert serves as the Board’s Lead Independent Director and brings a deep understanding of the role of the Board and its oversight of corporate governance and business strategy.

SKILLS & QUALIFICATIONS

32	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

ELECTION OF DIRECTORS

AGE 52 DIRECTOR SINCE FEBRUARY 2016 OF BOARD AND COMMITTEE MEETINGS

RICHELLE P. PARHAM

Independent Director

EXPERIENCE

Richelle Parham has served as a director of the Company since February 8, 2016. In October 2019, Ms. Parham became a Managing Director of WestRiver Group, which is a collaboration of leading investment firms that provides integrated capital solutions to the global innovation economy with investments focused on technology, life sciences, energy, and experiential sectors. She is currently a Strategic Advisor at Camden Partners, a private equity firm, where she previously served as a General Partner from October 2016 to October 2019. Prior to Camden Partners, Ms. Parham served as Vice President, Chief Marketing Officer of eBay from November 2010 to March 2015. Ms. Parham was responsible, globally, for eBay brand strategy and brand marketing, to reach 108+ million active eBay users, Internet marketing and for customer relationship management. Prior to joining eBay, Ms. Parham served as head of Global Marketing Innovation and Initiatives and head of Global Marketing Services at Visa, Inc. from 2008 to 2010. Her experience also includes 13 years at Digitas, Inc., a leading marketing agency, where she held a variety of senior leadership roles, including senior vice president and general manager of the agency’s Chicago office. An advocate of empowering female leaders through STEM programs, Ms. Parham is on the advisory board for Girls Who Code. Ms. Parham has served as a Director of Best Buy Co., Inc. (NYSE: BBY) and e.l.f. Beauty, Inc. (NYSE: ELF) since March 16, 2018. She served on the board of directors for Scripps Network Interactive Inc. (NYSE:SNI) from 2012 to March 2018, when Scripps Network was acquired by Discovery Communications. Ms. Parham holds double Bachelor of Science degrees in business administration and design arts from Drexel University. She became a member of the Drexel University board of trustees in 2014.

SKILLS & QUALIFICATIONS

AGE 71 DIRECTOR SINCE MAY 2007 OF BOARD AND COMMITTEE MEETINGS

R. SANDERS WILLIAMS, M.D.

Independent Director

EXPERIENCE

Dr. R. Sanders Williams has served as a director of the Company since May 16, 2007. Dr. Williams has served as President Emeritus of The J. David Gladstone Institutes since January 1, 2018. Prior to this appointment, he was president of The J. David Gladstone Institutes since November 2009, and he served as Chief Executive Officer of The J. David Gladstone Foundation until December 31, 2018. Dr. Williams also currently is Professor of Medicine at the University of California San Francisco, Professor of Medicine at Duke University, and Senior Advisor for science and technology, Duke University. Dr. Williams served Duke University between 2001 and 2010 as Dean of the School of Medicine, Senior Vice Chancellor, Senior Advisor for International Strategy, and founding Dean of the Duke-NUS Graduate Medical School Singapore. He has served previously as President of the Association of University Cardiologists, Chairman of the Research Committee of the American Heart Association, on the editorial boards of leading biomedical journals, on the Advisory Committee to the Director of the National Institutes of Health and on the board of external advisors of the National Heart, Lung and Blood Institute. Dr. Williams was a director of Bristol-Meyers Squibb Company (NYSE: BMS) from 2006 until May 2013 and has been a director of Amgen, Inc. (NASDAQ: AMGN) since October 2014. Dr. Williams is a member of the National Academy of Medicine, and a Fellow of the American Association for the Advancement of Science.

SKILLS & QUALIFICATIONS

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	33

EXECUTIVE OFFICERS

Information regarding each of LabCorp’s executive officers and their relevant business experience is summarized below.

Adam H. Schechter

President and Chief Executive Officer

See “Proposal One: Election of Directors” (page 29) for information about Mr. Schechter.

Lance V. Berberian

Executive Vice President and Chief Information and Technology Officer

Lance V. Berberian (57) has served as Executive Vice President and Chief Information and Technology Officer since February 15, 2020. Prior to that he served as Senior Vice President and Chief Information Officer from February 2014. Mr. Berberian served as Chief Information Officer at IDEXX Laboratories, a global leader in diagnostics and information technology solutions for animal health and food and water quality, from May 2007 to January 2014. Mr. Berberian served as Chief Information Officer and President of Kellstrom Aerospace Defense, a fully integrated supply chain firm, from January 2000 to April 2007. He also served as Chief Information Officer of Interim Healthcare from September 1997 to January 2000.

Brian J. Caveney, M.D., J.D., M.P.H.

Executive Vice President, President, Diagnostics and Chief Medical Officer

Brian J. Caveney (46) has served as Executive Vice President, President, Diagnostics and Chief Medical Officer since November 5, 2019. Prior to that he served as Senior Vice President and Chief Medical Officer from September 2017. In his role as Chief Medical Officer, he has broad responsibility for the medical and scientific strategy of the enterprise. From 2011 until joining the Company, Dr. Caveney was Chief Medical Officer at Blue Cross and Blue Shield of North Carolina (Blue Cross NC). In addition to various roles in the Healthcare Division of the core health plan, Dr. Caveney also served as Chief Clinical Officer of Mosaic Health Solutions, a wholly owned subsidiary of Blue Cross NC for strategic investments in diversified health solutions businesses. Prior to joining Blue Cross NC, Dr. Caveney was a practicing physician and assistant professor at Duke University Medical Center and also provided consulting services for several companies in the Research Triangle Park, North Carolina, region. Dr. Caveney holds an M.D. from the West Virginia University School of Medicine, a J.D. from the West Virginia University College of Law and an M.P.H. in health policy and administration from the University of North Carolina at Chapel Hill. He completed his residency at Duke University Medical Center and is board-certified in preventive medicine, with a specialty in occupational and environmental medicine. He is the past President of the Southeastern Atlantic College of Occupational and Environmental Medicine.

Glenn A. Eisenberg

Executive Vice President and Chief Financial Officer

Glenn A. Eisenberg (58) has served as Executive Vice President and Chief Financial Officer since June 2014. Mr. Eisenberg received his Bachelor of Arts degree from Tulane University in 1982 and his Master of Business Administration from Georgia State University in 1988. From 2002 until joining the Company, he served as the Executive Vice President of Finance and Administration and Chief Financial Officer at The Timken Company, a $4.3 billion leading

34	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

EXECUTIVE OFFICERS

global manufacturer of highly engineered bearings and alloy steels and related products and services. Previously, he served as President and Chief Operating Officer of United Dominion Industries, now a subsidiary of SPX Corporation, after working in several roles in finance, including Executive Vice President and Chief Financial Officer. Mr. Eisenberg serves on the Board of Directors of US Ecology, Inc. (NASDAQ: ECOL) since December 2018, and as a director of Perspecta Inc. (NYSE: PRSP) since May 2019. Mr. Eisenberg served on the Boards of Directors of Family Dollar Stores Inc. until July 2015, where he chaired the Audit Committee; and Alpha Natural Resources Inc. until May 2015, where he was the lead independent director and chaired the Nominating and Corporate Governance Committee.

Paul R. Kirchgraber

Executive Vice President and Chief Executive Officer, Covance Drug Development

Paul Kirchgraber (58) has served as Executive Vice President and Chief Executive Officer, Covance Drug Development since November 1, 2019. From July 2018 until then, Dr. Kirchgraber served as Senior Vice President and head of Covance’s clinical trial testing solutions, and he served as Senior Vice President of Central Laboratories from April 2015 until July 2018. He served as Vice President and General Manager of Americas with Covance Central Laboratories from 2012 until 2015. Prior to that Dr. Kirchgraber served as Vice President Global Laboratory Operations and Medical Affairs with Covance Central Laboratory from 2009 – 2015. Prior to joining the Company, Dr. Kirchgraber also served at Quintiles Laboratories Ltd as Vice President and Global Medical Director where he was responsible for oversight of wholly owned laboratories in the U.S., Singapore, South Africa, India, and China and as Senior Director of Laboratory Services/ North American Medical Director where he had operational responsibility for laboratory and specimen management departments and was the medical director of the U.S. laboratory. Dr. Kirchgraber received his medical degree from Cornell University and his Master’s degree in Business Administration from Binghamton University, and he holds three board certifications from the American Board of Pathology.

Mark S. Schroeder

Executive Vice President, and President, Diagnostics Laboratory Operations and Global Supply Chain

Mark Schroeder (59) has served as Executive Vice President and President, Diagnostics Laboratory Operations and Global Supply Chain since November 5, 2019. From March 2016 until then, Mr. Schroeder served as Chief Supply Chain Officer. In that role, he was responsible for LabCorp’s global supply chain management function and overseeing Diagnostics and Drug Development supply chain operations around the world. Prior to that role, he served as Senior Vice President, Integrated Genetics, Oncology and Supply Chain Operations from 2014 to 2016. He was the Senior Vice President, Supply Chain Operations prior to that role, a position he held since joining the Company in May 2007. Mr. Schroeder serves on the FedEx Healthcare Industry Advisory Board. Mr. Schroeder holds a Bachelor’s degree in Interdisciplinary Engineering and Management from Clarkson University.

Judith C. Seltz

Executive Vice President and Chief Human Resources Officer

Judith Seltz (57) has served as Executive Vice President and Chief Human Resources Officer since February 15, 2020. From October 15, 2019 until then, Ms. Seltz served as Senior Vice President and Chief Human Resources Officer. Ms. Seltz previously served as Chief Human Resources Officer at Diversey Inc., a global provider of sustainable hygiene technologies and services, from October 2018 until July 2019. Prior to Diversey, Ms. Seltz was Senior Vice President of Human Resources for the Global Human Health division of Merck and Co., from June 2003 until August 2018. Prior to Merck, she also worked at Hughes Network Systems and ARINC. Ms. Seltz holds a Bachelor of Arts from the University of Richmond and a Master of Administrative Science in human resources management from Johns Hopkins Carey Business School.

Amy B. Summy

Executive Vice President and Chief Marketing Officer

Amy B. Summy (54) has served as Executive Vice President and Chief Marketing Officer since March 2, 2020. Prior to joining LabCorp, she was Partner, Marketing & Insights Practice Leader for the Americas for Ernst & Young from

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	35

EXECUTIVE OFFICERS

February 2018 to February 2020. From January 2013 to January 2018, Ms. Summy was Senior Vice President and Chief Marketing Officer for TE Connectivity Ltd., where she built the marketing organization, establishing a digitally centered, customer-driven marketing capability for the company. Prior to that, Ms. Summy was Senior Vice President from July 2011 to December 2012. Ms. Summy also worked for Sapient and SapientNitro from 1996 to 2011, where she held executive agency leadership roles including Managing Director and Chief Marketing Officer. Ms. Summy received her Bachelor’s degree in Finance from Kent State University and holds a Master’s degree in Business Administration from New York University’s Stern School of Business. Ms. Summy co-founded and is a Board Member for No More Kids with Cancer, a childhood cancer research nonprofit dedicated to accelerating the discovery of safer, less toxic and more effective treatments for children with cancer.

Sandra D. van der Vaart

Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

Sandra D. van der Vaart (60) has served as Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since February 15, 2020. From February 2019 until then, Ms. Van der Vaart served as Senior Vice President, Global General Counsel and Chief Compliance Officer and Corporate Secretary. Prior to that she served as LabCorp’s Senior Vice President, Deputy Chief Legal Officer from September 2015 until February 2019 and Senior Vice President, General Counsel and Assistant Secretary from January 2009 until September 2015. Prior to serving in these roles, Ms. van der Vaart served in various other roles within the legal department at the Company beginning in January 2001.

Peter J. Wilkinson

Senior Vice President and Chief Accounting Officer

Peter J. Wilkinson (49) has served as Senior Vice President and Chief Accounting Officer since April 2019. From January 2019 until then, Mr. Wilkinson served in the role of LabCorp’s Senior Vice President, Accounting. Prior to that, Mr. Wilkinson served as Executive Vice President and Chief Financial Officer of Syneos Health, Inc.’s clinical division, a biopharmaceuticals services organization, from August 2017 to July 2018 and as Senior Vice President and Chief Accounting Officer of INC Research Holdings, Inc., a publicly traded predecessor to Syneos Health, from February 2016 to August 2017. Mr. Wilkinson also previously served as Senior Vice President in the INC Research finance department from April 2014 to February 2016. Prior to his position with INC Research, Mr. Wilkinson worked as a self-employed financial consultant, following earlier positions as the Chief Accounting Officer at Pharmaceutical Product Development, LLC, a clinical research organization and an auditor with Deloitte.

36	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary	38	The Company’s executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that take into account the Company’s financial and business performance, execution of the Company’s strategic plan, leadership, and operational performance. The Company uses variable compensation to motivate and reward executive performance, as well as to align executive compensation with the Company’s actual performance and shareholder returns. In 2019, our executives averaged a 103% payout under our annual incentive plan, which is consistent with our solid 2019 financial results, as discussed below in the section “Executive Summary – Company Performance Highlights,” on page 38 and earned 144.8% for the performance shares award measurement period that ended December 31, 2019, which is consistent with our exceptional three year adjusted EPS and revenue growth and our strong total shareholder return. To ensure shareholder input is reflected in our programs, we engage with our shareholders throughout the year to discuss their views on our compensation programs. Over the last five years, our annual advisory vote on executive compensation has averaged support of approximately 95% of the shares voted.
2019 Company Performance Highlights	38
Shareholder Engagement and Evolution of Compensation Plan	40
Compensation Program Overview and Alignment with Company Performance and Shareholder Interests	40
Summary Compensation Table	63
Potential Payments Upon Termination or Change in Control	72

This Compensation Discussion and Analysis describes the Company’s executive compensation program and decisions for 2019. This section details the compensation framework applied by the Committee and, in particular, our compensation philosophy, elements of executive pay, compensation decisions and the link between executive pay and performance. In accordance with the rules of the SEC, the NEOs for 2019 are:

•  Adam H. Schechter, President and Chief Executive Officer

•  Lance V. Berberian, Executive Vice President, Chief Information and Technology Officer

•  Brian J. Caveney, Executive Vice President, President, Diagnostics and Chief Medical Officer

•  Glenn A. Eisenberg, Executive Vice President, Chief Financial Officer

•  Mark S. Schroeder, Executive Vice President, President, Diagnostics Laboratory Operations and Global Supply Chain

•  David P. King, Former President and Chief Executive Officer

•  John D. Ratliff, Former Executive Vice President, Chief Executive Officer, Covance Drug Development*

* Mr. Ratliff resigned from the Company on November 1, 2019.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	37

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

On November 1, 2019, Adam H. Schechter, a veteran Board member and former Lead Independent Director of the Company, was appointed as our President and Chief Executive Officer. Mr. Schechter succeeded David P. King, who had served in these roles since May 2009. This change resulted from a multi-year CEO succession planning process during which Mr. King worked with the Board to secure the best possible successor to build on LabCorp’s success. Mr. King remains an employee of the Company as Senior Advisor to the Chief Executive Officer and will retire as Chairman and a member the Company’s Board upon the expiration of his term on May 13, 2020. Under the transition agreement, Mr. King will continue to serve as Senior Advisor until at least December 31, 2020. We are deeply grateful to Mr. King for his contributions to the Company.

As a part of the transition in the Chief Executive Officer role, Mr. Schechter established a new executive leadership team, drawing from select incumbents, proven leaders promoted from within the Company, and external candidates. The Board supported Mr. Schechter in these efforts, and effective as of November 5, 2019, Dr. Brian Caveney was promoted to the position of Executive Vice President and President of Diagnostics, and Mr. Schroeder was promoted to the position of Executive Vice President and President, Diagnostics Laboratory Operations and Global Supply Chain. The Board has also appointed additional members to the executive management team, including a new Chief Marketing Officer and Chief Human Resources Officer, who are identified in the section “Executive Officers” section on page 34.

Given these changes in leadership, the Compensation Committee has taken action to ensure that the Company’s NEOs have appropriate compensation arrangements and meaningful long-term incentives to align their interests with our shareholders and promote management continuity. These actions are described in more detail in the “2019 Actions” and “Executive Transition Arrangements” sections on pages 45 and 56, respectively.

2019 Company Performance Highlights

The Compensation Committee considers the Company’s financial and business performance, execution of the Company’s strategic plan, leadership, and operational performance in making compensation decisions. The Committee believes that realized compensation should be tied to the performance of the Company and shareholder returns. LabCorp delivered a solid performance in 2019 including two percent consolidated revenue growth and approximately three percent Adjusted EPS growth. This performance aligned with the company’s internal outlook and expectations, and the company’s outlook for 2019 provided to the public markets in early 2019. Our management team continues to drive the disciplined execution of our mission to improve health and improve lives by delivering world-class diagnostic solutions, bringing innovative medicines to patients faster and using technology to improve the delivery of care. Our management team has transformed the Company into a leading global life sciences company with employees in approximately 51 countries.

The Company achieved solid operational and financial performance across a broad range of measures in 2019.

•	Revenue: Full year revenue of $11.6 billion, an increase of 2.0% over last year’s $11.33 billion

•	Diluted EPS: Full year of $8.35
•	Adjusted EPS: Full year of $11.32, compared to $11.02 in 2018, an increase of 2.7 percent

Adjusted Earnings Per Share is a non-GAAP measure that excludes amortization, restructuring and other charges. In 2019, Adjusted Earnings Per Share excluded the $3.02 per diluted share impact from amortization, the $0.13 per diluted share loss on disposition of businesses, the $0.16 per diluted share net gains and losses on venture investments, and the $0.02 per diluted share expense due to the debt refinancing costs.

38	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

REVENUE AND ADJUSTED EPS EXCLUDING AMORTIZATION: 2009 – 2019

(1)	The full year consolidated results of the Company include Covance as of February 19, 2015; prior to February 19, 2015, these consolidated results exclude Covance.
(2)

Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (ASC 606), using the full retrospective method. The table above presents the Company’s restated financial results in 2016 and 2017. The adoption of ASC 606 resulted in higher revenue and lower adjusted EPS in 2016 and 2017. The revenue and adjusted EPS for the years 2008 through 2015 do not reflect the adoption of ASC 606.

(3)	2008 revenue includes a $7.5 million adjustment relating to certain historic overpayments made by Medicare for claims submitted by a subsidiary of the Company.
(4)

Excluding the ($0.09) per diluted share impact of restructuring and other charges and the $0.35 per diluted share impact from amortization in 2009; excluding the $0.26 per diluted share impact of restructuring and other charges and the $0.43 per diluted share impact from amortization in 2010; excluding the $0.72 per diluted share impact of restructuring and other charges, the $0.03 per diluted share impact from a loss on the divestiture of assets and the $0.51 per diluted share impact from amortization in 2011; excluding the $0.29 per diluted share impact of restructuring and other charges and the $0.54 per diluted share impact from amortization in 2012; excluding the $0.15 per diluted share impact of restructuring and other charges and the $0.55 per diluted share impact from amortization in 2013; excluding the $0.34 per diluted share impact of restructuring and other charges and the $0.55 per diluted share impact from amortization in 2014; excluding the $2.44 per diluted share impact of restructuring and other charges and the $1.12 per diluted share impact from amortization in 2015; excluding the $0.64 per diluted share impact of restructuring and other charges and the $1.17 per diluted share impact from amortization in 2016; excluding the $0.98 per diluted share impact of restructuring and other charges, the $1.41 per diluted share impact from amortization, and the one-time benefit of $5.00 per diluted share from the implementation of the Tax Cuts and Jobs Act (the “TCJA”) of 2017; excluding the $1.17 per diluted share impact of restructuring and other charges, the net $1.10 per diluted share gain on disposition of businesses, the $0.05 per diluted share charge related to a pension settlement, the $0.04 per diluted share write-off of a venture investment, the $0.08 per diluted share expense due to the re-valuation of deferred tax liabilities related to the acquisition integration of Chiltern, the $1.73 per diluted share impact from amortization, and the impact from the implementation of the TCJA of $0.44 per diluted share in 2018; and excluding the $3.02 per diluted share impact from amortization, the $0.13 per diluted share loss on disposition of businesses, the $0.16 per diluted share net gains and losses on venture investments, the $0.02 per diluted share expense due to the debt refinancing costs in 2019.

(5)

EPS, as presented represents adjusted, non-GAAP financial measures. Diluted EPS, as reported were: $4.16 in 2008; $4.98 in 2009; $5.29 in 2010; $5.11 in 2011; $5.99 in 2012; $6.25 in 2013; $5.91 in 2014; $4.35 in 2015; $6.82 in 2016; $11.81 in 2017; $8.61 in 2018; and $8.35 in 2019. Diluted EPS was restated in 2016 and 2017. Diluted EPS for the years 2008 through 2015 does not reflect the adoption of ASC 606.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	39

COMPENSATION DISCUSSION & ANALYSIS

Shareholder Engagement and Evolution of Compensation Plan

Over the last five years, our annual advisory vote on executive compensation has averaged support of approximately 95 percent of the shares voted. Last year, our annual advisory vote on executive compensation received support from approximately 92 percent of the shares represented at the 2019 Annual Meeting of Shareholders and entitled to vote. We consider this level of approval indicative of the support of the vast majority of our shareholders. We remain committed to a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders.

To ensure shareholder input is reflected in our programs, we engage with our shareholders throughout the year to discuss their views on our compensation and corporate governance programs as well as other topics of emerging concern and focus. Since our last annual meeting, we have engaged with holders representing more than 75 percent of our shares outstanding. Our shareholder outreach involved members of management and our Board, including our Lead Independent Director and our Audit Committee Chair. We strive to increase our engagement with our shareholders, including by involving our Lead Independent Director as well as other members of our Board in meetings with our largest shareholders. One key area of discussion with our shareholders is our executive compensation program. Input from our shareholders on compensation is shared with our Compensation Committee and discussed as part of the Committee’s annual review of our compensation program. Specific comments we have received from investors are reflected in the evolution of our executive compensation program and compensation best practices, as well as our corporate governance practices, such as the adoption of our Clawback Policy and our Lobbying and Political Contributions Policy. Since the Covance acquisition in 2015, our business has continued to transform and evolve and we have made structural changes to our compensation program to place greater emphasis on long-term performance and strengthen alignment with our strategic priorities.

In late 2018, after discussion with our shareholders, the Committee reviewed the long-term incentive design and considered alternative performance metrics to replace or complement EPS growth, revenue and total shareholder return (“TSR”). An array of metrics were considered in light of the Company’s strategy and level of acquisition activity, ability of leaders across the enterprise to influence different metrics, context on market practice provided by FW Cook, ability to establish meaningful long-term goals, correlation to long-term shareholder value, and transparency to participants. Based on this comprehensive assessment, the Committee decided to retain the same design and performance metrics for 2019, but agreed to periodically review performance metrics to drive continued alignment with the Company’s evolving strategic goals and shareholder expectations.

In addition, we adopted a robust Incentive Compensation Recoupment Policy (the “Clawback Policy”) in 2018, which generally provides for clawback of cash and equity awards upon an Audit Committee or Compensation Committee finding, as applicable, of an accounting restatement caused by material non-compliance, an overpayment of an award based on an accounting error, or employee misconduct, including a Compensation Committee finding of an employee’s act of fraud or dishonesty in the course of the employee’s employment. See “Equity Grant Practices; Clawback Requirement” below for further discussion.

In 2020, LabCorp implemented a Lobbying and Political Contributions Policy. We participate in the development of public policy to protect and advance our interests and in doing so further the Company’s mission to improve health and improve lives through government relations activities including: monitoring and analyzing relevant legislative and regulatory developments to establish our public policy positions; advocacy of our public policy positions through interactions with government officials, directly or through trade associations, coalitions, or other third parties; and operation of a political action committee in the United States to support candidates for public office that are supportive of our objectives. We adopted a Lobbying and Political Contributions Policy which describes our lobbying and political contributions activity and oversight. This policy, which is reviewed and approved by the Audit Committee of the Board on an annual basis, is publicly available on our website.

Compensation Program Overview and Alignment with Company Performance and Shareholder Interests

LabCorp’s executive compensation program is designed to attract, motivate, and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program discourages unnecessary risk-taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

40	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Focused on performance-based and variable compensation. Performance-based compensation comprises a significant part of total compensation, with the combined percentage of variable and at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers varies significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

The Committee has structured our executive compensation program to align compensation with performance using three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The Committee sets total target compensation for these three elements to be competitive in relation to the median peer compensation as reflected in data provided by FW Cook, its independent consultant, while continuing to emphasize the variable or at-risk portion of compensation when establishing the mix among these elements.

Approximately 61 percent of our former CEO’s target compensation is based on long-term Company or stock price performance and is in the form of equity. We believe the significant portion of total compensation delivered in equity tightly aligns our CEO’s performance with the Company’s objectives and our shareholder’s expectations. Over 75 percent of our former CEO’s target compensation is performance-based and at-risk, and we expect Mr. Schechter’s 2020 target compensation to also have approximately 75 percent be performance-based. Mr. Schechter’s compensation arrangements are described in the section entitled “Executive Transition Arrangements”.

The charts below show the mix of pay elements included in total compensation opportunities for 2019 for our former Chief Executive Officer and an average for our other NEOs:

(1)	Pay mix totals do not include special retention or promotional equity grants as described in the sections “2019 Actions” on page 45 and “Executive Transition Arrangements” on page 56.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	41

COMPENSATION DISCUSSION & ANALYSIS

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased adjusted operating income, revenue, adjusted EPS, and relative total shareholder return (compared against our peer group). Our compensation program rewards our executives for achieving goals set for these financial measures, as well as provides them a direct incentive to both preserve and create shareholder value and increase the Company’s stock price. A substantial majority of the executives’ 2019 compensation opportunity was in the form of variable and performance-based awards, including performance-based cash compensation under our annual incentive cash plan (the “MIB Plan”), performance shares, stock options and restricted stock units, all of which provide our executives a strong incentive to drive Company performance and increase shareholder value. Incentive compensation is guided by the following principles:

•	the MIB Plan provides payments only if performance goals are met or exceeded;

•	payments under the MIB Plan, if any, are based on a mix of Company goals common to all executives and strategic and individual goals for each executive in line with the executive’s major responsibilities, so that incentive cash payments relate to both Company performance as well as individual performance, and performance goals are tied to specific financial and operational priorities of the Company each year;

•	by granting performance shares on overlapping cycles, the Company can adjust multi-year performance goals each year, as appropriate; and

•	a significant portion of long-term incentives under the long-term incentive program (60 percent) are earned only if three-year objective performance goals are met.

The Committee believes this program reflects our strong commitment to a results-driven compensation program and the amounts earned in 2019 by our NEOs reflect this approach. For example, consistent with the Company’s solid financial performance in 2019, most of the Company’s financial goals under the MIB Plan were achieved near or above target. As a result of performance on those goals and after taking into account individual goals, Mr. King, our former CEO, received a MIB payout at 103 percent of target and the 2019 MIB Plan payouts to the other NEOs, other than Mr. Ratliff, were 103 percent of target.

Our commitment to paying for performance is demonstrated in the graph below, which shows the total payout of the annual non-equity incentive compensation for our former CEO for each year from 2015 to 2019. During the three-year period ending in 2019, the Company reported significant growth in revenue, adjusted earnings per share, and stock price, driven by organic growth and disciplined acquisitions.

42	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Strong Compensation Practices

Consistent with the Company’s focus on enhancing the alignment of our executive officers’ interests with those of our shareholders, the Company’s executive compensation program has the following features:

What We Do

✓	Maintain robust stock ownership requirements for executives (6 times base salary for the Chief Executive Officer)

✓	Cap annual incentive opportunity to discourage inappropriate risk-taking

✓	Provide only “double trigger” change-in-control provisions

✓	Maintain a robust Clawback Policy that applies to both cash and equity incentives

✓	Provide annual incentives linked to strategic and objective financial goals

✓

Provide mix of performance oriented long-term incentives that include performance shares (60 percent of target grant value), non-qualified stock options (20 percent of target grant value), and restricted stock units (20 percent of target grant value) with multi-year vesting

✓	Conduct annual shareholder outreach to engage on a variety of matters, including compensation

What We Don’t Do

×	Allow pledging or hedging Company stock

×	Provide tax gross-ups, including on severance or change-in-control payments

×	Use employment agreements except in connection with the hiring of our new Chief Executive Officer

×	Offer excessive change-in-control benefits

×	Pay dividends on unvested performance awards and restricted stock units that are not earned

The Role of the Compensation Committee

The Compensation Committee is responsible for the development, oversight and implementation of the executive compensation plan. The Committee works throughout the year reviewing compensation trends, evaluating emerging best practices and considering changes to the executive compensation program that aligns pay with performance and provide our senior management with an incentive to achieve superior financial results for the Company. In determining whether changes to the executive compensation program are needed, the Committee considers the goals and strategic objectives of the Company, including changes to strategy that should be reflected in the incentive structure of the management team. The Committee also considers the results of prior advisory votes on compensation and direct shareholder input in determining changes to the executive compensation program. The Committee approves changes to each component of executive officer compensation, including merit increases in base salary, annual incentive awards and long-term equity incentive awards.

Compensation Decisions for our Chief Executive Officer

With regard to compensation decisions for Mr. King, our former Chief Executive Officer, the Compensation Committee considered the results of his performance assessment, including input from all independent non-employee directors, as well as the Company’s financial and business performance. In an executive session, the chair of the Compensation Committee led the independent non-employee directors through a review of Mr. King’s annual accomplishments, a review and approval of compensation actions recommended by the Compensation Committee, and a review of performance objectives for 2019. The Board (except for Mr. King) reviewed and approved the Committee’s decisions with respect to Mr. King’s compensation. See “Executive Transition Arrangements” on page 56 for a discussion of Mr. Schechter’s 2019 compensation.

The Role of Management

Annually, the Chief Executive Officer is invited to provide input on the Compensation Committee’s executive compensation decisions, and for 2019, the Compensation Committee delegated to Mr. King the responsibility of

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COMPENSATION DISCUSSION & ANALYSIS

determining the individual and strategic goals for the annual incentive plans for each of the other NEOs, subject to the approval of the Compensation Committee. Mr. King’s input and compensation proposals for the other NEOs are based on his assessment of past and expected individual performance and contribution. In addition, the Company’s Chief Human Resources Officer, generally attends and participates in meetings of the Compensation Committee, and provides input on the design and implementation of the Company’s executive compensation program.

The Role of the Independent Consultant

FW Cook, the Committee’s independent compensation consultant, plays an integral role in supporting the Compensation Committee in the compensation-setting process, and one of its representatives attends most of the Compensation Committee meetings to serve as a resource for the Committee. FW Cook provides insight and advice related to the Company’s compensation plans and policies, and provides recommendations based on compensation trends and regulatory and compliance developments. To encourage independent review and discussion of executive compensation matters, the Compensation Committee and the Committee chair regularly meet with the independent compensation consultant in executive sessions without management present. The Compensation Committee has sole authority to retain or replace the independent compensation consultant. To maintain consultant independence, Compensation Committee pre-approval is required for all services performed by the independent compensation consultant. In 2019, the Committee assessed the independence of FW Cook considering, among other factors, the independence factors established by the New York Stock Exchange. Specifically, FW Cook provides no services to the Company or its management other than the services provided to the Compensation Committee in its capacity as the Committee’s independent adviser on executive compensation matters. FW Cook affirmed that no member of the consulting team has any business or personal relationship with the CEO or any member of the Company’s Compensation Committee. FW Cook also affirmed that neither FW Cook nor any member of the consulting team serving the Company’s Compensation Committee owns any stock of the Company. In addition, the Committee evaluated the work of FW Cook and determined that its work raised no conflict of interest, including under applicable New York Stock Exchange factors. Considering all of these factors, the Compensation Committee concluded FW Cook was independent.

Use of Peer Group

In evaluating executive compensation, the Compensation Committee considers both absolute performance of the Company and performance relative to an established peer group, as well as the pay practices of that peer group. With input from FW Cook and recognizing that LabCorp has no directly comparable competitors, the comparative peer group is selected from public companies in the healthcare services industry that are closest to LabCorp in terms of scope of services and are of a similar size in terms of revenue, profitability, cash flow, market capitalization and number of employees. Each year, with the support of FW Cook, the Committee reviews the previous year’s peer group to ensure it remains valid for benchmarking purposes and adjusts as needed to reflect changes in business strategy and circumstances (e.g., acquisitions). The companies included in the 2019 comparative peer group were:

Agilent Technologies, Inc.	Mylan N.V.

Baxter International Inc.	Owens & Minor, Inc.

Becton, Dickinson and Company	Perrigo

Boston Scientific Corporation	Quest Diagnostics Incorporated

DaVita Healthcare Partners Inc.	IQVIA Holdings Inc.

Envision Healthcare Corporation	Stryker

Henry Schein, Inc.	Thermo Fisher Scientific

Mednax

Additionally, in April 2019, upon the recommendation of FW Cook, Envision Healthcare Corporation was removed from the peer group following it being taken private in October 2018 and Zimmer Biomet Holdings, Inc. was added to the peer group as the Committee believes that its size and business mix makes it a suitable comparator for LabCorp. The updated peer group was used in advising the Committee on the compensation decisions made in November 2019.

44	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Annually, FW Cook prepares a review of competitive total compensation for the Company’s executives versus total compensation for similar positions at our peer group companies and utilizes national general industry and life sciences survey data for executives for whom there is insufficient comparable information in the peer company proxy statements.

2019 Actions

In the discussion below with respect to our 2019 compensation program, we have not described Mr. Schechter’s compensation, as his compensation was set separately in connection with his appointment to position of President and Chief Executive Officer. The section below entitled “Executive Transition Arrangements” provides additional details regarding Mr. Schechter’s compensation.

Our executive compensation program focuses on three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The following chart shows how these elements were used by the Compensation Committee in 2019.

LABCORP—2019 EXECUTIVE COMPENSATION STRUCTURE AND ACTIONS

BASE SALARY	Effective July 2019, the Committee increased Mr. King’s base pay by 2.5% and approved base salary increases of between 2.4% and 3.0% for the other NEOs, as further described in the section “Base Salary” below.

ANNUAL CASH INCENTIVE (MIB Plan)	PERFORMANCE METRICS
	Consolidated Revenues		Payouts under the 2019 MIB Plan were 103% of Target for the CEO and the other NEOs excluding Mr. Ratliff, who did not receive a payout under the MIB Plan.
Consolidated Adjusted Operating Income
Strategic Objectives

LONG-TERM INCENTIVE (LTI)	PERCENT OF LTI	PERFORMANCE METRICS
	60% – Performance Shares	70% – EPS Growth	Payouts of 2017-2019 performance share cycle were 144.8% of Target for the CEO and the other NEOs, excluding Mr. Ratliff.
30% – Revenue
Total Shareholder Return (25% Modifier)
	20% – Restricted Stock Units	Service During Vesting Period
	20% – Non-qualified Stock Options	Service During Vesting Period

In addition to the three main elements of our compensation program, we also provide limited perquisites, severance benefits, and post-retirement benefits as part of a standard, competitive compensation package.

From time to time, the Committee, in its discretion, determines that certain executives should receive additional compensation outside of the annual compensation program.

In 2019, the Committee determined that Mr. Eisenberg should receive, and in November 2019 granted him, a special retention restricted stock award with an approximate value of $5,000,000. With a focus toward retention, the Committee determined to grant this award to incentivize Mr. Eisenberg to continue as Executive Vice President and Chief Financial Officer over the long-term. In making this determination, the Committee considered Mr. Eisenberg’s significant contributions to the Company’s business performance, his strong relationships with shareholders and the investor community, and his ability to provide strategic guidance to our financial planning processes.

The award was granted in November 2019 and provides that 30 percent will vest on the one-year anniversary of the grant date, 30 percent will vest on the second anniversary of the grant date, and 40 percent will vest on the third anniversary of the grant date. The 40 percent that is scheduled to vest on the third anniversary is subject to a relative total shareholder return (“TSR”) metric. The TSR metric provides that if the three-year cumulative relative TSR falls

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COMPENSATION DISCUSSION & ANALYSIS

below the 25th percentile of our peer group, the calculated payout will be reduced by 25%, and if the three-year cumulative relative TSR is above the 75th percentile, the calculated payout will be increased by 25%.

The Committee periodically evaluates the competitiveness of the rewards package and equity due to vest over the next few years for each executive.

As a result of such a review, the Committee determined that Mr. Berberian and Dr. Caveney should each receive a one-time Restricted Stock Unit award with an approximate value of $1,000,000 given their continued contributions, the importance of their roles as Chief Information Officer (the “CIO RSU Award”) and Chief Medical Officer (the “CMO RSU Award”), respectively, within the changing landscape of healthcare, the criticality of integrating technology into our business, the growing importance of cybersecurity, and to strengthen the incentive for them to remain with the Company over the next three years. These awards were granted in February 2019 and vest in three equal annual installments.

In addition, Mr. Schroeder received a bonus of $250,000 as shown in the Summary Compensation Table on page 63. This bonus was to recognize Mr. Schroeder who served as interim leader of the Diagnostics West Division from October 2018 until September 2019 when the new leader of the West Division was hired. Mr. Schroeder led the West Division in addition to his regular role at the time of SVP, Chief Supply Chain Officer.

Base Salary

While the Compensation Committee generally targets salary levels of the NEOs at or below the median of the peer group, it retains the flexibility to adjust individual compensation to take into account variations in the individual’s job experience and responsibility, including as reviewed and recommended to the Committee by the Chief Executive Officer. Annual changes in base salaries are determined using several factors, including the peer group’s practices, our performance, the individual’s performance and increases generally provided to our employees.

Effective July 2019, the Committee increased Mr. King’s base pay by 2.5 percent. The table below sets forth the base salary changes for the NEOs during 2019.

Executive	January 1, 2019 Salary	July 1, 2019 Salary	Percent Change

Mr. King	$1,200,000	$1,230,000	2.5%

Mr. Berberian	$500,000	$515,000	3.0%

Dr. Caveney*	$450,000	$464,000	3.1%

Mr. Eisenberg	$697,000	$714,000	2.4%

Mr. Schroeder*	$381,000	$391,000	2.6%

Mr. Ratliff	$690,000	$707,000	2.5%

Mr. Schechter	N/A	N/A	N/A

*

As discussed below under “Executive Transition Arrangements”, effective November 2019, the base salaries for Dr. Caveney and Mr. Schroeder were increased by 7.8% and 22.0%, respectively, in connection with their respective promotions.

Mr. Schechter’s annual base salary was set at $1,250,000 in connection with his appointment as our President and Chief Executive Officer.

Annual Cash Incentive Pay (MIB Plan)

Our MIB Plan is designed to compensate our executives for achieving in-year goals that further the Company’s strategy and create shareholder value. Target MIB Plan award amounts for 2019 for the NEOs ranged from 50 percent to 150 percent of their base salaries prior to any annual increase, depending on the role of the executive and competitive market positioning. While Target MIB Plan awards are not increased as a result of any annual base salary increases, they are generally pro-rated when an executive receives a higher base salary mid-year in connection with a promotion. As a result of the level of performance on those goals and after taking into account individual goals, Mr. King received an MIB Plan payout above target at 103 percent of target. The other NEOs received an MIB payout of 103 percent of target with the exception of Mr. Ratliff, who did not receive an MIB payout.

46	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Company financial goals may be achieved by the NEOs at a threshold, target or superior level. If actual performance measures fall between either the threshold and target levels or the target and superior levels, the payouts are interpolated accordingly. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Individual and strategic goals are measured based on a yes/no outcome (i.e., the goal was either achieved, triggering a 100 percent target payment, or was not achieved, resulting in no payment).

Company Financial Goals. For 2019, all of the NEOs shared the following two Company financial goals, which were each weighted at 35 percent for Messrs. King, Berberian, Eisenberg, and Schroeder and Dr. Caveney:

•	Consolidated Revenue; and
•	Consolidated Adjusted Operating Income

The consolidated revenues and consolidated adjusted operating income performance measures were selected as performance measures because they are top-line and bottom-line measures used by the Company and the investment community to evaluate our operating performance.

In addition to the shared Company financial goals described above, the performance measures used for the remaining 30 percent of each NEO’s target amount were directed to specific areas of focus for each NEO for 2019, tying individual performance to strategic goals that were intended to contribute to our overall success. The individual and strategic goals applicable to each NEO under the MIB Plan for 2019 are discussed below under the heading “Summary of MIB Plan Payments by Executive.”

Setting and Evaluating Performance Targets. The threshold, target and superior goals for the consolidated revenues and consolidated adjusted operating income measures were based on various outcomes considered by the Compensation Committee, with the target amounts most closely approximating the Company’s operating budget approved by the Board. Our 2019 goals took into consideration the Company’s internal outlook and expectations, and the Company’s outlook for 2019 provided to the public markets in early 2019.

Results for 2019 Company Financial Goals. The 2019 goals that were common for each of the NEOs and the result for the year for each goal were:

COMPANY GOALS	THRESHOLD	TARGET	SUPERIOR	2019 RESULT	% OF TARGET

Consolidated Revenue(1)	$10,847.3 million	$11,509.1 million	$12,038.5 million	$11,564.4 million	105.3%

Consolidated Adjusted Operating Income(2)	$1,364.2 million	$1,705.3 million	$1,875.8 million	$1,713.2 million	102.3%

(1)

Consolidated Revenue represents the Company’s consolidated revenue as reported in the Annual Report on Form 10-K for the year ended December 31, 2019, adjusted for foreign currency impact versus budgeted exchange rates.

(2)

Consolidated Adjusted Operating Income represents the Company’s consolidated adjusted operating income (excluding amortization, restructuring charges and other special items) as reported in the Company’s 2019 earnings release on February 13, 2020, adjusted for foreign currency impact versus budgeted exchange rates.

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COMPENSATION DISCUSSION & ANALYSIS

Summary of MIB Plan Payments by Executive

Mr. King

As our former Chief Executive Officer, Mr. King had individual goals for 2019 that were focused on the importance of executing key elements of our strategic plan. As a result of the achievements reflected in the table below, Mr. King’s earned annual incentive cash payment was 103 percent of his 2019 target goal.

As further discussed below in the section entitled “Executive Transition Arrangements”, Mr. King retired from the role of President and Chief Executive Officer effective November 1, 2019.

2019 TARGET AND ACTUAL PAYOUT

	SALARY AS OF JANUARY 1, 2019	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

David P. King	$1,200,000	150%	$1,800,000	103%	$1,847,880

2019 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenue(1)	$315,000	$630,000	$945,000	$663,390

	35%	Consolidated Adjusted Operating Income(1)	$315,000	$630,000	$1,260,000	$644,490

Individual/Strategic Goals:	25%	Succession planning and talent development(2)	$-	$450,000	$-	$450,000
	5%	Achieved planned LaunchPad savings.(3)	$-	$90,000	$-	$90,000

TOTAL	100%		$630,000	$1,800,000	$2,745,000	$1,847,880

(1)	The 2019 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2019 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the detailed succession planning and talent development.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the achievement of the planned LaunchPad savings.

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COMPENSATION DISCUSSION & ANALYSIS

Mr. Berberian

As Chief Information and Technology Officer, Mr. Berberian had individual goals for 2019 that were based on enterprise IT strategy in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Berberian earned an annual incentive cash payment that was 103 percent of his 2019 target goal.

2019 TARGET AND ACTUAL PAYOUT

	SALARY AS OF JANUARY 1, 2019	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Lance V. Berberian	$500,000	70%	$350,000	103%	$359,311

2019 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenue(1)	$61,250	$122,500	$183,750	$128,993

	35%	Consolidated Adjusted Operating Income(1)	$61,250	$122,500	$245,000	$125,318

Individual/Strategic Goals:	15%	LabCorp Diagnostics: In alignment with our Enterprise Data Strategy, IT will drive efficient high-quality processes that standardize additional laboratory workflow, provide additional self-service capabilities and make billing more efficient.(2)	$-	$52,500	$-	$52,500

	15%	Covance Drug Development: IT will implement a marketing automation platform in alignment with the Enterprise Data Strategy and modernize selected systems(3)	$-	$52,500	$-	$52,500

TOTAL	100%		$122,500	$350,000	$533,750	$359,311

(1)	The 2019 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2019 Company and Segment Financial Goals.”
(2)

The Compensation Committee determined that this goal was met and approved a payout at target based on: a) the migration of our customers to the Company’s standard system; b) the launch of high volume self-service capabilities within our provider and patient products that reduced calls to the Company’s contact center, decreased paper mailings to customers and optimized the patient experience in the Company’s patient service centers; and c) implementation of a modernized module that incorporates automatic data entry/validation, image retrieval/display, and AI-based document recognition.

(3)

The Compensation Committee determined that this goal was met and approved a payout at target based on: a) the implementation of marketing cloud technology that consolidated patient contact data and the associated launch of patient engagement campaigns, including clinical trial recruitment activities; and b) the successful modernization of a number of systems that facilitated the achievement of goals outlined within the Company’s capital expenditure proposals.

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COMPENSATION DISCUSSION & ANALYSIS

Dr. Caveney

As Executive Vice President and President, Diagnostics and Chief Medical Officer, Dr. Caveney had individual goals for 2019 that were based on his responsibility for our managed care strategy and assisting the LabCorp Diagnostics segment build its diversified revenue opportunities in the employer and insurance segments. As a result of the achievements reflected in the table below, Dr. Caveney earned an annual incentive cash payment that was 103 percent of his 2019 target goal.

As further discussed below in the section entitled “Executive Transition Arrangements”, Dr. Caveney was appointed to the position of Executive Vice President and President of Diagnostics effective November 5, 2019.

2019 TARGET AND ACTUAL PAYOUT

	SALARY AS OF JANUARY 1, 2019		TARGET % OF BASE SALARY		TOTAL OPPORTUNITY AT TARGET		ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Brian J. Caveney	$450,000	(1)	60	%(1)	$306,132	(1)	103%	$314,274	(1)

2019 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenue(2)	$53,573	$107,146	$160,719	$112,824

	35%	Consolidated Adjusted Operating Income(2)	$53,573	$107,146	$214,292	$109,610

Individual/Strategic Goals:	15%	Drive our comprehensive managed care strategy(3)	$-	$45,920	$-	$45,920

	15%	Assist Diagnostics business to build its diversified revenue opportunities in the employer and insurance segments(4)	$-	$45,920	$-	$45,920

TOTAL	100%		$107,146	$306,132	$375,011	$314,274	(1)

(1)

Target payout is prorated based on Dr. Caveney’s promotion effective November 5, 2019. Effective November 5, Dr. Caveney’s base salary increased to $500,000 and his target percentage increased to 100%.

(2)	The 2019 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2019 Company and Segment Financial Goals.”
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the new contracting strategy, plan relationships and plan meetings held.
(4)

The Compensation Committee determined that this goal was met and approved a payout at target based on the review and discussion of the strategy to use the Company’s laboratory data and footprint in the U.S. for life insurance applicants, review of the employer markets to diversify revenue vetting companies in the employer services and wellness space leading to acquisitions in this space which enabled the Company to offer full service to employer customers.

50	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Mr. Eisenberg

As Chief Financial Officer, Mr. Eisenberg had individual goals for 2019 that were based on his responsibility for financial management, as well as his responsibility for completing organizational and financial analysis operations. As a result of the achievements reflected in the table below, Mr. Eisenberg earned an annual incentive cash payment that was 103 percent of his 2019 target goal.

2019 TARGET AND ACTUAL PAYOUT

	SALARY AS OF JANUARY 1, 2019	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Glenn A. Eisenberg	$697,000	100%	$697,000	103%	$715,540

2019 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenue(1)	$121,975	$243,950	$365,925	$256,879

	35%	Consolidated Adjusted Operating Income(1)	$121,975	$243,950	$487,900	$249,561

Individual/Strategic Goals:	15%	Organization: Create assessments of key senior leaders(2)	$-	$104,550	$-	$104,550
	15%	LaunchPad: Achieve 2019 budgeted LaunchPad savings(3)	$-	$104,550	$-	$104,550

TOTAL	100%		$243,950	$697,000	$1,062,925	$715,540

(1)	The 2019 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2019 Company and Segment Financial Goals.”
(2)

The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the assessments of key senior leaders, evaluating areas of development and future career opportunities.

(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the achievement of the 2019 budgeted LaunchPad savings.

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COMPENSATION DISCUSSION & ANALYSIS

Mr. Schroeder

As Executive Vice President and President, Diagnostics Laboratory Operations and Global Supply Chain, Mr. Schroeder had individual goals for 2019 that were based on operational matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Schroeder earned an annual incentive cash payment that was 103 percent of his 2019 target goal.

As further discussed below in the section entitled “Executive Transition Arrangements”, Mr. Schroeder was appointed to the position of Executive Vice President and President of Diagnostics Laboratory Operations and Global Supply Chain effective November 5, 2019.

2019 TARGET AND ACTUAL PAYOUT

	SALARY AS OF JANUARY 1, 2019		TARGET % OF BASE SALARY		TOTAL OPPORTUNITY AT TARGET		ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Mark S. Schroeder	$381,000	(1)	50	%(1)	$239,119	(1)	103%	$245,480	(1)

2019 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenue(2)	$41,846	$83,692	$125,537	$88,127

	35%	Consolidated Adjusted Operating Income(2)	$41,846	$83,692	$167,383	$85,617

Individual/Strategic Goals	15%	Successfully transition West division to a new senior officer, including the development of an on-boarding plan(3)	$-	$35,868	$-	$35,868
	15%	Work with a colleague to Implement LaunchPad II and achieve budgeted LaunchPad II savings in Diagnostics(4)	$-	$35,868	$-	$35,868

	100%		$83,692	$239,119	$292,920	$245,480	(1)

(1)	Target payout is prorated based on November 5, 2019 promotion. Effective November 5, 2019, Mr. Schroeder’s base salary increased to $500,000 and his target percentage of base salary increased to 100%.
(2)	The 2019 results for the Company Financial Goals and the Company Segment Financial Goals are set forth in the table above under the heading “Results for 2019 Company and Segment Financial Goals.”
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the successful transition of the new senior leader to the West division.
(4)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the achievement of the 2019 budgeted LaunchPad II savings in Diagnostics.

Mr. Ratliff

As Executive Vice President of LabCorp and Chief Executive Officer of Covance Drug Development, Mr. Ratliff had individual goals for 2019 that were based on his responsibility for completing certain strategic operations with respect to LaunchPad and other priorities. Mr. Ratliff did not earn his 2019 annual incentive cash payment due to the termination of his employment with the Company effective November 1, 2019 which is further discussed below in the section entitled “Executive Transition Arrangements”.

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COMPENSATION DISCUSSION & ANALYSIS

Mr. Schechter

For 2019, Mr. Schechter’s MIB opportunity was subject to the achievement of the same company-wide goals applicable to the other NEOs, Consolidated Revenue and Consolidated Adjusted Operating Income, which were each weighted at 35 percent. See the section “Annual Cash Incentive Pay (MIB Plan)” on page 46 for more details. Given the limited amount of the time in the fiscal year following Mr. Schechter’s employment start date, the Compensation Committee did not set compensation metrics for the remaining 30% of Mr. Schechter’s MIB opportunity, and that portion of the opportunity was deemed to be achieved at target, which resulted in Mr. Schechter’s annual MIB opportunity being earned at a percentage of target consistent with the percentage earned by the other NEOs. In 2019, Mr. Schechter earned an annual incentive cash payment that was 103 percent of his 2019 target goal, which was prorated based on the number of days of employment in 2019 and resulted in a payment of $321,691.

Long-Term Incentive Awards

Long-term incentive awards for 2019 continued to be comprised of a mix of performance share awards (60 percent of target value, based on grant date fair value), time based non-qualified stock options (20 percent of target value, based on the Black-Scholes option pricing model) and restricted stock units (20 percent of target value, based on grant date fair value).

In setting 2019 long-term compensation, the Compensation Committee determined that a balanced program using performance-based awards, non-qualified stock options and restricted stock units would achieve all of the following:

•	reward stock-price growth;

•	deliver performance-based, at-risk compensation through performance shares;

•	ensure longer-term business focus through the use of multi-year operational performance goals to determine the number of performance share awards ultimately earned;
•	provide retention features through multi-year vesting and the use of stock options and restricted stock units (three-year vesting requirement);

•	align interests of executive officers, including the NEOs, with interests of all shareholders; and

•	align with emerging practices of the market and peer group data.

Long-term incentive award values for 2019 were structured so that target award opportunities were generally positioned to deliver total direct compensation at the median of the peer group. Mr. King’s target award values for 2019 were aligned to the median of the peer group and the award values for the balance of the NEOs for 2019 ranged from below the 50th percentile to above the 75th percentile of the peer group. The Compensation Committee retains the flexibility to adjust individual award levels, taking into account variations in the individual’s job experience and responsibility, including as reviewed and recommended to the Committee by Mr. King for executives other than himself. These values were selected based on the Company’s desire to attract and retain executive talent, the Company’s stated objective of placing a greater emphasis on long-term incentives and the Committee’s assessment of the Company’s performance. Non-qualified stock options and restricted stock units generally vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	53

COMPENSATION DISCUSSION & ANALYSIS

Each year the Committee assesses the appropriateness of the metrics used to determine the actual number of performance shares to be earned, if any, at the end of the next three-year period. This assessment takes into consideration a number of factors including, alignment with long-term business objectives, feedback from shareholders, ability to establish meaningful long-term goals, correlation to shareholder value creation, among others. For the 2019-2021 performance cycle, the Committee determined that EPS growth, revenue growth and total shareholder return (“TSR”) remained appropriate because they (i) are critical to the long-term success of the Company, (ii) are transparent to shareholders and the NEOs, (iii) reinforce alignment between the NEOs and shareholder through the TSR modifier, and (iv) create an appropriate balance between profitability and top-line growth, which is important to shareholder value and discourages unnecessary risk taking.

The table below presents an overview of the 2019-2021 performance share awards, which are based on three-year average annual EPS growth, revenue growth measured by three-year cumulative revenue, and total shareholder return relative to our peer group, as follows:

GOAL	WEIGHTING	THRESHOLD	TARGET	SUPERIOR

EPS GROWTH (annual)	70%	2019: $10.92 2020 & 2021: 2% annual growth rate over the prior year	2019: $11.20 2020 & 2021: 4% annual growth rate over the prior year	2019: $11.42 2020 & 2021: 7% annual growth rate over the prior year

REVENUE GROWTH (3-year cumulative revenue)	30%	$34.2 billion	$35.3 billion	$36.5 billion

RELATIVE TOTAL SHAREHOLDER RETURN MODIFIER*	N/A	Bottom 25th Percentile -25%	Between the 26th and 75th Percentile No adjustment	Top 25th Percentile +25%

*

If the three-year cumulative relative TSR falls below the 25th percentile of our peer group, the calculated payout of the performance shares will be reduced by 25 percent. If the three-year cumulative relative TSR is above the 75th percentile, the calculated payout of the performance shares will be increased by 25 percent.

Details related to the grant size for each NEO can be found in the Grants of Plan-Based Awards table on page 66.

54	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

2017-2019 Performance Share Awards Earned

We granted performance share awards in 2017 that would be earned only to the extent the stated performance goals over the three-year performance period ending December 31, 2019 were realized. Awards were earned at 144.8 percent of target, and vested on March 30, 2020:

GOAL	WEIGHTING	THRESHOLD	TARGET	SUPERIOR	2017-2019 RESULT ****

EPS GROWTH* (annual)	70%	2017: $9.36 2018 & 2019: 3% annual growth rate over the prior year	2017: $9.60 2018 & 2019: 5% annual growth rate over the prior year	2017: $9.84 2018 & 2019: 7% annual growth rate over the prior year	Approximately 8.5% average annual growth rate in all 3 years

REVENUE GROWTH (3-year cumulative revenue)**	30%	$31.1 billion	$32.0 billion	$33.1 billion	$32.6 billion

RELATIVE TOTAL SHAREHOLDER RETURN MODIFIER***	N/A	Bottom 25th Percentile	26th-75th Percentile	Top 25th Percentile	46th Percentile

*

The level of achievement was determined separately for each of 2017, 2018 and 2019, and then an average of the achievement levels for these three years was calculated to determine the overall achievement level of the EPS Growth performance criterion for the 2017-2019 performance period.

**

When established, revenue targets set forth in this table were intended to be reduced to exclude revenue from the Company’s Canadian operations that was budgeted in the targets set forth herein to the extent, and for the period, that the Company is no longer required under GAAP to consolidate the financial results of those operations and therefore revenues from those operations are no longer included in the amount of revenue reported on the face of the Company’s audited financial statements in that period.

***	Refers to the percentile among our peer group based on Total Shareholder Return.
****

The level of achievement of Revenue and EPS were adjusted to exclude the impact of (i) adoption of ASC 606-Revenue from Contracts with Customers (adopted in 2018), (ii) the TCJA (enacted at the end of 2017), and, (iii) the Protecting Access to Medicare Act (effective January 1, 2018), all of which together had the cumulative effect for this purpose of reducing the amount of the Revenue and EPS that was reported as having being achieved by the Company. The stated performance goals were not adjusted.

The chart below shows the total payout of the performance share awards earned for our Chief Executive Officer for each three-year period from 2015 to 2019.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	55

COMPENSATION DISCUSSION & ANALYSIS

Executive Transition Arrangements

Chief Executive Officer Transition

Effective November 1, 2019, Adam H. Schechter, a veteran Board member and former Lead Independent Director of the Company, was appointed to succeed Mr. King as President and Chief Executive Officer.

Mr. Schechter’s Compensation Arrangements and Employment Agreement

In connection with his appointment as President and Chief Executive Officer of the Company, we entered into an employment agreement with Mr. Schechter, the term of which commenced on November 1, 2019. The terms of Mr. Schechter’s employment agreement were agreed to by the other independent members of the Board of Directors after negotiations between Mr. Schechter and the Compensation Committee. In negotiating the agreement with Mr. Schechter, the Compensation Committee considered a variety of factors, including the advice of FW Cook, the Committee’s independent compensation consultant, and market practice among the company’s peers. The Compensation Committee also considered what the Committee concluded was necessary to attract Mr. Schechter to the position, in light of the other opportunities that he would likely have, and Mr. Schechter’s experience and profile as a seasoned executive. The Committee concluded that these and other factors supported not only the terms of the agreement, but varying from its recent practice of not entering into employment agreements.

Pursuant to his employment agreement, Mr. Schechter is entitled to the following compensation:

Annual Base Salary: Mr. Schechter’s annual base salary is $1,250,000. On a pro-rated basis, he earned $208,333 in 2019.

Annual Cash Incentive Pay (MIB Plan): Mr. Schechter is eligible to receive an annual bonus pursuant to the Company’s MIB Plan with an annual target of 150% of his base salary, with achievement to be based on specific performance objectives determined by the Compensation Committee of the Board. For 2019, Mr. Schechter’s MIB opportunity was subject to the achievement of the same company-wide goals applicable to the other NEOs, Consolidated Revenue and Consolidated Adjusted Operating Income, which were each weighted at 35 percent. See the section “Annual Cash Incentive Pay (MIB Plan)” on page 46 for more details. Given the limited amount of the time in the fiscal year following Mr. Schechter’s employment start date, the Compensation Committee did not set compensation metrics for the remaining 30% of Mr. Schechter’s MIB opportunity, and that portion of the opportunity was deemed to be achieved at target, which resulted in Mr. Schechter’s annual MIB opportunity being earned at a percentage of target consistent with the percentage earned by the other NEOs. In 2019, Mr. Schechter earned annual incentive cash payment that was 103 percent of his 2019 target goal, which was prorated based on the number of days of employment in 2019 and resulted in a payment of $321,691.

Sign-On Equity Grants: On November 1, 2019, in connection with his appointment and pursuant to his employment agreement, Mr. Schechter received the following one-time grants (collectively, the “Sign-On Grants”), each of which vest in equal installments on each of the first through third anniversaries of November 1, 2019:

•	stock options with an aggregate grant-date fair value of $1,000,000,

•	restricted stock units with an aggregate grant date fair value of $1,000,000, and
•	premium priced stock options with an exercise price equivalent to 115% of the fair market value of a share of LabCorp common stock on November 1, 2019 and with an aggregate grant-date fair value of $2,000,000.

In addition to a fair and competitive annual total compensation package (i.e., base salary, target MIB opportunity, annual LTI award), the Committee felt it important to offer the Sign-On Grants outlined above to help induce Mr. Schechter’s employment at LabCorp given the demand for an executive with his profile and experience, especially given the competitive labor market for executive talent in our industry. In determining the size and form of the Sign-On Grants, the Committee strongly believed the award should be aligned with the long-term interests of shareholders. As such, 75% of the Sign-On Grants were delivered in the form of stock options. Further, to emphasize the importance of growing the stock price above and beyond the stock price on the date of grant, 50% of the Sign-On Grants were delivered via premium priced stock options, requiring the price of LabCorp stock, once vested, to be at least 15% higher than the grant date stock price in order to be exercisable.

56	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

The equity and non-equity incentives for Mr. Schechter are subject to the Company’s Clawback Policy, and Mr. Schechter is subject to the stock ownership guidelines of the Company’s executive stock ownership program. For more information on the Clawback Policy, see the section “Equity Grant Practices; Clawback Requirement” on page 58 and on the executive stock ownership program, see the section “Stock Ownership Guidelines” on page 59.

2020 Equity Awards: Under his employment agreement, Mr. Schechter is entitled to receive equity awards having a grant date fair value of not less than $9,400,000 in 2020 at the same time as, and with the terms and conditions that apply to, the other NEOs. On February 4, 2020, the Committee approved an award of $9,400,000 pursuant to this contractual obligation. In addition to the more general factors discussed above, the Committee concluded that the size and amount of the 2020 grants was appropriate and competitive relative to peer group practice (i.e., slightly above the then market median). Further, when the 2020 equity award is combined with the approved base salary and target MIB opportunity, the target total compensation package was also competitive relative to peers (i.e., slightly above median).

Benefits and Perquisites: Mr. Schechter is entitled to participate in all employee benefit plans, practices, and programs that are generally made available to senior executives of the Company. Mr. Schechter is also entitled to financial planning and wellness perquisites and other fringe benefits and perquisites available to executives generally, as well as security-related perquisites, including use of a car and driver for commuting and business use and use of a private aircraft for nonbusiness purposes in an amount not exceeding $150,000 per calendar year. In addition, pursuant to his employment agreement, the Company will pay up to $350,000 in incremental costs for flights for Mr. Schechter to commute between the vicinity of his residence and his primary place of employment in Burlington, North Carolina for the first three years of his employment.

For additional information on Mr. Schechter’s termination and change-in-control benefits under the employment agreement, see the section “Potential Payments Upon Termination or Change-in-Control” on page 72.

Mr. King’s Transition Agreement

In connection with his retirement, the Company and Mr. King entered into a transition agreement effective June 30, 2019. In negotiating the terms of the transition agreement with Mr. King, the Compensation Committee and the Board considered his significant contributions to the Company, his longstanding commitment to ensuring a strong succession planning process, his work with the Board to recruit, attract, and support Mr. Schechter, and his commitment to continuing to do so to help ensure the continued success of the Company.

Pursuant to the transition agreement, Mr. King’s then current annual base salary of $1,200,000 continued until December 31, 2019, and was adjusted to $1,000,000 per year for the period beginning January 1, 2020 until he ceases serving as Chairman of the Board or as a Senior Advisor to the Chief Executive Officer. Under the transition Agreement, Mr. King will continue to serve as Senior Advisor until at least December 31, 2020. Mr. King remained eligible to receive an annual bonus pursuant to the Company’s MIB Plan for fiscal year 2019 that was reflective of his full 2019 MIB Plan opportunity. See Annual Cash Incentive Pay (MIB Plan) above starting on page 48 for information on Mr. King’s earned annual cash incentive pay for 2019. For fiscal year 2020, Mr. King will not be eligible to receive an annual bonus pursuant to the MIB Plan.

In accordance with the terms of the transition agreement, all of Mr. King’s equity awards outstanding as of the date of the transition agreement will be subject to the Company’s Senior Executive Transition Policy (the “Transition Policy”) and will continue to be eligible for vesting and become exercisable, payable, or eligible for the termination of restrictions, as applicable, on the same terms and conditions as if Mr. King were to remain employed by the Company during the original exercise or vesting period, subject to modifications if necessary to comply with applicable law. See “Potential Payments Upon Termination or Change-in-Control—Equity Awards: Stock Incentive Plan and Transition Policy” below starting on page 74 for information regarding the Transition Policy.

On January 1, 2020, Mr. King received a grant of restricted stock units with an aggregate grant date fair value of $6,500,000 and a one-year vesting period, subject to the Transition Policy (the “Transition Grant”). The grant will continue to be eligible for vesting and continue to become payable on the same terms and conditions as if Mr. King were to have remained employed by the Company during the one-year vesting period.

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COMPENSATION DISCUSSION & ANALYSIS

Mr. King will continue to receive the perquisites he currently receives and will remain eligible to participate generally in the employee benefit plans in which he currently participates through the period he serves as Senior Advisor. Mr. King is subject to indefinite confidentiality and non-disparagement restrictions, two-year post-termination non-competition and non-solicitation covenants, and three-year standstill covenants under the transition agreement.

Diagnostics Leadership Transition

On November 6, 2019, the Company announced the appointment of Dr. Brian Caveney as Executive Vice President and President of Diagnostics, and Mark Schroeder to the position of Executive Vice President and President of Diagnostics Laboratory Operations and Global Supply Chain. In setting Dr. Caveney’s and Mr. Schroeder’s compensation arrangements, the Compensation Committee considered the recommendations of FW Cook, and their assessment of peer group information, as well as the Committee’s stated practice of targeting compensation for its NEOs in line with the median of the peer group, while retaining the flexibility to adjust individual compensation to take into account variations in the individual’s job experience, responsibility, and performance. In evaluating the roles of Dr. Caveney and Mr. Schroeder relative to peer compensation data, the Compensation Committee concluded that given that the leadership of the LabCorp Diagnostics segment was re-structured to include two separate executive leadership roles, it was appropriate to set the compensation of each of Dr. Caveney and Mr. Schroeder in line with the median of the peer group data after adjusting that data for the responsibilities of the separate executive roles and size of the business.

In an effort to recognize the significant increase in responsibility, to further align their compensation with shareholder interests, and to promote retention commensurate with the level of their new roles, the Committee determined to award each of the executives a promotional equity grant, as discussed below.

In connection with his appointment, Dr. Caveney received an eight percent base salary increase, to $500,000. His target bonus percentage for his annual bonus opportunity for 2019 was increased from 60 percent to 100 percent, prorated in 2019 based on the number of days of employment in his new position. See “Annual Cash Incentive Pay (MIB Plan)” above starting on page 50 for information on Dr. Caveney’s earned annual cash incentive pay for 2019. In addition, in connection with his appointment, Dr. Caveney received a one-time equity grant of special restricted stock unit award with a target value of $1,000,000 in connection with his appointment, which vests ratably one-third over three years.

In connection with his appointment, Mr. Schroeder received a 22 percent base salary increase, to $500,000. His target bonus percentage for his annual bonus opportunity for 2019 was increased from 50 percent to 100 percent, prorated in 2019 based on the number of days of employment in his new position. See Annual Cash Incentive Pay (MIB Plan) above starting on page 52 for information on Mr. Schroeder’s earned annual cash incentive pay for 2019. In addition, in connection with his appointment, Mr. Schroeder received a one-time equity grant of special restricted stock unit award with a target value of $1,000,000 in connection with his appointment, which vests ratably one-third over three years.

Equity Grant Practices; Clawback Requirement

Generally, the Compensation Committee approves equity grants at the beginning of the year in connection with a regularly scheduled Compensation Committee meeting. The equity grants are awarded under the 2016 Omnibus Incentive Plan, pursuant to which the grant date of an award is the date the Compensation Committee approves the award, and the price is based on the closing market price on the grant date. The Compensation Committee does not time awards with the release of information concerning the Company.

Awards that have been made pursuant to the 2016 Omnibus Incentive Plan are subject to any recoupment policy adopted by the Company to comply with the requirements of any applicable laws. In December 2018, the Board adopted the Clawback Policy, which generally provides for clawback of cash and equity awards upon an Audit Committee or Compensation Committee finding, as applicable, of an accounting restatement caused by material non-compliance with any reporting requirement, an overpayment of an award based on an accounting error, or employee misconduct. In addition, awards made under the 2016 Omnibus Incentive Plan may be annulled if the grantee is terminated for cause (as defined in the 2016 Omnibus Incentive Plan or in any other agreement with the grantee).

58	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Stock Ownership Guidelines

The Board believes that requiring executive management to maintain a significant personal level of stock ownership ensures that each executive officer is financially aligned with the interests of our shareholders. Pursuant to the executive stock ownership program, the stock ownership requirement for each senior executive is determined annually, utilizing the executive’s base salary as of the business day closest to June 30 of each year (the “Measurement Date”) and the average closing price of the Company’s Common Stock for the 90-day period ending on the Measurement Date. For new executive officers, the stock ownership requirement is initially determined as of the date that the person becomes an executive officer, utilizing the executive’s base salary as of that date and the average closing price of the Company’s Common Stock for the 90-day period ending on that date.

The required level of stock ownership will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with the Company until near retirement, as explained below. The ownership requirements for each position are:

POSITION	COMPANY STOCK OWNERSHIP REQUIREMENTS AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6x

Executive Vice Presidents	3x

All Other Executive Officers	1x

Until the required level of ownership is met, an executive is required to hold 50 percent of any shares of Company Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation for that executive. Once an executive reaches the age of 62, the ownership requirement is reduced by 50 percent, and once an executive reaches the age of 64, the ownership requirement is reduced by 75 percent. As of December 31, 2019, each of the NEOs was in in compliance with the stock ownership guidelines, either through satisfying the required level of ownership, or by satisfying the holding requirement.

Ban on Pledging and Hedging Transactions

The Company maintains an Insider Trading Policy that prohibits all directors, officers, and employees from pledging and hedging with respect to Company stock, including:

•	purchases of Company stock on margin and/or any pledge of Company stock including holding Company stock in a marginable account and/or in any account other than a cash account;

•	short sales

•	the buying or selling “puts” or “calls”; and

•	other forms of hedging transactions, such as “prepaid variable forwards,” “equity swaps,” “collars,” and “exchange funds”.

Perquisites

The Compensation Committee has determined that financial services, long-term disability, a wellness exam allowance and certain security services are appropriate benefits that help ensure that the Company’s executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for the Company. While historically the use of corporate aircraft for personal travel has been limited to extraordinary circumstances, in December 2017, the Board, upon the recommendation of the Compensation Committee, instructed Mr. King, our former Chief Executive Officer, to use corporate aircraft for personal travel to promote his safety and security while traveling. The Compensation Committee also believed that use of the corporate aircraft for personal as well as business travel would enhance his overall productivity and efficiency. The Compensation Committee set a personal travel allowance of $150,000 for Mr. King’s use in 2019. In November 2019, upon his appointment to the position of Chief Executive Officer, Mr. Schechter’s employment agreement also included a personal travel allowance of $150,000 per

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COMPENSATION DISCUSSION & ANALYSIS

year to be pro-rated for 2019. In addition, pursuant to his employment agreement, the Company will pay up to $350,000 in incremental costs for flights for Mr. Schechter to commute between the vicinity of his residence and his primary place of employment in Burlington, North Carolina for the first three years of his employment. Neither Mr. Schechter nor Mr. King will receive tax reimbursement for any imputed income associated with personal travel. Additional information on the perquisites for Mr. Schechter are set forth above under the section “Executive Transition Agreements – Mr. Schechter’s Compensation Arrangements and Employment Agreement- Benefits and Perquisites” on page 56.

The Compensation Committee believes that the perquisites are appropriate and beneficial to the Company, and there are no tax gross-up payments associated with these perquisites. For more information on perquisites in 2019, including the valuation and amounts, see the “Summary Compensation Table” below.

Termination and Change-in-Control Payments

The Company adopted a severance program to provide participants financial protection in circumstances involving a qualifying termination, with a higher level of payment if the qualifying termination occurs within three years of a change in control (a “double trigger”). The severance program comprised the Amended and Restated Master Senior Executive Severance Plan (the “Amended and Restated Severance Plan”) and the Master Senior Executive Change-in-Control Severance Plan (the “Change-in-Control Plan”). The Company adopted and continues to maintain the severance program to provide a competitive benefit necessary to attract and retain executives, and so that in the context of a change in control the executive would consider corporate actions that would benefit shareholders without regard to personal finances.

We believe that the severance program is appropriately structured and consistent with current market practice. For example, the plans provide for severance payments, a portion of which is based on the executive’s average actual MIB payout over a three-year period prior to the termination of employment, rather than target, and the plans do not have tax gross-up payments associated with change-in-control payments. For additional information on the termination and change-in-control benefits under the Amended and Restated Severance Plan and the Change-in-Control Plan, see “Potential Payments Upon Termination or Change-in-Control” on page 72.

The 2016 Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e. “double trigger”). The plan does not provide for any gross-up. We believe these provisions are consistent with current compensation trends.

Neither Mr. Schechter nor Mr. King participates in the Amended and Restated Severance Plan or the Change-in-Control Plan. For a discussion of Mr. Schechter’s severance arrangements, which are governed by the provisions of his employment agreement, see the section “Mr. Schechter’s Severance Arrangements” on page 77 and for a discussion of Mr. King’s severance arrangements, which are governed by the terms of his transition agreement, see the section “Mr. King’s Severance Arrangements ” on page 79.

Deferred Compensation Plan

In 2001, the Board approved the Deferred Compensation Plan (the “DCP”), under which certain of the Company’s executives, including the NEOs, may elect to defer up to 100 percent of their annual cash incentive pay and/or up to 50 percent of their annual base salary and/or eligible commissions subject to annual limits established by the federal government. The deferral limits were based on the Compensation Committee’s assessment of best practices at the time the DCP was established. The DCP provides executives a tax efficient strategy for retirement savings and capital accumulation without significant cost to the Company. The Company makes no contributions to the DCP. For additional information on the DCP, see “Deferred Compensation Plan” and accompanying table beginning on page 71.

60	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Retirement Plans

The Company previously adopted a supplemental retirement plan, the Pension Equalization Plan (the “PEP”) for executives, including the NEOs who have met the Plan’s service requirements. The PEP is an unfunded, non-contributory, non-qualified plan that was designed to provide income continuation benefits at retirement and work in conjunction with the Company’s Cash Balance Retirement Plan (the “Cash Balance Plan”), a qualified and funded defined benefit plan available to substantially all employees. The PEP was intended to provide additional retirement benefits to a select group of management employees as an integral part of a total compensation package designed to attract and retain top executive performers. Requirements of participation when the PEP was established included (i) approval of participation by the Chief Executive Officer, (ii) being named as a Senior or Executive Vice President or operating in the capacity of one, or (iii) being named as the President or Chief Executive Officer. Effective January 1, 2010, both the PEP and the Cash Balance Plan were frozen; after that date no new participants have been admitted and no further service credits were awarded to current participants.

The Company currently offers a defined contribution retirement savings plan (i.e., 401(k) plan) called the Employees’ Retirement Savings Plan. Participation in this plan is available to substantially all eligible US-based employees, including executives. Company contribution information for executives is reflected in the “Summary Compensation Table” below.

Tax and Accounting Treatments

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) limits the corporate federal income tax deduction for compensation paid, including pursuant to the TCJA, to the chief executive officer, the chief financial officer, and, pursuant to IRS guidance, each of the three other highest-paid employees of public companies to $1 million per year. Prior to December 2017, compensation that was “performance-based” under Section 162(m) and compensation that was paid to the chief financial officer was not subject to this deduction limit. However, following enactment of the TCJA, these exceptions were eliminated. The Compensation Committee believes that tax deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, the Compensation Committee exercises its discretion in this area to design a compensation program that serves the long-term interests of the Company and has regularly decided that it is appropriate for the Company to make compensation awards that are non-deductible.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	61

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

THE COMPENSATION COMMITTEE

Garheng Kong, Chairperson

Jean-Luc Bélingard

Richelle P. Parham

62	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation paid, accrued or awarded during the years ended December 31, 2017, 2018 and 2019 to the Company’s NEOs, which include the Company’s Chief Executive Officer, the Chief Financial Officer, former Chief Executive Officer, former Chief Executive Officer of Covance Drug Development and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2019, is set forth below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	NON-QUALIFIED STOCK OPTIONS(3)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)

ADAM H. SCHECHTER Chief Executive Officer	2019	$208,333		$2,966,978	$1,002,511	$321,691	$-	$118,226	$4,617,739

LANCE V. BERBERIAN Executive Vice President Chief Information and Technology Officer	2019	$507,500		$151,375	$1,675,133	$359,311	$-	$9,805	$2,703,124

BRIAN J. CAVENEY Executive Vice President President, Diagnostics Chief Medical Officer	2019	$462,600		$120,412	$2,542,569	$314,274	$30,164	$9,805	$3,479,824

GLENN A. EISENBERG Executive Vice President Chief Financial Officer	2019	$705,500		$399,081	$6,966,915	$715,540	$-	$35,725	$8,822,761
	2018	$686,662		$403,747	$1,666,134	$621,241	$-	$52,955	$3,430,739
	2017	$666,474		$373,349	$1,588,668	$746,219	$-	$33,035	$3,407,745

MARK S. SCHROEDER Executive Vice President, President Diagnostics Laboratory Operations and Global Supply Chain	2019	$406,333	$250,000	$120,412	$1,507,644	$245,480	$34,443	$30,479	$2,594,791

DAVID P. KING Former Chief Executive Officer	2019	$1,215,000		$1,799,303	$7,676,459	$1,847,880	$224,723	$170,225	$12,933,590
	2018	$1,175,000		$1,819,080	$7,496,575	$1,584,513	$-	$189,068	$12,264,236
	2017	$1,150,000		$1,581,820	$6,749,173	$1,960,367	$128,904	$ 75,990	$11,646,254

JOHN D. RATLIFF Former Executive Vice President, Chief Executive Officer of Covance Drug Development	2019	$582,631		$749,996	$3,199,516	$-	$-	$37,326	$4,569,469
	2018	$679,750		$758,689	$5,103,644	$762,593	$-	$184,961	$7,489,637
	2017	$659,750		$697,573	$2,978,743	$648,415	$-	$13,035	$4,997,516

(1)

Values reflect the amounts actually paid to the NEOs in each year. Base salary adjustments, if any, typically occur in July of each year. Base salary adjustments are typically not retroactive to the beginning of the year. As further discussed in the Compensation Disclosure & Analysis section above entitled “Executive Transition Arrangements”, Mr. King retired from, and Mr. Schechter assumed the role of, President and Chief Executive Officer effective November 1, 2019. Dr. Caveney was appointed to the position of Executive Vice President and President of Diagnostics, and Mr. Schroeder was appointed to the position of Executive Vice President and President, Diagnostics Laboratory Operations and Global Supply Chain, each effective November 5, 2019. Mr. Ratliff resigned from the Company on November 1, 2019.

(2)	Represents the amounts paid as discretionary bonuses for 2019. In 2019, Mr. Schroeder was paid a discretionary bonus in connection with his role as interim head of the West Division.

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EXECUTIVE COMPENSATION

(3)

Represents the aggregate grant date fair value of options, restricted stock units and performance shares for each NEO granted during each respective year, computed in accordance with accounting standards for stock-based compensation. The grant date fair value of restricted stock units is based on the closing price of the Common Stock on the applicable grant date. For performance share awards, the grant date fair value is based on a Monte Carlo simulated fair value for the relative (to the 15 peer companies) total shareholder return component of the performance awards. The Monte Carlo simulation model relies upon assumptions including the historical and expected volatility of the Company’s stock price and the relevant comparator index, correlation coefficients and interest rates. Assumptions used in these calculations are included on page F-35 of our 2019 Annual Report on Form 10-K. For this purpose, performance share awards included in the above totals are valued assuming achievement of the EPS and revenue goals at target, which was the probable outcome determined for accounting purposes at the time of grant. The threshold and superior grant date values of performance share awards granted in 2019 included above are as follows:

NAME	GRANT DATE VALUE AT THRESHOLD PERFORMANCE ($)	GRANT DATE VALUE AT SUPERIOR PERFORMANCE ($)

ADAM H. SCHECHTER*	$-	$-

LANCE V. BERBERIAN	$242,411	$848,440

BRIAN J. CAVENEY*	$193,624	$677,685

GLENN A. EISENBERG	$645,668	$2,259,762

MARK S. SCHROEDER*	$193,624	$677,685

DAVID P. KING*	$2,906,650	$10,173,198

JOHN D. RATLIFF*	$1,211,295	$4,239,455

*

As further discussed in the Compensation Discussion & Analysis section entitled “Executive Transition Arrangements”, Mr. King retired from, and Mr. Schechter assumed the role of, President and Chief Executive Officer effective November 1, 2019. Dr. Brian Caveney was appointed to the position of Executive Vice President and President of Diagnostics, and Mr. Schroeder was appointed to the position of Executive Vice President and President, Diagnostics Laboratory Operations and Global Supply Chain each effective November 5, 2019. Mr. Ratliff resigned from the Company on November 1, 2019.

(4)	Represents the amounts earned by each NEO during 2019 pursuant to the Company’s MIB Plan.
(5)

Represents solely the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the Company’s pension plans from December 31, 2016 to December 31, 2017, December 31, 2017 to December 31, 2018, and December 31, 2018 to December 31, 2019, respectively. For the assumptions made in the 2019 valuations, see Note 17 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2019. These assumptions change from year to year to reflect current market conditions.

(6)

Includes the value of the following perquisites: financial services; executive long-term disability premiums; and travel; pursuant to the policies in effect for a particular year. Also includes certain amounts paid for security for Messrs. Schechter, Eisenberg, King, and Ratliff. Also includes Company 401(k) contributions, which are applicable to all eligible employees. Financial services amounts are based on the actual amounts paid by the Company to its third-party vendor for financial services. Mr. King’s wife and daughters accompanied him on three flights on the Company aircraft when Mr. King was traveling for business. As Mr. King’s wife and daughters’ travel did not result in any incremental cost to the Company, no amount is shown in the “All Other Compensation” column in connection with this arrangement.

Perquisites

The table below details the perquisites, including those that exceeded ten percent of the total perquisites, received by the NEOs during 2019, plus the Company contributions into each executive’s 401(k) account during 2019.

NAME	YEAR	FINANCIAL SERVICES(1)		LONG-TERM DISABILITY(1)		SECURITY(2)	COMPANY- PAID 401-K(3)

ADAM H. SCHECHTER	2019	$20,000		$281		$91,695	$6,250

LANCE V. BERBERIAN	2019	$-		$1,405		$-	$8,400

BRIAN J. CAVENEY	2019	$-		$1,405		$-	$8,400

GLENN A. EISENBERG	2019	$20,000		$1,405		$5,920	$8,400

MARK S. SCHROEDER	2019	$17,113	(4)	$2,216	(5)	$-	$11,150

DAVID P. KING	2019	$15,570		$1,686		$139,069	$13,900

JOHN D. RATLIFF	2019	$-		$1,171		$27,755	$8,400

(1)

Represents the actual cost of the perquisite, which is taxable to the NEO, and for which taxes are not reimbursed by the Company, except with respect to Mr. Schroeder who was entitled to a grossed-up perquisite prior to being promoted to an executive officer as described in footnotes (4) and (5) below.

(2)

The Board instructed each of Messrs. Schechter, Eisenberg, King, and Ratliff to take certain actions to enhance his security, which for Mr. King and Mr. Ratliff included using a specified company vehicle, and in Mr. Schechter’s case resulted in his employment agreement providing that he be provided with a car and driver for local commuting and business use. Rather than disclose a lower amount based on the use of the automobile attributable to what is deemed to be personal use, which is permitted under applicable rules, this column reflects all the costs, both personal and business, incurred by the Company in 2019 for the vehicle used by Mr. Schechter ($3,772), Mr. King ($19,415) and Mr. Ratliff ($18,763). Mr. King and

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Mr. Schechter were also instructed to use the corporate aircraft for personal travel in order to enhance their security. The Compensation Committee set a personal travel allowance of $150,000 for Mr. King’s use in 2019, however, he will not receive tax reimbursement for any imputed income associated with personal travel. Mr. King’s calculated cost for personal use of the corporate aircraft in 2019 was $90,526, which is calculated using a fixed hourly rate for the aircraft and a fuel variable charge per hour charged to the Company. Pursuant to his employment agreement, Mr. Schechter received a personal travel allowance of $150,000 per year to be pro-rated for 2019, however, he will not receive tax reimbursement for any imputed income associated with personal travel. Mr. Schechter’s calculated cost for personal use of the corporate aircraft in 2019 was $29,251, which is calculated using a fixed hourly rate for the aircraft and a fuel variable charge per hour charged to the Company. In addition, pursuant to his employment agreement, Mr. Schechter received up to $350,000 in incremental costs for flights for Mr. Schechter to commute between the vicinity of his residence and his primary place of employment in Burlington, North Carolina. Mr. Schechter’s calculated cost for commuting travel in 2019 was $58,672. In addition, the Company paid $29,128 in 2019 for security improvements to Mr. King’s personal residence, $5,920 for security improvements to Mr. Eisenberg’s personal residence, and $8,992 in 2019 for security improvements to Mr. Ratliff’s personal residence.
(3)	Includes the Company Non-Elective Safe Harbor Contribution and Company Discretionary Contribution, which is applicable to all eligible employees.
(4)

Includes $7,113, which represents an actual cost of $5,000 and an additional $2,113 of gross-up to cover taxes associated with the benefit, which was reimbursed prior to Mr. Schroeder’s promotion to an executive officer, and $10,000 of actual cost after Mr. Schroeder became an executive officer, which is taxable to him.

(5)

Includes $1,982, which represents an actual cost of $1,171 and an additional $811 of gross-up to cover taxes associated with the benefit, which was reimbursed prior to Mr. Schroeder’s promotion to an executive officer, and $234 of actual cost after Mr. Schroeder became an executive officer, which is taxable to him.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	65

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

During 2019, the following restricted stock unit, performance share awards, stock options, and annual cash incentive awards pursuant to the MIB Plan, were made to the NEOs.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(4)	GRANT DATE FAIR VALUE OF STOCK AWARDS(5)
NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)(2)	TARGET (#)(2)	MAXIMUM (#)(2)
ADAM H. SCHECHTER	Restricted Stock Units(10)	2/12/2019									1,227	$179,866
	Restricted Stock Units	11/1/2019									6,020	$1,002,511
	Stock Options	11/1/2019							65,100	$191.51		$1,978,656
	Stock Options	11/1/2019							24,800	$166.53		$988,322
	MIB Plan	11/1/2019		$313,356
LANCE V. BERBERIAN(6)	Restricted Stock Units	2/12/2019									1,060	$155,385
	Restricted Stock Units	2/12/2019									7,060	$1,034,925
	Performance Share	2/12/2019				1,590	3,180	5,565				$484,823
	Stock Options	2/12/2019							4,400	$146.59		$151,375
	MIB Plan	3/31/2019	$122,500	$350,000	$533,750
BRIAN J. CAVENEY(7)	Restricted Stock Units	2/12/2019									850	$124,602
	Restricted Stock Units	2/12/2019									7,060	$1,034,925
	Restricted Stock Units	11/5/2019									6,030	$995,794
	Performance Share	2/12/2019				1,270	2,540	4,445				$387,248
	Stock Options	2/12/2019							3,500	$146.59		$120,412
	MIB Plan	3/31/2019	$94,500	$270,000	$411,750
GLENN A. EISENBERG(8)	Restricted Stock Units	2/12/2019									2,820	$413,384
	Restricted Stock Units	11/1/2019									30,080	$5,262,195
	Performance Share	2/12/2019				4,235	8,470	14,822				$1,291,336
	Stock Options	2/12/2019							11,600	$146.59		$399,081
	MIB Plan	3/31/2019	$243,950	$697,000	$1,062,925
MARK S. SCHROEDER(9)	Restricted Stock Units	2/12/2019									850	$124,602
	Restricted Stock Units	11/5/2019									6,030	$995,794
	Performance Share	2/12/2019				1,270	2,540	4,445				$387,248
	Stock Options	2/12/2019							3,500	$146.59		$120,412
	MIB Plan	3/31/2019	$66,676	$190,500	$290,513
DAVID P. KING	Restricted Stock Units	2/12/2019									12,710	$1,863,159
	Performance Share	2/12/2019				19,065	38,130	66,727				$5,813,300
	Stock Options	2/12/2019							52,300	$146.59		$1,799,303
	MIB Plan	3/31/2019	$630,000	$1,800,000	$2,745,000
JOHN D. RATLIFF	Restricted Stock Units	2/12/2019									5,300	$776,927
	Performance Share	2/12/2019				7,945	15,890	27,807				$2,422,589
	Stock Options	2/12/2019							21,800	$146.59		$749,996
	MIB Plan	3/31/2019	$301,876	$862,500	$1,315,313							$

(1)

Amounts represent the range of possible payouts denominated in dollars pursuant to the MIB Plan, as established by the Compensation Committee in February 2019. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Annual Cash Incentive Pay” above.

(2)

Amounts represent the range of estimated potential shares to be earned under performance share awards. The performance share awards vest at the end of three years provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Long-Term Incentive Awards” above.

(3)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.
(4)

Amounts represent restricted stock unit awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service with the exception of Mr. Eisenberg’s November 1, 2019 restricted stock unit grant that vests 30% on November 1, 2020, 30% on November 1, 2021, and 40% on November 1, 2022, with the portion vesting on November 1, 2022 subject to a relative TSR modifier.

(5)

Amounts represent the full grant date fair value of restricted stock unit, stock options and performance share awards as computed in accordance with accounting standards for stock-based compensation, but excluding the effect of estimated forfeitures. The amounts shown in this column will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet

66	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

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any performance criteria, the timing of any exercise or sale of shares, and the price of the Company’s Common Stock. The value for stock options is calculated using the Black-Scholes option pricing model. The value of the performance share awards as of the grant date if they are achieved at the maximum payout is as follows: Mr. Schechter – 0; Mr. Berberian – $848,440; Dr. Caveney – $677,685; Mr. Eisenberg – $2,259,762; Mr. Schroeder – $677,685; Mr. King – $10,173,198 and Mr. Ratliff – $4,239,455.
(6)

Mr. Berberian received a special restricted stock unit award with an approximate value of $1,000,000 on February 12, 2019 as a retention grant (in connection with his position as Senior Vice President of the Company and Chief Information Officer) in addition to his respective annual restricted stock unit awards under our long-term incentive award program. The award vests ratably one-third over three years.

(7)

Dr. Caveney received a special restricted stock unit award with an approximate value of $1,000,000 on February 12, 2019 as a retention grant (in connection with his position as Senior Vice President of the Company and Chief Medical Officer) in addition to his respective annual restricted stock unit awards under our long-term incentive award program. The award vests ratably one-third over three years. In addition, Dr. Caveney received a special restricted stock unit award with an approximate value of $1,000,000 on November 5, 2019 as a promotional grant (in connection with his position as Executive Vice President, President of Diagnostics and Chief Medical Officer) in addition to his respective annual restricted stock unit awards under our long-term incentive award program. The award vests ratably one-third over three years.

(8)

Mr. Eisenberg received a special restricted stock unit award with an approximate value of $5,000,000 on November 1, 2019 as a retention grant (in connection with his position as Executive Vice President of the Company and Chief Financial Officer) in addition to his respective annual restricted stock unit awards under our long-term incentive award program. The award vests 30% on November 1, 2020, 30% on November 1, 2021, and 40% on November 1, 2022, with the portion vesting on November 1, 2022 subject to a relative TSR modifier.

(9)

Mr. Schroeder received a special restricted stock unit award with an approximate value of $1,000,000 on November 5, 2019 as a promotional grant (in connection with his position as Executive Vice President, President of Diagnostics Laboratory Operations and Global Supply Chain) in addition to his respective annual restricted stock unit awards under our long-term incentive award program. The award vests ratably one-third over three years.

(10)

Mr. Schechter received a restricted stock unit award of 1,227 units, with an aggregate grant date fair value of $179,866 in connection with his service as a non-employee director on February 12, 2019 prior to his appointment to President and Chief Executive Officer.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	67

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows, as of December 31, 2019, the number of outstanding stock options, restricted stock units and performance shares held by the NEOs:

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4,5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(6)

ADAM H. SCHECHTER	11/01/2019		65,100	$191.51	10/31/2029
	11/01/2019		24,800	$166.53	10/31/2029
	2/12/2019					1,227	$207,572
	11/01/2019					6,020	$1,018,403

LANCE V. BERBERIAN	2/07/2017	2,266	1,134	$130.60	2/06/2027
	2/12/2018	900	1,800	$168.49	2/11/2028
	2/12/2019		4,400	$146.59	2/11/2029
	2/07/2017					297	$50,243
	2/12/2018					467	$79,002
	2/12/2019					1,060	$179,320
	2/12/2019					7,060	$1,194,340
	2/07/2017							3,880	$656,380
	2/12/2018							2,110	$356,949
	2/12/2019							5,565	$941,431

BRIAN J. CAVENEY	2/12/2018	900	1,800	$168.49	2/11/2028
	2/12/2019		3,500	$146.59	2/11/2029
	9/25/2017					970	$164,095
	2/12/2018					467	$79,002
	2/12/2019					7,060	$1,194,340
	2/12/2019					850	$143,795
	11/05/2019					6,030	$1,020,095
	2/12/2018							2,110	$356,949
	2/12/2019							4,445	$751,961

GLENN A. EISENBERG	2/07/2017	7,600	3,800	$130.60	2/06/2027
	2/12/2018	3,033	6,067	$168.49	2/11/2028
	2/12/2019		11,600	$146.59	2/11/2029
	2/07/2017					994	$168,155
	2/12/2018					1,560	$263,905
	2/12/2019					2,820	$477,059
	11/01/2019					30,080	$5,088,634
	2/07/2017							12,945	$2,189,906
	2/12/2018							7,030	$1,189,265
	2/12/2019							14,822	$2,507,438

68	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

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		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4,5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(6)

MARK S. SCHROEDER	2/07/2017	2,266	1,134	$130.60	2/06/2027
	2/12/2018	900	1,800	$168.49	2/11/2028
	2/12/2019		3,500	$146.59	2/11/2029
	2/07/2017					297	$50,243
	2/12/2018					467	$79,002
	2/12/2019					850	$143,795
	11/05/2019					6,030	$1,020,095
	2/07/2017							3,880	$656,380
	2/12/2018							2,110	$356,949
	2/12/2019							4,445	$751,961

DAVID P. KING	2/07/2017	32,200	16,100	$130.60	2/06/2027
	2/12/2018	13,666	27,334	$168.49	2/11/2028
	2/12/2019		52,300	$146.59	2/11/2029
	2/07/2017					4,220	$713,897
	2/12/2018					7,027	$1,188,758
	2/12/2019					12,710	$2,150,151
	2/07/2017							54,995	$9,303,504
	2/12/2018							31,620	$5,349,155
	2/12/2019							66,727	$11,288,207

JOHN D. RATLIFF(7)	2/12/2018	5,700		$168.49	1/30/2020

(1)	Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.
(2)

Restricted stock units vest ratably over three years beginning on the first anniversary of the grant date, except for (i) Mr. Eisenberg’s November 1, 2019 grant which vests 30% on November 1, 2020, 30% on November 1, 2021 and 40% on November 1, 2022 with the portion vesting on November 1, 2022 subject to a relative TSR modifier; and, (ii) Dr. Caveney’s September 25, 2017 grant which will fully vest on the third anniversary of the grant date. Amounts shown represent the remaining unvested portion.

(3)

Aggregate market value is calculated based on the Common Stock price on December 31, 2019, which was $169.17 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.

(4)	Represents the number of shares subject to the February 7, 2017 performance awards that vested on March 30, 2020 following the performance period ending December 31, 2019.
(5)

Based on performance to date, represents the number of shares subject to the February 12, 2018 performance awards for the performance period ending December 31, 2020, assuming achievement at target. Information on the threshold, target and superior awards are provided in the “Grants of Plan-Based Awards” table in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders.

(6)

Based on performance to date, represents the number of shares subject to the February 12, 2019 performance awards for the performance period ending December 31, 2021, assuming achievement at superior. Information on the threshold, target and superior awards are provided in the “Grants of Plan-Based Awards” table above.

(7)	All unvested awards were forfeited upon Mr. Ratliff’s departure from the Company effective November 1, 2019.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	69

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table shows, for 2019, the number and value of stock options exercised and the number and value of vested restricted stock units and performance shares for each of the NEOs:

	OPTION AWARDS(1)		STOCK AWARDS(2)

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

ADAM H. SCHECHTER(4)	-	$-	1,038	$152,160

LANCE V. BERBERIAN(2)	-	$-	9,557	$1,438,522

BRIAN J. CAVENEY(5)	-	$-	233	$34,155

GLENN A. EISENBERG(2)	-	$-	29,050	$4,431,766

MARK S. SCHROEDER(2)	-	$-	7,800	$1,197,499

DAVID P. KING(2)	-	$-	107,694	$16,531,003

JOHN D. RATLIFF(1,3)	14,200	$504,641	11,850	$1,749,140

(1)

The value realized on exercise was based on the price at which these shares were sold, which occurred simultaneously with their exercise. Consequently, the value realized was the sale price minus the strike price, multiplied by the number of shares exercised and sold.

(2)

Represents one-third of the restricted stock units granted on February 7, 2017, which vested on February 7, 2019 at $147.46 per share, the closing price on that date, one-third of the restricted stock units granted on February 9, 2016, that vested on February 11, 2019 at $144.29 per share, the closing price on that date, one-third of the restricted stock units granted on February 12, 2018, that vested on February 12, 2019 at $146.59 per share, the closing price on that date, and 175 percent of the performance award granted on February 9, 2016 that vested on April 1, 2019 at $154.79 per share, the closing price on that date.

(3)

Represents one-third of the restricted stock units granted on February 7, 2017, which vested on February 7, 2019 at $147.46 per share, the closing price on that date, one-third of the restricted stock units granted on October 3, 2016, which vested on February 11, 2019 at $144.29 per share, the closing price on that date, one-third of the restricted stock units granted on February 12, 2018 that vested on February 12, 2019 at $146.59 per share, the closing price on that date, and one-third of the restricted stock units granted on April 3, 2018 that vested on April 3, 2019 at $156.68 per share, the closing price on that date.

(4)	Represents the restricted stock units granted as a portion of his director annual retainer on February 12, 2018, which vested on February 12, 2019 at $146.59 per share, the closing price on that date.
(5)	Represents one-third of the restricted stock units granted on February 12, 2018, that vested on February 12, 2019 at $146.59 per share, the closing price on that date.

Retirement Benefits

Prior to January 1, 2010, substantially all employees, including Mr. King and Mr. Schroeder (the only NEOs eligible to participate as of January 2010), were eligible to participate in the Cash Balance Plan; the plan was funded by the Company both in terms of an annual service credit, which is a percentage of base salary, and an interest credit, currently at four percent per year. Eligibility requirements under the Cash Balance Plan included one year of service (participants entered the plan in either January or July after meeting the service requirement) and the attainment of 21 years of age. Mr. King and Mr. Schroeder have met the eligibility requirements.

As discussed above, the Company also has a Pension Equalization Plan (“PEP”). In October 2009, the Board froze any additional service-based credits for any years of service after December 31, 2009 with respect to both the Cash Balance Plan and the PEP. Both plans are closed to new entrants. Current participants, including Mr. King and Mr. Schroeder (the only NEOs currently eligible to participate), in the Cash Balance Plan and the PEP have stopped earning service-based credits, but will continue to earn interest credits.

Under both the Cash Balance Plan and the PEP, a participant is eligible for benefits at normal retirement at age 65 after five years of service or early retirement at age 55 after ten years of service, subject to reduced benefits for each year under age 65. For early retirement at or after age 55 with reduced benefits, there is a reduction of one-half percent per month applied to the full retirement benefit for every month under the age of 65.

Before the Cash Balance Plan was frozen for any additional service-based credits, the Cash Balance Plan, as supplemented by the PEP, was designed to provide an employee having 25 years of credited service with an annuity equal to 52 percent of “final average pay” less 50 percent of estimated individual Social Security benefits. “Final average pay” is defined as the highest five consecutive years of base salary during the ten years of employment

70	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

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preceding termination or retirement. The participant, if single, has one payment option: ten-year certain and life annuity. If married, the participant has two payment options: (i) ten-year certain and life annuity; or (ii) 50 percent joint and survivor annuity. The ten-year certain and life annuity offers a guaranteed minimum payment for ten years. The 50 percent joint and survivor annuity offers half the annuity payments to the surviving spouse.

The formula for calculating the amount payable to the participants in the Cash Balance Plan, in conjunction with the PEP, is illustrated as follows (ten-year certain and life annuity payment option):

[(0.52) x (Final Average Pay) – (0.50) x (Estimated Social Security Benefit)] x (Credited Service up to 25 years) ÷ (25)

The amount payable could be less if a married participant elected to receive benefits under the 50 percent joint and survivor annuity option. The reduction for the 50 percent joint and survivor annuity is determined using the actuarial basis defined by the pension plans and reflects the possibility that the spouse may outlive the participant, which extends the length of payments.

The following table shows, as of December 31, 2019, the present value of accumulated benefits under the Company’s Cash Balance Plan and PEP for each NEO eligible to participate in the plans:

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)	PAYMENTS DURING LAST FISCAL YEAR ($)

DAVID P. KING	Cash Balance Plan	7.00	$65,213	$-
	Pension Equalization Plan	8.25	$1,386,060	$-

MARK S. SCHROEDER	Cash Balance Plan	1.5	$16,793	$-
	Pension Equalization Plan	2.67	$150,277	$-

(1)

The Company’s Cash Balance Plan had been offered to substantially all employees after a year of service and after reaching 21 years of age. Plan entry dates were January and July of each year. The PEP was amended January 1, 2004, to waive the one-year service requirement. Because of these differing service crediting provisions, there could be a difference of up to 1.5 years between Cash Balance Plan service and PEP service reflected in the column. Credited years of service equals actual years of service with the Company, subject to the crediting provisions above.

(2)

The calculation of present value of accumulated benefit is based on a normal retirement age of 65, as defined by each plan, and credited service and certain discount rate and mortality inputs. For the assumptions made in the valuations, see Note 17 to the Company’s audited financial statements included within the 2019 Annual Report on Form 10-K for the year ended December 31, 2019.

Deferred Compensation Plan

The DCP offers eligible participants another vehicle to accumulate savings for retirement. See “Compensation Discussion & Analysis – Deferred Compensation Program” above. Amounts deferred by a participant are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or his or her designated beneficiary, pursuant to the terms of the DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by the Company’s creditors. The Company’s general assets or existing Rabbi Trust may be used to fund payment obligations and pay DCP benefits.

According to the terms of the DCP, a participant has the opportunity to allocate deferred amounts to one or more of 23 measurement funds offered. The measurement funds are indexed to externally managed funds inside the Company’s insurance-backed account. Amounts in these accounts can earn variable returns, including negative returns. Deemed earnings on the deferrals are based on these measurement funds and have no guaranteed rate of return. The Company makes no contributions to the DCP.

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or annual installment payments.

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The following table summarizes each NEO’s contributions, earnings and aggregate balance under the DCP as of December 31, 2019:

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)

ADAM H. SCHECHTER	$-	$-	$-	$-	$-

LANCE V. BERBERIAN	$-	$-	$-	$-	$-

BRIAN J. CAVENEY	$96,947	$-	$30,164	$-	$184,063

GLENN A. EISENBERG	$-	$-	$-	$-	$-

MARK S. SCHROEDER	$-	$-	$-	$-	$-

DAVID P. KING	$-	$-	$66,848	$-	$557,708

JOHN D. RATLIFF	$-	$-	$-	$-	$-

(1)	Amounts in this column would be included in the Salary column of the Summary Compensation Table above.
(2)

Amounts in this column are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table as they do not qualify as above market or preferential earnings.

(3)	For Mr. King, $300,620 was previously reported in the Summary Compensation Table in prior years.

Potential Payments Upon Termination or Change in Control

The tables that follow provide information related to compensation payable to each NEO, assuming termination of such executive’s employment on December 31, 2019, or assuming a change in control with a corresponding qualifying termination occurred on December 31, 2019. Amounts also assume the price of Common Stock was $169.17, the closing price on December 31, 2019.

ADAM H. SCHECHTER	VOLUNTARY TERMINATION (#)	EARLY RETIREMENT (#)	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL(1)	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$2,500,000	$-	$3,750,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$3,750,000	$-	$5,625,000	$-	$-

Stock Options	$-	$-	$-	$65,472	$-	$65,472	$65,472	$65,472

Restricted Stock Units	$-	$-	$-	$1,225,975	$-	$1,225,975	$1,225,975	$1,225,975

Performance Shares	$-	$-	$-	$-	$-	$-	$-	$-

Health & Welfare Benefits	$-	$-	$-	$-	$-	$-	$360,000	$1,500,000

TOTAL	$-	$-	$-	$7,541,447	$-	$10,666,447	$1,651,447	$2,791,447

(1)

That the amounts payable to Mr. Schechter in the event of a change-in-control may be subject to reduction, including for the excise tax imposed on “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code.

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LANCE V. BERBERIAN	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$515,000	$-	$515,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$219,376	$-	$219,376	$-	$-

Stock Options	$-	$-	$-	$77,452	$-	$144,314	$144,314	$144,314

Restricted Stock Units	$-	$-	$-	$547,434	$-	$1,502,906	$1,502,906	$1,502,906

Performance Shares	$-	$-	$-	$1,208,550	$-	$1,348,285	$1,348,285	$1,348,285

Health & Welfare Benefits	$-	$-	$-	$8,186	$-	$8,186	$300,000	$1,030,000

TOTAL	$-	$-	$-	$2,575,998	$-	$3,738,067	$3,295,505	$4,025,505

BRIAN J. CAVENEY	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,000,000	$-	$1,000,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$410,348	$-	$410,348	$-	$-

Stock Options	$-	$-	$-	$26,940	$-	$80,254	$80,254	$80,254

Restricted Stock Units	$-	$-	$-	$989,476	$-	$2,601,328	$2,601,328	$2,601,328

Performance Shares	$-	$-	$-	$491,777	$-	$786,641	$786,641	$786,641

Health & Welfare Benefits	$-	$-	$-	$16,946	$-	16,946	$300,000	$1,000,000

TOTAL	$-	$-	$-	$2,935,487	$-	$4,895,517	$3,768,223	$4,468,223

GLENN A. EISENBERG	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,428,000	$-	$1,428,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,167,222	$-	$1,167,222	$-	$-

Stock Options	$-	$-	$-	$235,922	$-	$412,619	$412,619	$412,619

Restricted Stock Units	$-	$-	$-	$5,547,761	$-	$5,997,754	$5,997,754	$5,997,754

Performance Shares	$-	$-	$-	$3,816,475	$-	$4,134,515	$4,134,515	$4,134,515

Health & Welfare Benefits	$-	$-	$-	$21,317	$-	$21,317	$300,000	$1,428,000

TOTAL	$-	$-	$-	$12,216,697	$-	$13,161,427	$10,844,888	$11,972,888

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MARK S. SCHROEDER	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,000,000	$-	$1,000,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$366,741	$-	$366,741	$-	$-

Stock Options	$71,290	$71,290	$71,290	$70,678	$-	$123,992	$123,992	$123,992

Restricted Stock Units	$462,342	$462,342	$462,342	$477,567	$-	$1,293,136	$1,293,136	$1,293,136

Performance Shares	$1,148,157	$1,148,157	$1,148,157	$1,148,157	$-	$1,240,016	$1,240,016	$1,240,016

Health & Welfare Benefits	$-	$-	$-	$-	$-	$-	$300,000	$1,000,000

TOTAL	$1,681,789	$1,681,789	$1,681,789	$3,063,143	$-	$4,023,885	$2,957,144	$3,657,144

DAVID P. KING	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE TERMINATION	FOR CAUSE TERMINATION	SEPARATION FOLLOWING CHANGE-IN- CONTROL	DISABILITY	DEATH

Contractual Entitlement (Related to Base Compensation)	$-	$-	$-	$1,000,000	$-	$1,000,000	$-	$-

Stock Options	$1,820,499	$1,820,499	$1,820,499	$1,820,499	$-	$1,820,499	$1,820,499	$1,820,499

Restricted Stock Units	$10,552,804	$10,552,804	$10,552,804	$10,552,804	$-	$10,552,804	$10,552,804	$10,552,804

Performance Shares	$25,940,866	$25,940,866	$25,940,866	$25,940,866	$-	$18,224,684	$18,224,684	$18,224,684

Health & Welfare Benefits	$-	$-	$-	$26,522	$-	$26,522	$360,000	$1,500,000

TOTAL	$38,314,169	$38,314,169	$38,314,169	$39,340,691	$-	$31,624,509	$30,957,987	$32,097,987

As further discussed below in the section entitled “Executive Transition Arrangements”, Mr. Ratliff voluntarily terminated his employment with the Company effective November 1, 2019 and was not entitled to any compensation in connection with his termination.

Equity Awards: Stock Incentive Plan and Transition Policy

The restricted stock unit, option, and performance share awards shown in the table above, “Potential Payments Upon Termination or Change in Control”, include awards granted prior to fiscal year 2019, during fiscal year 2019, and certain special awards, each as further discussed below. The treatment of each of the equity awards varies depending on the type of termination.

Equity Awards Granted Prior to 2019

The forms of award agreements for the stock options and restricted stock units that were granted prior to fiscal year 2019 provide that in the event that an executive’s employment terminates by reason of death, disability, normal retirement, or a qualifying termination within 24 months of a change in control, then all stock options and restricted stock unit awards accelerate in full. In the case of an executive’s termination without cause or termination for good reason, in each case, outside of the 24-month window following a change in control or the executive’s termination due to early retirement, the

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executive generally is entitled to accelerated vesting of a partial number of the unvested stock options and restricted stock unit awards. The executive (or his/her heir or executor/executrix, as the case may be) may exercise vested stock options at any time within one year after the date of death, disability, normal retirement, early retirement or a qualifying termination within 24 months of a change in control. (For other terminations, the executive may exercise vested options within 90 days of his/her termination.) The forms of award agreements for the performance share awards provide that in the event that an executive’s employment terminates by reason of death or disability or a qualifying termination within 24 months of a change of control, then all performance share awards will accelerate in full assuming performance at target. In the event the executive’s employment terminates by reason of normal retirement, all performance share awards granted will be eligible to vest subject to their original performance conditions with the exception of the service requirement. In the case of an executive’s qualifying termination outside of the 24-month window following a change in control or the executive’s termination due to early retirement, voluntary termination for Good Reason, or involuntary termination without Cause, the executive generally is entitled to continue to vest in a prorated number of the unvested performance share awards subject to the satisfaction of their original performance conditions with the exception of the service requirement.

For purposes of the equity awards granted prior to 2019, “normal retirement” means a voluntary termination of service in accordance with the provisions of the Company’s Cash Balance Retirement Plan at Normal Retirement Date, as defined in such plan, and “early retirement” means retirement at or after the age of 55 when the sum of age and years of service is at least 70. None of the NEOs is currently eligible to receive benefits under the “normal retirement” provisions of the equity awards.

Equity Awards Granted in 2019

The form of award agreement for the stock options and restricted stock units granted in 2019 provide that if the executive has a Separation of Service by reason of death, disability, or for “good reason” or without “cause” within 24 months of a “change of control,” each as defined in the applicable agreements, then all of the restricted stock unit and stock option awards will accelerate in full as of the date of termination. If, unrelated to a change of control, the executive receives a notice of an involuntary Separation of Service without cause or incurs a voluntary Separation of Service for good reason, on or after 6 months following the grant date, then all restricted stock units and stock options that were scheduled to vest within 12 months immediately following the Separation of Service will vest in full on the date of Separation of Service.

Additionally, in the event of a Separation of Service at a time when the executive has attained the age of 65 and completed five full years of service (“Retirement at Age 65 Plus 5”) and (i) the Separation of Service occurs on or after 6 months following the grant date but before December 15 of the applicable year, the restricted stock units and stock options that were scheduled to vest within 12 months immediately following the Separation of Service will vest upon the date of the Separation of Service or (ii) if the Separation of Service occurs on or after December 15 of the applicable year, then all of the restricted stock unit and stock option awards will vest in full as of the date of the Separation of Service. In the event of a Separation of Service at a time when the executive has attained the age of 55 and the sum of his or her age plus years of service equals or exceeds 70 (“Rule of 70 Retirement”), the restricted stock units and options that were scheduled to vest within 12 months immediately following the Separation of Service will vest upon the date of the Separation of Service. The executive (or his/her heir or executor/executrix, as the case may be) may exercise vested stock options at any time within one year after the date of death, disability, Retirement at age 65 Plus 5, Rule of 70 Retirement or a specified termination within 24 months of a change in control. (For other terminations, the executive may exercise vested options within 90 days of his/her termination.) The forms of award agreement for the performance share awards granted in 2019 provide that in the event that an executive’s Separation of Service occurs by reason of death or disability or an involuntary Separation of Service without cause or voluntary Separation of Service for good reason within 24 months of a change of control, then the performance share awards will accelerate at 100% of the target level on the date of the Separation of Service. In the event of a Retirement at Age 65 Plus 5, and (i) the Separation of Service occurs on or after 6 months following the grant date but before December 15 of the applicable year, the performance shares will continue to be eligible to vest in a prorated number based on actual achievement of performance metrics as if the executive had not had a Separation of Service or (ii) if the Separation of Service occurs on or after December 15 of the applicable year, then all of the performance shares will continue to vest in the number of shares set forth in the grant based on actual achievement of performance metrics as if the service had

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not terminated. In the event of a Rule of 70 Retirement on or after 6 months following the grant date, the performance shares will continue to vest in a prorated number based on actual achievement of performance metrics as if the service had not terminated. If the executive receives a notice of an involuntary Separation of Service without cause or incurs a voluntary Separation of Service for good reason, on or after 6 months following the grant date, then the performance shares will continue to vest in a prorated number based on actual achievement of performance metrics as if the service had not terminated.

For the purposes of the 2019 forms of award agreements, a Separation of Service occurs when the Company reasonably anticipates that an executive’s level of services will permanently decrease to 20 percent or less of the average level of services the executive has performed over the immediately preceding 36-month period.

Transition Policy

Under the Transition Policy, and provided that the executive’s termination of employment otherwise meets the requirements of the Transition Policy, stock options, restricted stock units, and performance shares continue to vest through the vesting period as if the executive were still employed unless there is an alternative treatment specified under the form of award agreement. Valuation in the event of a voluntary termination or early retirement is based on a Black-Scholes valuation for unvested shares and the December 31, 2019 market price of the underlying common stock for restricted stock, restricted stock units, and performance share awards. For purposes of the table above, it is assumed that the measures for the performance share awards will be achieved at the target level. As of December 31, 2019, the only individual eligible for participation in the Transition Policy is Mr. King.

Special Awards

In November 2019, in connection with his appointment to President and Chief Executive Officer, Mr. Schechter received the Sign-On Grants. The Sign-On Grants provide for full vesting in the event that Mr. Schechter’s service is terminated due to his death, his disability, or his termination without Cause or due to Good Reason, each as defined in the employment agreement between the Company and Mr. Schechter entered into on June 4, 2019. See the section “Executive Transition Arrangements” – Mr. Schechter’s Compensation Arrangements and Employment Agreement” on page 56 for a discussion of the Sign-On Grants.

In November 2019, with a focus toward retention and to help to ensure continuity of leadership during our executive transition, the Compensation Committee determined to grant a special retention restricted stock unit award with an aggregate grant-date fair value of $5,000,000 to incentivize Mr. Eisenberg to continue as Executive Vice President and Chief Financial Officer over the long-term (the “CFO RSU Award”). The CFO RSU Award provides for full vesting on the date of a Separation of Service in due to death, disability, Separation from Service for good reason or without cause. The CFO RSU Award does not provide for vesting in the event of Retirement at Age 65 Plus 5 or Rule of 70 Retirement.

In November 2019, in connection with Dr. Caveney’s appointment to the position of Executive Vice President and President of Diagnostics, and Mr. Schroeder’s appointment to the position of Executive Vice President and President of Diagnostics Laboratory Operations and Global Supply Chain, each executive received a special restricted stock unit award with an approximate value of $1,000,000 as a promotional grant (the “Promotional Grants”).

Each of the CMO RSU Award and CIO RSU Award, each as described in the section “2019 Actions” on page 45, and the Promotional Grants contain the same terms and provisions as the 2019 form award agreement for restricted stock unit awards discussed above.

Base Compensation and Annual Incentive Cash Payments

No additional base compensation amounts are payable for terminations resulting from the following events: voluntary termination by the officer without good reason, normal retirement, termination for cause, or termination due to disability or death. A prorated annual incentive cash payment may be made for each of the termination events mentioned in the tables above, except for a voluntary termination or a termination for cause. Provisions for base compensation and annual incentive cash payments in the event of an involuntary not for cause or good reason termination or a termination in connection with a change in control are detailed below.

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Amended and Restated Master Senior Executive Severance Plan and Master Senior Executive Change-in-Control Severance Plan

The Amended and Restated Severance Plan and the Change-in-Control Severance Plan provide the Company’s NEOs, other than Messrs. Schechter and King, (as well as the Company’s other executive vice presidents and senior vice presidents) with severance payments upon, respectively, a “qualifying termination” and a “qualifying termination” that occurs within three years following a change in control. A “qualifying termination” is generally defined as an involuntary termination without cause or voluntary termination with “good reason.” “Cause” means that the NEO shall have committed prior to termination of employment any of the following acts: an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with his or her duties or in the course of his or her employment with the Company; the conviction of or entering of a plea of nolo contendere to a felony; alcohol intoxication on the job or current illegal drug use; intentional wrongful damage to tangible assets of the Company; intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions covering his activities; knowing and intentional breach of any employment policy of the Company; or gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of his duties that is not corrected to the Board’s satisfaction within 30 days of notice thereof. “Good reason” means a reduction in base salary or targeted incentive cash payment as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office without consent of the employee, a material reduction in job responsibilities or transfer to another job without the consent of the employee.

For purposes of the Change-in-Control Plan, “change in control” means: (i) any person who is not presently but becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing 40 percent or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (ii) individuals who constituted the Board on February 10, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (including any such directors whose election was so approved), or whose nomination for election by the Company’s shareholders was approved by the Incumbent Board (including such directors whose election was so approved), is for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board; or (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity.

The severance payments under the Change-in-Control Plan are as follows:

	QUALIFYING TERMINATION(a)	CHANGE IN CONTROL + QUALIFYING TERMINATION WITHIN THREE YEARS

Chief Executive Officer	2x (annual salary + average MIB payments)	3x (annual salary + average MIB payments)

Executive Vice Presidents	2x (annual salary + average MIB payments)	2x (annual salary + average MIB payments)

Senior Vice Presidents	1x (annual salary + average MIB payments)	1x (annual salary + average MIB payments)

(a)	“Average MIB payments” is the average of the executive’s actual MIB payments over the prior three years.

The Change-in-Control Plan does not provide a reimbursement to participants for excise taxes on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code.

Mr. Schechter’s Severance Arrangements

Pursuant to his employment agreement, in the event that Mr. Schechter’s employment is terminated for any reason, including by the Company for Cause or by Mr. Schechter without Good Reason, Mr. Schechter will be entitled to (i) his base salary and accrued unused vacation due through the termination date; (ii) the sum of any (w) deferred compensation, (x) amounts or benefits owed under the then applicable benefit plans of the Company; (y) any amounts owed for the reimbursement of expenses properly incurred, and (z) any other benefits or amounts owed under the terms of any plan, program or arrangement of the Company in each case of (w)-(z) owed as of the termination date (collectively (i) and (ii), the “Accrued Benefits”).

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In the event that Mr. Schechter’s employment is terminated by reason of death or disability, Mr. Schechter will, in addition to the Accrued Benefits, be entitled to payment of any earned but unpaid incentive bonus for a prior completed performance period and any Partial Year Bonus (collectively with the Accrued Benefits, the “Accrued Amounts”).

In the event that Mr. Schechter’s employment is terminated by the Company without Cause or by Mr. Schechter with Good Reason, Mr. Schechter will, in addition to the Accrued Amounts, be entitled to severance benefits, subject to the execution of a severance agreement, that include (i) an amount equal to the product of two (or three if the termination occurs within 36 months following a Change in Control, as such term is defined in the 2016 Omnibus Incentive Plan), multiplied by the sum of (x) Mr. Schechter’s base salary plus (y) the amount equal to the average of his last three incentive bonuses (or, if less than three, the average of the number of incentive bonuses received), 50% of which shall be paid within 30 days following the execution of a severance agreement and 50% paid within 30 days of the one-year anniversary of the execution of a severance agreement, (ii) reimbursement for COBRA continuation coverage for up to 18 months following the termination date, and (iii) vesting of any unvested portion of the Sign-On Grants.

Mr. Schechter’s rights with respect to equity or equity-related awards (including as provided above for Sign-On Grants) shall be governed by the applicable terms of the related plan or award agreements.

For the purpose of Mr. Schechter’s employment agreement, the following definitions apply:

“Cause” means:

•	an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with Mr. Schechter’s duties or in the course of his employment with the Company;

•	conviction of or entering of a plea of nolo contendere to a felony;

•	alcohol intoxication on the job or current illegal drug use;

•	intentional wrongful damage to tangible assets of the Company;

•	intentional wrongful disclosure of material confidential information of the Company and/or material breach of the provisions of the Company’s Confidentiality/
Non-Competition/Non-Solicitation Agreement or any other noncompetition or confidentiality provisions covering the activities of Mr. Schechter;

•	knowing and intentional breach of any employment policy of the Company;

•	gross neglect or gross misconduct, disloyalty, dishonesty, or breach of trust in the performance of Mr. Schechter’s duties that is not corrected to the Board’s satisfaction within 30 days of receiving notice thereof; or

•	misconduct that causes reputational harm to the Company.

“Good Reason” means:

•	a material reduction in base salary or any reduction of the target bonus amount;

•	relocation to an office location more than 75 miles from either Mr. Schechter’s principal office location or his principal residence as of the date of notice of relocation;

•	the Board shall fail to appoint Mr. Schechter’s as Chairman of the Board on the earlier of the date on which the Board Chairman on the date hereof ceases to be the Chairman or December 31, 2020;

•	the Board shall fail to re-nominate Mr. Schechter for re-election to the Board; or

•	a material diminution in title, duties, or responsibilities, including reporting responsibilities, of Mr. Schechter’s in his capacity as an employee.

“Partial Year Bonus” means the amount payable to Mr. Schechter for the year of his termination in the event the Company performance criteria for payment of an incentive bonus are achieved as of the close of the year based on the actual performance level achieved for such year; provided, however, that if a qualifying termination occurs after a Change in Control, the performance criteria shall be deemed satisfied at the target level, and prorated to reflect the number of days of employment in such year.

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Mr. King’s Severance Arrangements

In connection with Mr. King’s retirement and to receive the benefit of his continued services after he retired as President and Chief Executive Officer, Mr. King and the Company entered into a transition agreement on August 6, 2019.

In the event that Mr. King’s employment with the Company is involuntarily terminated without cause prior to December 31, 2020, he will be entitled to receive the benefits provided under the transition agreement, including payments related to base compensation and vesting of equity awards. If Mr. King’s employment with the Company is involuntarily terminated without cause prior to December 31, 2019, he will also be entitled to annual cash incentive payments. In the event Mr. King’s employment with the Company is terminated by Mr. King or by reason of death or disability, he would or his legal representative or estate, as applicable, would be entitled to accelerated vesting of his equity awards as well as the Transition Grant, as further described in the section above entitled “Executive Transition Arrangements – Mr. King’s Transition Agreement” on page 57.

See the section “Executive Transition Arrangements – Mr. King’s Transition Agreement” on page 57 for further discussion of the transition agreement.

Health and Welfare Benefits

In the event of a qualifying termination under the Amended and Restated Severance Plan or the Change-in-Control Plan, the executive is also eligible for up to twelve months of Company-paid COBRA.

In the event a NEO dies while an active employee, his or her beneficiary will receive two times his or her base annual earnings up to a maximum of $1.5 million from the Company’s group term life plan. In addition, eligible, enrolled dependents will receive Company-paid COBRA continuation of coverage for the first six months following the executive’s death (not included in the tables above). If the executive was traveling on Company business at the time of death, the beneficiary will also receive $1 million of business travel accident insurance; this is not reflected in the tables above.

If an executive becomes disabled (i.e., he or she is not able to perform the material duties of his or her occupation solely because of disease or injury), the executive is generally eligible for a monthly benefit payable until the earlier of (a) age 65 if the period of disability starts at the age of 60 or under; or (b) if the period of disability starts at age 61 or older, the length of the maximum benefit period for disability as defined by the Disability Plan. For Messrs. Schechter and King, the monthly net benefit is a maximum of $30,000, and for the other NEOs the monthly net benefit is a maximum of $25,000.

Cash Balance Plan

Under the Cash Balance Plan, upon a termination of employment the NEOs are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

Pension Equalization Plan

PEP payments are subject to Section 409A of the Internal Revenue Code and require a six-month waiting period following separation of service before distribution of the first payment. Under the PEP, upon a termination the NEOs are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

Deferred Compensation Plan

The DCP was amended to grandfather participants prior to December 31, 2004 to remove the six-month waiting period for distributions following separation of service. Distribution elections made after December 31, 2004 require a six-month waiting period following separation of service before distribution of the first payment, as required by

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	79

EXECUTIVE COMPENSATION

Section 409A of the Internal Revenue Code. Otherwise, distribution elections include the ability to elect a single lump-sum payment or annual installment payments. Under the DCP, upon termination the NEOs are entitled to receive the same amounts set forth for each officer in the Aggregate Balance column of the Nonqualified Deferred Compensation Table above, regardless of reason for the termination.

Perquisites

All perquisites offered to the NEOs immediately terminate upon the executive’s termination for executives participating in the Amended and Restated Master Senior Executive Severance Plan or the Master Senior Executive Change-in-Control Severance Plan.

Compensation Committee Interlocks and Insider Participation

The directors who served on the Compensation Committee during fiscal year 2019 were Dr. Kong (Committee Chair), Mr. Bélingard, Mr. Mittelstaedt, Mr. Schechter, and Dr. Williams. Mr. Mittelstaedt retired from the Compensation Committee upon the expiration of his term at the 2019 Annual Meeting. Mr. Schechter resigned from the Compensation Committee when he entered into an agreement for his appointment to the position of President and Chief Executive Officer of the Company. During the 2019 fiscal year, there were no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2019. All equity compensation plans have been approved by Company shareholders.

PLAN CATEGORY	COMMON SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS A(1)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS B(2)	COMMON SHARES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A) C

Equity compensation plans approved by Company shareholders	589,611	$125.26	11,317,098	(3)

Equity compensation plans not approved by Company shareholders	-	-	-

(1)	Amounts in this column exclude purchase rights under the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan (ESPP).
(2)	Represents the weighted-average exercise price of the outstanding stock options and does not include restricted stock units or performance shares.
(3)

Includes 9,786,006 shares available for future issuance under the Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan and 1,531,092 shares available for future issuance under the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is presenting the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation.

Given the leadership changes in 2019, following SEC guidance, the Company used the annualized cash compensation plus the annual long-term incentive target value (as outlined in the employment agreement) for Mr. Schechter, the Chief Executive Officer in the position on the date the employee median was determined. For purposes of identifying our median employee, we used year-to-date taxable income to calculate a reasonable estimate of the annual total

80	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

EXECUTIVE COMPENSATION

compensation for each employee based on our internal records. The employees we used for the foregoing calculations included all our full-time, part-time, seasonal, and temporary employees as of November 1, 2019 (the “Pay Ratio Date”), other than our Chief Executive Officer. This consisted of over 63,500 employees located in 51 countries. As permitted by SEC rules, we excluded from our employee population (i) our contractors and leased employees, (ii) the approximately 2,473 employees that we gained in connection with our acquisitions of Envigo International Holdings’ nonclinical research services business and South Bend Medical Foundation, Inc., as well as nine smaller tuck-in transactions related to our LabCorp Diagnostics and Drug Development segments completed in 2019, and (iii) approximately 272 of our employees in Japan.

Mr. Schechter served as Chief Executive Officer on November 1, 2019, the determination date of the median employee. Because Mr. Schechter did not serve as the Chief Executive Officer for the entirety of fiscal 2019, we elected to annualize his base salary and annual cash incentive award for purposes of the pay ratio disclosure as if he were the Chief Executive Officer for the full fiscal year. We also elected to present Mr. Schechter’s long-term incentive grants based on the target annual value for 2020 set by the Compensation Committee in November 2019 in connection with his appointment to Chief Executive Officer, in part because that value was higher than the value of Mr. Schechter’s 2019 equity grants and we view it as more reflective of his total compensation arrangements. As a result of these adjustments and the inclusion of the “all other compensation”, for purposes of the pay ratio disclosure, Mr. Schechter’s annual total compensation of $13,138,362 for fiscal 2019 differs from the amount of $4,617,739 reported for Mr. Schechter in the fiscal 2019 Summary Compensation Table (see page 63). The 2019 annual total compensation for our median employee was $41,834. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2019 is 314 to 1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

PROPOSAL TWO – Advisory Vote to Approve Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), the Company is seeking shareholder approval, through a non-binding vote, on the Company’s executive compensation as disclosed in this Proxy Statement. Pursuant to the vote of the shareholders at the 2017 Annual Meeting of Shareholders, the Company seeks shareholder approval of the Company’s executive compensation (a “Say-on-Pay” vote) on an annual basis.

The Compensation Committee works throughout the year reviewing compensation trends, evaluating emerging best practices, engaging with shareholders, and considering changes to executive compensation that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance.

Compensation Program Overview and Evolution

LabCorp’s executive compensation program, as discussed in the “Compensation Discussion and Analysis” section on page 37 is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program avoids unnecessary risk taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

Last year, our annual advisory vote on executive compensation received support from approximately 92 percent of the shares represented at the 2019 Annual Meeting and entitled to vote. We consider this level of approval to indicate the support of the vast majority of our shareholders. We remain committed to a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders. We have a practice of regularly seeking input from our shareholders, and this input is incorporated in the Compensation Committee’s annual review of our compensation program. Specific comments we have received from investors has been reflected in the evolution of the executive compensation program and compensation best practices. Since 2011, we have made several key structural changes to emphasize long-term performance and create stronger alignment with our strategic priorities, including the adoption of our Clawback Policy.

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EXECUTIVE COMPENSATION

Pay for Performance

As described in the “Compensation Discussion and Analysis” section beginning on page 37 of this Proxy Statement, our executive compensation program is designed to reward the achievement of specific short-term and long-term operational and strategic goals. By paying for performance, we believe our compensation program aligns the interests of our executive officers with those of our shareholders. The Company believes that through an effective executive compensation program, it can be successful in attracting and retaining talented employees who will sustain the Company’s financial performance and continue creation of shareholder value.

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Focused on performance-based and variable compensation. Performance-based compensation comprises a significant part of total compensation, with the percentage of variable or at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers varies significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

In addition, certain features of the Company’s executive compensation program enhance the alignment of the interests of our executive officers and those of our shareholders, such as:

•	Robust stock ownership guidelines (6x base salary for CEO);

•	Prohibition on pledging and hedging Company stock;

•	Fully performance-based annual cash incentive program;

•	Incentive plan goals directly linked to strategic and objective financial goals;

•	Cap on annual incentive opportunities;

•	No employment agreements except in connection with the hiring of our new Chief Executive Officer;

•	Limited perquisites;

•	No tax gross-ups;
•	“Double trigger” change-in-control provisions;

•	Performance-oriented mix of long-term incentives with performance shares (60 percent of targeted grant value), non-qualified stock options (20 percent of targeted grant value) and restricted stock units (20 percent of targeted grant value) with multi-year vesting;

•	If the Company were to declare dividends, dividends would be paid on performance shares only to the extent performance targets are earned;

•	Three-year performance measurement period for performance shares; and,

•	Implementation of the Clawback Policy.

Advisory Resolution

The Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s 2020 Proxy Statement, is hereby APPROVED.”

The vote is advisory and is not binding on the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it continues to consider the Company’s executive compensation program.

The Board unanimously recommends that shareholders vote “FOR” the approval of executive compensation.

82	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL THREE – Ratification of Independent Registered Public Accounting Firm

Engagement of PricewaterhouseCoopers LLP

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to audit the accounts of the Company for the year ending December 31, 2020, and the shareholders of the Company are being asked to ratify its appointment.

In determining whether to reappoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm, the Audit Committee reviewed the performance and fees of PricewaterhouseCoopers, as well as the firm’s independence and objectivity, PricewaterhouseCoopers’ capability and expertise in handling the breadth and complexity of the Company’s operations, including the expertise and capability of the Lead Audit Partner, and historical and recent performance, including the extent and quality of PricewaterhouseCoopers’ communications with the Audit Committee. The Audit Committee also considered the fact that the firm has been engaged as the Company’s auditor consecutively since 1997, the benefits of that tenure, and the controls and processes in place that help ensure PricewaterhouseCoopers’ continued independence in light of such tenure, including the rotation in 2018 of the lead audit partner. From the results of this review, the Audit Committee has determined that retention of PricewaterhouseCoopers is in the best interest of LabCorp and its shareholders.

Shareholder ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by our By-Laws, but the Board has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2020, the Audit Committee will consider whether to retain that firm for such year. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company.

Representatives of PricewaterhouseCoopers will be present at the 2020 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

To the knowledge of management and the Audit Committee, in connection with the audit of our financial statements for the year ended December 31, 2019, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the matter in their reports. PricewaterhouseCoopers’ report on the financial statements of the Company for the year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	83

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Registered Public Accounting Firm

The Audit Committee must approve, in advance, all of PricewaterhouseCoopers’ services, whether or not related to an audit. Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2019 and 2018 are described in the table below. All the services for which fees were paid were pre-approved by the Audit Committee. The Audit Committee has considered the non-audit-related services rendered and believes that they are compatible with PricewaterhouseCoopers remaining independent.

	2019	2018

Audit Fees(1)	$ 4,802,500	$5,299,000

Audit Related Fees(2)	$ 1,024,614	$244,530

Tax Fees(3)	$ 1,024,276	$1,395,825

All Other Fees(4)	$ 2,700	$2,700

TOTAL	$ 6,854,090	$6,872,055

(1)

Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees include fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the year ended December 31, 2019 and December 31, 2018 were primarily for comfort letter procedures and other assurance services.

(3)

Tax Fees for the years ended December 31, 2019 and December 31, 2018 were related to general tax consulting, tax compliance, including expatriate tax services and preparation of tax returns, tax planning insights, and tax advice.

(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees consisted of accounting research software and other services.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2020.

84	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee, comprised entirely of non-employee directors, held eight meetings with the independent registered public accountants, engaged for the fiscal year ended December 31, 2019, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) and held eight executive sessions with PricewaterhouseCoopers, the Internal Audit Department and the independent directors during 2019. The Board considered the “independence” and “financial literacy” of each of the Audit Committee members, as such terms are defined under the Listing Standards and SEC rules and has concluded that each member of its Audit Committee is independent and financially literate in satisfaction of the current requirements of the Listing Standards and the SEC. The Board further concluded that Kerrii B. Anderson, Jeffrey A. Davis and Peter M. Neupert are each an “audit committee financial expert” as defined by SEC rules and that Ms. Anderson, Mr. Davis, and Mr. Neupert have the “accounting or related financial management expertise” required by the Listing Standards.

The Audit Committee is responsible for the appointment, compensation, and oversight of the independent registered public accountants. The Audit Committee reviewed the performance and fees of PricewaterhouseCoopers prior to recommending its appointment and met with representatives of PricewaterhouseCoopers to discuss the scope and results of the firm’s audit work, including the adequacy of internal controls and the quality of financial reporting, and the selection of the lead audit partner. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and has discussed with PricewaterhouseCoopers all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has discussed with PricewaterhouseCoopers its independence and has received its written disclosures and certification confirming its independence, as required by the applicable requirements of PCAOB regarding its communications with the Audit Committee concerning independence.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine. PricewaterhouseCoopers is responsible for auditing the Company’s financial statements. The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, but it is not responsible for conducting auditing or accounting reviews or procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the Company’s internal auditors the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2019 and discussed with management and the Company’s internal auditors the quality, not just the acceptability, of the accounting principles and policies as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements. The Audit Committee, PricewaterhouseCoopers and the Company’s internal auditors have full access to one another, including regular meetings without management present. Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	85

AUDIT COMMITTEE REPORT

As part of its duties, the Audit Committee also considers whether the provision of services other than audit services by PricewaterhouseCoopers is compatible with maintaining the accountants’ independence. The Audit Committee considered the compatibility of the non-audit-related services performed by PricewaterhouseCoopers and the related non-audit fees and determined that the registered public accounting firm’s independence has been maintained. See “Proposal Three: Ratification of Independent Registered Public Accounting Firm.”

THE AUDIT COMMITTEE

Kerrii B. Anderson, Chairperson

Jeffrey A. Davis

D. Gary Gilliland

Peter M. Neupert

R. Sanders Williams

PROPOSAL FOUR – Shareholder Proposal

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has represented that he owns 25 shares of the Company’s common stock, has notified the Company that he expects to present this proposal at the 2020 Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement are set forth below. The text of the shareholder proposal and supporting statement appears exactly as received by the Company. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The shareholder proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions.

Proposal Four: Shareholder Right to Call Special Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting (or the lowest percentage under state law). The Board of Directors would continue to have its existing power to call a special meeting.

This proposal topic, sponsored by William Steiner, won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes. This 78% support might have been even higher if more shareholders had access to independent proxy voting advice.

Any claim that a shareholder right to call a special meeting can be costly – may be moot. When shareholders have a good reason to call a special meeting – our Board of Directors should be able to take positive responding action to make a special meeting unnecessary.

Special meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. Calling a special meeting is a way to refresh the board of directors. For instance Garheng Kong was rejected by 23% shares at the 2019 annual meeting. And Dr. Kong chaired the Executive Pay Committee. The other member of the Executive Pay Committee, Jean-Luc Bélingard, was rejected by 7% of shares. Kerrii Anderson, who chaired the Audit Committee was rejected by 8% of shares. By contrast 2 other directors were rejected by less than 1% of shares.

In the year leading up to the submittal of this proposal our stock took a dive to $124 and then ended up with about a zero gain for the year.

Please vote yes:

Shareholder Right to Call Special Meeting — Proposal 4

The Board unanimously recommends that shareholders vote “AGAINST” this proposal.

This Board of Directors has evaluated this proposal and concluded it is not in the interests of LabCorp or its shareholders.

86	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

AUDIT COMMITTEE REPORT

On February 5, 2020, after careful consideration, LabCorp’s Board of Directors amended the Company’s Amended and Restated By-Laws to permit one or more stockholders who have owned at least 25 present of LabCorp’s voting stock continuously for one year, representing an aggregate of 25 percent of LabCorp’s outstanding voting stock, and meeting certain other requirements, to require that a special meeting of shareholders be called. The Board believes the 25 percent ownership threshold strikes the appropriate balance between allowing shareholders to vote on important matters that arise between annual meetings and protecting against the risk that a relatively small minority of shareholders could re-direct company resources and management attention to an agenda that could be of limited importance and interest to the rest of LabCorp’s shareholders. The 25 percent ownership threshold adopted by the Company is a common threshold among large public companies offering shareholders the right to call a special meeting and helps protect shareholder rights without the expense and risk associated with a lower special meeting threshold.

This proposal would permit holders of only ten percent of the Company’s outstanding shares to call an unlimited number of shareholder meetings, including actions that are duplicative of other recent proposals on which shareholders have voted or will vote. Enabling the holders of only ten percent of the Company’s outstanding stock to call special meetings could subject LabCorp and the Board to disruption by shareholder activists or special interest groups with self-serving agendas not in the long-term best interests of the Company and all of its shareholders.

LabCorp’s shareholders also have another right to act between meetings, as LabCorp’s By-Laws provide that shareholders can act by written consent on the same matters that could otherwise be brought at annual or special meetings. This is a corporate governance right that is not afforded to shareholders of the majority of companies that comprise the S&P 500, and reflects LabCorp’s strong commitment to shareholder participation in the Company’s affairs. These rights are in addition to the standard participation rights granted to our shareholders under the rules governing companies listed on the NYSE and incorporated under Delaware law, which require LabCorp to submit certain matters to a vote of shareholders for approval, such as amendments to the Amended and Restated Certificate of Incorporation, change of control transactions involving LabCorp, large share issuances, and the adoption of equity-based compensation plans.

The Board of Directors also believes this proposal should be viewed in the context of LabCorp’s corporate governance policies and procedures, which meet a high standard. For example, as discussed elsewhere in this proxy statement, LabCorp’s directors are elected annually with a majority voting standard in uncontested elections, the Board of Directors has consistently nominated independent directors with a strong Lead Independent Director, has instituted anti-hedging clawback and anti-pledging policies, and has a strong and active shareholder engagement program. Further, LabCorp has actively responded to shareholder feedback, including through its voluntary adoption of a shareholder proxy access right, which permits shareholders to submit their own director nominees to be included on the Company’s proxy statement. LabCorp’s By-Laws also provide currently that shareholders may submit other business to be voted upon at annual meetings, and SEC rules permit shareholders to submit proposals to be included on the Company’s proxy statement, just as this proposal was submitted for consideration. The Board of Directors believes that these and LabCorp’s other corporate governance policies and procedures provide the appropriate balance between ensuring Board accountability to shareholders and enabling the Board to oversee effectively the Company’s business and affairs for the long-term benefit of shareholders.

In light of the current shareholder right to require the calling of a special meeting and the other shareholder participation rights afforded to our shareholders, as well as the strength of our existing corporate governance policies and procedures, the Board of Directors believes this shareholder proposal is unnecessary.

After careful consideration, the Board unanimously recommends that shareholders vote “AGAINST” this proposal.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	87

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 25, 2020, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director and director nominee of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (iii) the individuals identified as the NEOs in the “Summary Compensation Table” set forth above, and (iv) all current directors and executive officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names. As of March 25, 2020, there were 97,103,326 shares of Common Stock outstanding.

BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON STOCK		PERCENT OF CLASS

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	10,891,852	(1)	11.21%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,855,703	(2)	9.1%

Adam H. Schechter	7,689		*

Kerrii B. Anderson	20,360	(5)	*

Jean-Luc Bélingard	17,282	(3)	*

Lance V. Berberian	18,904	(3,4)	*

Brian J. Caveney	5,292	(3,4)	*

Jeffrey A. Davis	-		*

Glenn A. Eisenberg	53,243	(3,4)	*

D. Gary Gilliland	5,766		*

David P. King	480,995	(3,4,5)	*

Garheng Kong	8,452		*

Peter M. Neupert	9,996		*

Richelle P. Parham	5,088		*

John D. Ratliff	120		*

Mark S. Schroeder	10,732	(3,4)	*

R. Sanders Williams	7,695	(3)	*

All Directors and Executive Officers as a group (19 persons)	678,772	(3,4,5,6)	*

*	Less than 1%
(1)

As reported on Schedule 13G/A filed with the SEC on February 12, 2020, on behalf of The Vanguard Group, Inc. (“Vanguard”). Vanguard is a registered investment advisor with beneficial ownership of the above listed shares. Vanguard has sole voting power with respect to 143,816 shares, shared voting power with respect to 32,456 shares, and shared dispositive power with respect to 169,297 shares.

88	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

(2)

As reported on Schedule 13G/A filed with the SEC on February 5, 2020, on behalf of BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act with beneficial ownership of the above listed shares. BlackRock has sole voting power with respect to 7,512,256 shares and sole dispositive power of 8,855,703 shares.

(3)

Beneficial ownership by directors, the NEOs and current executive officers of the Company includes shares of Common Stock that such individuals have the right to acquire upon the exercise of options that either are vested or that may vest within 60 days of March 25, 2020. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. King – 93,066; Mr. Bélingard – 2,600; Dr. Williams – 2,600; Mr. Eisenberg – 21,332; Mr. Berberian – 6,666; Dr. Caveney – 2,966; Mr. Schroeder – 6,366 and all directors and Executive Officers as a group – 146,528.

(4)

Includes performance shares related to the 2017 Performance Award that vested on March 30, 2020. The number of performance shares included in the table is as follows: Mr. King – 54,995; Mr. Berberian – 3,880; Dr. Caveney – 0; Mr. Eisenberg – 12,945; Mr. Schroeder – 3,880; and all Executive Officers as a group – 82,823.

(5)

Includes shares held in trusts. For Mr. King, includes 19,542 shares of Common Stock in grantor retained annuity trust for the benefit of certain of Mr. King’s family members and for which Mr. King is the annuitant. Mr. King is the trustee of the trust. For Ms. Anderson, includes 1,200 shares of Common Stock held in grantor retained annuity trust for the benefit of certain of Ms. Anderson’s family members and for which Ms. Anderson is the annuitant. Ms. Anderson is the trustee of the trust. For Mr. Ratliff, includes 120 shares of common stock held in trust.

(6)	Includes 1,010 shares of restricted stock units held by all directors and executive officers as a group.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s equity securities to file reports on ownership and changes in ownership with the SEC and the securities exchanges on which its equity securities are registered. Additionally, SEC regulations require that the Company identify in its proxy statements any persons for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it by reporting persons, all Section 16(a) filing requirements applicable to its executive officers, directors, and more than ten percent beneficial owners were timely satisfied, except for a Form 4 with respect to the award of 173 restricted stock units, by Mr. Davis on December 1, 2019, which was inadvertently filed late.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	89

OTHER MATTERS

Shareholder Proposals and Director Nominations for 2021 Annual Meeting

Shareholder Proposals

Under the rules and regulations of the SEC as currently in effect, shareholders may submit proposals to the Company for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Shareholders. For a proposal to be considered for inclusion in the proxy materials, the shareholder must satisfy the following requirements:

•	the shareholder must (i) hold continuously for at least one year prior to the date of submission of the proposal at least $2,000 in market value of the Company’s Common Stock or one percent of all Common Stock, and (ii) continue to hold the required number of shares through the date of the 2021 Annual Meeting;

•	the proposal must be submitted in writing to the attention of Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215,
and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., December 2, 2020); and

•	the proposal must include the name and address of the shareholder, the number of shares of Common Stock held of record or beneficially by the shareholder, the dates when the shares were acquired, documentary support for a claim of beneficial ownership and a statement that the shareholder intends to continue to hold the shares through the date of the 2021 Annual Meeting.

Holders of Common Stock who wish to have proposals submitted for inclusion in the Company’s proxy materials for future meetings of shareholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult the Company’s By-Laws.

Under the Company’s By-Laws, shareholders may also bring business before the 2021 Annual Meeting of Shareholders without submitting a proposal for inclusion in the Company’s proxy materials for the 2021 Annual Meeting, by providing timely notice thereof to Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. The notice must be received no earlier than the 120th day prior to the anniversary date of the 2020 Annual Meeting (i.e., January 13, 2021) and no later than the 60th day prior to the anniversary date of the 2020 Annual Meeting (i.e., March 14, 2021). Shareholders who wish to do so should consult the Company’s By-Laws for additional information about the notice requirements and procedures and related matters.

Director Nominations

Shareholders may also suggest individuals to be considered by the Board as potential nominees for election to the Board. A shareholder may submit an individual for consideration by the Board of Directors in connection with the 2021 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, North Carolina 27215. These suggestions for the 2021 Annual Meeting must be received no earlier than the 120th day prior to the anniversary date of the 2020 Annual Meeting (i.e., January 13, 2021) and no later than the 60th day prior to the anniversary date of the 2020 Annual Meeting (i.e., March 14, 2021).

Under the Company’s proxy access by-law, eligible shareholders also may submit their own nominations to the Board to be included in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders. As amended, the By-Laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and have included in the Company’s proxy materials persons for election to the Board constituting up to 20 percent of the Board, provided that

90	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement

OTHER MATTERS

the shareholder(s) and the nominee(s) satisfy certain requirements specified in the amended By-Laws. For a shareholder nominee to be included in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders under the proxy access by-law, the information required by such by-law must be received by Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215 no earlier than the close of business on the 150th day prior to the anniversary date of the distribution of this Proxy Statement (i.e., November 2, 2020) and no later than the close of business on the 120th day prior to the anniversary date of the distribution of this Proxy Statement (i.e., December 2, 2020).

The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and are included as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2020.

Householding

As permitted by the Exchange Act, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement and the 2019 Annual Report unless one or more of these shareholders provides notification of their desire to receive individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of notices, annual reports or proxy statements for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-866-540-7095 with the names in which all accounts are registered.

Beneficial shareholders, or shareholders who hold shares in “street name”, can request information about householding from their banks, brokers or other holders of record.

Additional Information

A copy of the 2019 Annual Report along with this Proxy Statement has been posted on the Internet, each of which is accessible by following the instructions in the Notice. The 2019 Annual Report is not incorporated in this Proxy Statement and is not considered proxy-soliciting materials.

The Company filed its 2019 Annual Report with the SEC on February 28, 2020. The Company will mail without charge, upon written request, a copy of the 2019 Annual Report, excluding exhibits. Please send a written request for a copy to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, or access these materials on the Investors Relations page of the Company’s website at www.labcorp.com.

By Order of the Board of Directors

Sandra D. van der Vaart

Secretary

April 1, 2020

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2020 Proxy Statement	91

Laboratory Corporation of America® Holdings

358 South Main Street

Burlington, NC 27215

LABORATORY CORPORATION OF AMERICA HOLDINGS 358 SOUTH MAIN STREET
BURLINGTON, NC 27215
VOTE BY INTERNET
Before The Meeting—Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/LH2020
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D05628-P36519
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LABORATORY CORPORATION OF AMERICA HOLDINGS
The Board of Directors recommends you vote FOR each of the Nominees listed in the following proposal:
1. Election of the members of the Company’s Board of Directors.
For Against Abstain
Nominees:
1a. Kerrii B. Anderson
1b. Jean-Luc Bélingard
1c. Jeffrey A. Davis
1d. D. Gary Gilliland, M.D., Ph.D.
1e. Garheng Kong, M.D., Ph.D.
1f. Peter M. Neupert
1g. Richelle P. Parham
1h. Adam H. Schechter
1i. R. Sanders Williams, M.D.
The Board of Directors recommends you vote FOR the following proposals:
2. To approve, by non-binding vote, executive compensation.
3. Ratification of the appointment of Price water houseCoopers LLP as Laboratory Corporation of America Holdings’ independent registered public accounting firm for 2020.
The Board of Directors recommends you vote AGAINST the following proposal:
4. Shareholder proposal seeking the power for shareholders of 10% or more of our common stock to call a special shareholder meeting.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.
Note: Please sign exactly as your name(s) appear(s) above. When signing as an executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date and promptly return the card in the envelope provided.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D05629-P36519
STOCKHOLDERS’ PROXY SOLICITED BY THE BOARD OF DIRECTORS OF LABORATORY CORPORATION OF AMERICA HOLDINGS
To: LABORATORY CORPORATION OF AMERICA HOLDINGS
I appoint Sandra D. van der Vaart and Glenn A. Eisenberg, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of Stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held online at www.virtualshareholdermeeting.com/LH2020 on Wednesday, May 13, 2020 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.
My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote “FOR” the election of all the nominees listed under Item 1, “FOR” Items 2 and 3, and “AGAINST” Item 4. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.
Please sign and date the other side of the card.
(Please fill in the appropriate boxes on the other side.)
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)